As filed with the U.S. Securities and Exchange Commission on August 26, 2026

Registration No. 333-293339

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________________

AMENDMENT NO. 4

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________________________

CALM Chain International Limited

(Exact name of registrant as specified in its charter)

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British Virgin Islands	7361	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 909 Wing On Centre,

211 Des Voeux Road Central
Sheung Wan, Hong Kong
Tel: +852 3426 2026

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_______________________________________

c/o Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________________________________

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 Tel: (212) 588-0022	David E. Danovitch, Esq. Charles E. Chambers, Jr., Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas, 19th Floor New York, NY 10020 Tel: (212) 660-3000

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Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED August 26, 2026

CALM CHAIN INTERNATIONAL LIMITED

5,000,000 Class A Ordinary Shares

This is an initial public offering of 5,000,000 Class A ordinary shares, of no par value (the “Class A Ordinary Shares”), of CALM Chain International Limited (“CALM Chain” or the “Company”), representing 24.39% of the Company’s total Class A Ordinary Shares issued and outstanding following completion of the Offering. We are offering, on a firm commitment basis, 5,000,000 Class A Ordinary Shares (the “Offering”). Following the completion of the Offering, 24.39% of the Class A Ordinary Shares issued and outstanding will be held by public shareholders, assuming the underwriter does not exercise the over-allotment option.

We expect the initial public offering price for the Offering will be between US$5.00 and US$7.00 per Class A Ordinary Share (the “Offering Price”). We plan to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “CCIL”. Prior to this Offering, there has been no public market for our Class A Ordinary Shares. This Offering is contingent on the listing of our Class A Ordinary Shares on the Nasdaq Capital Market. However, there is no assurance that such application will be approved, and if our application is not approved by the Nasdaq Capital Market, this Offering will not be completed.

CALM Chain’s issued share capital is a dual-class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Class A Ordinary Shares are the only class of Ordinary Shares being offered in this Offering. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall vote together as one class on all resolutions of the shareholders and have the same rights except each Class A Ordinary Share shall entitle its holder to one (1) vote and each Class B Ordinary Share shall entitle its holder to twenty (20) votes. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof, but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

Due to the disparate voting powers associated with our two classes of ordinary shares, following this Offering, Mr. Andrew Teh Yao, HO (our Chief Executive Officer and the Chair of the Board) will continue to retain controlling voting power in the Company based on having approximately 84.40% of the aggregate voting power of our issued and outstanding Class A and Class B Ordinary Shares, assuming that the underwriter does not exercise their over-allotment option. As a result, Mr. Andrew Teh Yao, HO can control the outcome of matters submitted to the shareholders for approval. Additionally, we will be deemed a “controlled company” within the meaning of the Nasdaq listing rules and follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. For a more detailed discussion of the risk of the Company being a controlled company, see “Risk Factors — Risks Related to our Corporate Structure — The dual-class structure of our Ordinary Shares will have the effect of concentrating voting control with our Controlling Shareholder, Mr. Andrew Teh Yao, HO, which will hold in the aggregate 84.40% of the voting power of our voting shares following the completion of this Offering, preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.” on page 42 and “Prospectus Summary — Implication of Being a Controlled Company.” on page 16 of this prospectus.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 21 to read about factors you should consider before buying our Class A Ordinary Shares.

We are an “emerging growth company” and a “foreign private issuer” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an “Emerging Growth Company” and “Implications of Our Being a Foreign Private Issuer” on page 14 and 15 for additional information.

Investors are cautioned that they are buying shares of a British Virgin Islands (“BVI”) holding company with operations conducted in Hong Kong by its subsidiary. CALM Chain is not a Chinese or Hong Kong operating company but is a holding company incorporated in the BVI. As a holding company with no material operation, CALM Chain conducts its business in Hong Kong through its wholly-owned subsidiary, TalentQuest HR Limited (“TalentQuest” or “Operating Subsidiary”), a company incorporated in Hong Kong. This is an offering of the Class A Ordinary Shares of CALM Chain, the holding company in the BVI, instead of shares of the Operating Subsidiary in Hong Kong. Investors in this Offering will not directly hold equity interests in the Operating Subsidiary. This structure involves unique risks to the investors, and the People’s Republic of China (“PRC”) regulatory authorities could disallow this structure, which would likely result in a material change in CALM Chain’s operations and/or a material change in the value of the securities CALM Chain is registering for sale, including that such event could cause the value of such securities to significantly decline or become worthless.

All of our operations are conducted by our Operating Subsidiary in Hong Kong. We and our Operating Subsidiary do not have any operation, maintain office or personnel or physical presence in Mainland China, nor currently do we have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in Mainland China. However, we and our Operating Subsidiary are subject to certain legal and operational risks associated with our Operating Subsidiary being based in Hong Kong, having all of its operations to date in Hong Kong, and having existing or potential clients that are companies based in Mainland China. Additionally, the legal and operational risks associated with operating in Mainland China may also apply to the operations of our subsidiary in Hong Kong, and we face the risks and uncertainties associated with interpretation and the application of the complex and evolving PRC laws and regulations and whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns would be applicable to CALM Chain and TalentQuest, given the substantial operations of our subsidiary in Hong Kong and the possibilities that Chinese government may exercise significant oversight over the conduct of business in Hong Kong. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard. New regulatory actions relating to data security or anti-monopoly concerns in Hong Kong may be taken in the future and there can be no assurance as to whether such regulatory actions may have a material impact on our ability to conduct business, accept foreign investments or continue to list on a U.S. or other foreign exchange. If any or all of the foregoing were to occur, it may result in a material change to our operations and and/or significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or become worthless. Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, or in the event that we or our subsidiary were to become subject to the PRC laws and regulations, these risks could result in material costs to ensure compliance, fines, material changes in our operations and/or the value of the securities we are registering for sale, and/or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which We Operate — All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may intervene or influence our operations at any time, which could result in a material change in the operations of our Operating Subsidiary and/or the value of CALM Chain’s Class A Ordinary Shares. Our subsidiary in Hong Kong may be subject to laws and regulations of Mainland China, which may impact our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain”; and “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which we Operate — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless”.

We are aware that, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Prospectus Summary — Regulatory Development in the PRC” beginning on page 11. On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in Mainland China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a Mainland China domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to the CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. On December 28, 2021, the Cyberspace Administration of China (the “CAC”) jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) provide that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security (together with the operators of critical information infrastructure, the “Operators”), shall conduct a cybersecurity review and that any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Administrative Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies. The Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited combined financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

As advised by our PRC Counsel, China Commercial Law Firm, as of the date of this prospectus: (i) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor is it controlled by any Mainland Chinese company or individual directly or indirectly; (ii) we and our subsidiary do not have any operations or physical presence in Mainland China; (iii) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in Mainland China; (iv) we are headquartered in Hong Kong with our officers and all members of the board of directors based in Hong Kong and all of our revenues and profits are generated by our subsidiary in Hong Kong and we and our subsidiary have not generated revenues or profits from Mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in ours audited combined financial statements for the same period; (v) although our Hong Kong Operating Subsidiary may collect and store certain data (including certain personal information) from our clients, some of whom may be individuals in Mainland China, in connection with our business and operations for “Know Your Customers” purposes (to combat money laundering), we and our subsidiary will not be deemed to be an “Operator” or a “data processor” that are required to file for cybersecurity review by the CAC before listing in the United States, given that: (a) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored the personal information of less than one thousand individuals in Mainland China and we have acquired the clients’ separate consents for collecting and storing of their personal information and data; (b) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (c) data processed in our business should not have a bearing on national security nor affect or may affect national security; (d) all of the data our Operating Subsidiary have collected is stored in servers located in Hong Kong; and (e) as of the date of this prospectus, neither of our Operating Subsidiary has been informed by any PRC governmental authority of being classified as an “Operator” or a “data processor” that is subject to CAC cybersecurity review or a CSRC review; and (v) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the PRC, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). On the basis of the above, as advised by China Commercial Law Firm, neither we nor our subsidiary are subject to Trial Administrative Measures, and neither we nor our subsidiary are currently required to obtain any permission or approval from the PRC authorities, including the CSRC and CAC, to operate our business and offer the securities being registered to foreign investors, and therefore, no application to obtain permission or approval from the PRC authorities is required and no permissions or approvals have been denied as of the date of this prospectus.

However, as further advised by our PRC Counsel, China Commercial Law Firm, since these laws, regulations and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Operating Subsidiary’s daily business operation and the listing of our Class A Ordinary Shares on the United States or other foreign exchanges.

Furthermore, as the Trial Administrative Measures was newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If Trial Administrative Measures become applicable to us or our Operating Subsidiary that are require us and/or our Operating Subsidiary to go through the filing procedures under the Trial Administrative Measures, or if we or our Operating Subsidiary is subject to cybersecurity review, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to our Operating Subsidiary in Hong Kong, the business operation of our Operating Subsidiary and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC or the CSRC review in the future. If the applicable laws, regulations, or interpretations change and we and our Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that we and our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange in the United States, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which we Operate — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” on page 26.

Our Class A Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines that it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the United States Securities and Exchange Commission (“SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in Mainland China and Hong Kong.

Our auditor, SRCO Professional Corporation Chartered Professional Accountants, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is headquartered in East Amherst, New York, and has been inspected by the PCAOB on a regular basis with the last inspection in December 2024. Our auditor is not affected by and not subject to the determinations announced by the PCAOB on December 16, 2021.On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol (“SOP”) with the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in China and Hong Kong, jointly agreeing on the need for a framework. On

December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary.

However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in Mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCAA and/or AHFCAA. These recent developments could also add uncertainties to this Offering, and we cannot assure you that the Nasdaq Capital Market or regulatory authorities would not apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Related to Our Class A Ordinary Shares and This Offering — Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 45.

CALM Chain is a holding company incorporated in the BVI, and relies on dividends and other distributions on equity paid by its subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to CALM Chain.

CALM Chain is a BVI company, and its Operating Subsidiary, TalentQuest is a Hong Kong company. There are no restrictions or limitations on the ability to distribute earnings from the Operating Subsidiary to CALM Chain and its shareholders and the U.S. investors, provided that the entity remains solvent after such distribution. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between CALM Chain and its subsidiary, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiary to CALM Chain and U.S. investors and amounts owed. Since the only transfer of cash among and CALM Chain and TalentQuest were in the form of dividends and there are no limitations on the abilities of CALM Chain to transfer cash to or from its subsidiary or to investors under Hong Kong law, CALM Chain has not established cash management policies that dictate how funds are transferred. However, in the future, funds or assets may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash or assets. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless. See “Risk Factors — Risks Related to Our Corporate Structure — We rely on dividends and other distributions of equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds or assets may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary’s ability by the PRC government to transfer cash or assets. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.” on page 41 and our consolidated financial statements and related notes included elsewhere in this prospectus.

Before the incorporation of CALM Chain, on May 31, 2025, the Operating Subsidiary, TalentQuest HR Limited declared a dividend of HK$48,000 per share (equivalent to US$6,122 per share) with respect to the 100 issued shares of TalentQuest HR Limited or HK$4,800,000 (equivalent to US$612,175) to the then sole shareholder of TalentQuest HR Limited. On May 31, 2025, TalentQuest HR Limited settled the dividend payable to the then sole shareholder of TalentQuest HR Limited of HK$4,800,000 (equivalent to US$612,175) by way of offsetting the amount due from a director, who was the same ultimate shareholder of TalentQuest HR Limited. On July 17, 2026, CALM Chain declared a dividend of HK$3,300,000 (equivalent to approximately US$422,400) with respect to the 18,000,000 Ordinary Shares (15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares) issued and outstanding of the Company to all shareholders of record as of July 17, 2026, at HK$0.18 per Ordinary Share (equivalent to US$0.02 per Ordinary Share), and the dividend payable was settled on July 20, 2026.

Save as previously disclosed, as of the date of the prospectus, and for the six months ended November 30, 2025 and the years ended May 31, 2025 and 2024, neither CALM Chain nor its subsidiary have declared or made any dividend or contribution to their respective shareholders. For further details, please see our consolidated financial statements and related notes included elsewhere in this prospectus.

We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share		Total(4)
Offering price(1)	US$	6.00	US$	30,000,000
Underwriting discount(2)	US$	0.42	US$	2,100,000
Proceeds to the Company before expenses(3)	US$	5.58	US$	27,900,000

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(1)      Offering price per share is assumed to be US$6.00, being the mid-point of the range set forth on the cover page of this prospectus.

(2)      We have agreed to pay the representative of the underwriters (the “Representative”) a discount equal to 7% of the gross proceeds of the Offering. For a description of the other compensation to be received by the Representative, see “Underwriting” beginning on page 125.

(3)      Excludes fees and expenses payable to the underwriter. For the total Representative’s expenses related to this Offering, see “Underwriting” beginning on page 125.

(4)      Assumes that the underwriter does not exercise any portion of their over-allotment option.

This Offering is being conducted on a firm commitment basis. The underwriter is obligated to take and pay for all of the shares offered by the Company if any such shares are not taken. We have granted the underwriter an option, exercisable one or more times in whole or in part, to purchase up to 750,000 additional Class A Ordinary Shares from us at the offering price, less underwriting discounts, within 45 days after the closing of this Offering to cover over-allotments, if any. If the underwriter exercises the option in full, assuming the offering price per share is US$6.00 (being the mid-point of the range set forth on the cover page of this prospectus), the total underwriting discounts payable by us will be US$2,415,000 and the total proceeds to us, before expenses, will be US$32,085,000.

We expect our total cash expenses for this Offering to be approximately US$2,095,429, including expenses payable to the underwriter for their reasonable out-of-pocket expenses and non-accountable expense allowance, exclusive of the above discounts.

If we complete this Offering, net proceeds will be delivered to us on the closing date.

The underwriter expects to deliver the Class A Ordinary Shares against payment as set forth under “Underwriting” on or about            , 2026.

Pacific Century Securities, LLC

The date of this prospectus is            , 2026

We and the underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

We and the underwriter are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Class A Ordinary Shares is made to the public in the BVI. You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the U.S. Securities and Exchange Commission (“SEC”) and incorporated into this prospectus. The information in this registration statement is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in the proposed Offering, and only the prospectus dated hereof, is authorized by us to be used in connection with the proposed Offering. Our business, financial condition, results of operations, and prospects may have changed since that date.

Neither we nor the underwriter have taken any action to permit a public offering of the Class A Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus or any filed free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the Offering of the Class A Ordinary Shares and the distribution of this prospectus or any filed free-writing prospectus outside the United States.

Through and including ________, 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

i

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Class A Ordinary Shares. You should carefully consider, among other things, our combined financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Commonly Used Defined Terms

Except where the context otherwise requires and for purposes of this prospectus only, references to:

•        “Amended and Restated Memorandum and Articles of Association” are to the amended and restated memorandum and articles of association of the Company as adopted by resolutions of director dated July 4, 2025 and filed with the Registry of Corporate Affairs of the BVI on July 9, 2025;

•        “BCA” are to the BVI Business Companies Act (Revised) of the BVI, as amended, supplemented or otherwise modified from time to time;

•        “BVI” are to the British Virgin Islands;

•        “CAGR” are to compounded annual growth rate, the year-on-year growth rate over a specific period of time;

•        “CALM Chain” or the “Company” are to CALM Chain International Limited, a BVI business company with limited liability incorporated under the laws of BVI, and the holding company of our business;

•        “China” or the “PRC” are to the People’s Republic of China, including Hong Kong, the Macau Special Administrative Region of the People’s Republic of China for the purposes of this prospectus only;

•        “Class A Ordinary Shares” are to the class A ordinary shares of CALM Chain, of no par value;

•        “Class B Ordinary Shares” are to the class B ordinary shares of CALM Chain, of no par value;

•        “Controlling Shareholder” are to Mr. Andrew Teh Yao, HO, a citizen of the United Kingdom;

•        “Exchange Act” are to the Securities Exchange Act of 1934;

•        “HKD”, “HK$”, “HK dollar(s)” or “Hong Kong dollar(s)” are to the legal currency of Hong Kong;

•        “Hong Kong” are to the Hong Kong Special Administrative Region of the PRC;

•        “Mainland China” are to the mainland of China; excluding Taiwan, Hong Kong and the Macau Special Administrative Region of the PRC for the purposes of this prospectus only;

•        “Operating Subsidiary” or “TalentQuest” are to TalentQuest HR Limited, a company with limited liability incorporated under the laws of Hong Kong, and the direct wholly-owned subsidiary of CALM Chain;

•        “Ordinary Shares” are to Class A and Class B Ordinary Shares;

•        “SEC” are to the U.S. Securities and Exchange Commission;

•        “US$”, “$”, “dollar(s)” or “U.S. dollar(s)” are to the legal currency of the United States;

•        “U.S. GAAP” are to generally accepted accounting principles in the United States; and

•        “we”, “us”, “our”, “the Company” and “CALM Chain” are to CALM Chain International Limited, the BVI holding company that will issue the Class A Ordinary Shares being offered, and its subsidiary.

Exchange Rate Information

CALM Chain is a holding company that does not have any material operations of its own, with its operations conducted in Hong Kong through its Operating Subsidiary, TalentQuest, using Hong Kong dollars. The reporting currency of TalentQuest is Hong Kong dollars. This prospectus contains translations of certain foreign currency amounts into

U.S. dollars for the convenience of the reader. The assets and liabilities are translated into U.S. dollars from Hong Kong dollars at exchange rate at the six months ended November 30, 2025 and 2024 and the years ended May 31, 2025 and 2024. Its revenues and expenses are translated at the average exchange rate during the six months ended November 30, 2025 and 2024 and the years ended May 31, 2025 and 2024. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The period/year-end and period/year-average exchange rates for the six months ended November 30, 2025 and 2024 and the years ended May 31, 2025 and 2024 are as follows:

	November 30,
	2025		2024
	Period-end	Period-average	Period-end	Period-average
U.S. dollars: Hong Kong dollars	7.7848	7.8106	7.7805	7.7928
	May 31,
	2025		2024
	Year-end	Year-average	Year-end	Year-average
U.S. dollars: Hong Kong dollars	7.8409	7.7863	7.8199	7.8207

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

This prospectus contains information derived from various public sources and certain information from an industry report prepared by us, to provide information regarding our industry and market position. Industry data, projections, and estimates are subject to inherent uncertainty as they necessarily require certain assumptions and judgments. If any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. While we generally believe the information contained in such report to be accurate and reliable, we have not independently verified the accuracy or completeness of the data contained in these industry publications and reports.

Overview

Headquartered in Hong Kong, we are a holding company incorporated in the British Virgin Islands, and all of our business are carried out by our wholly-owned Operating Subsidiary in Hong Kong, TalentQuest.

TalentQuest is an award-winning human resources solutions service provider which provides: (a) Employer of Record (“EoR”) and human resources outsourcing services; (b) executive search services; and (c) human resources research services. Since the commencement of TalentQuest’s human resources solution business in 2012, it has been an active player in the human resource solution market in Hong Kong, serving clients and industry from a wide spectrum, including: (a) multinational companies and governmental organizations that outsource their human resources functions; (b) multinational companies, financial institutions, construction companies, fintech companies and other SMEs that engage our Operating Subsidiary searching for suitable and qualified executives or staff placements; and (c) companies that consult us in human resources perspective for their future expansion regionally and worldwide.

For our EoR and human resources outsourcing services, our Operating Subsidiary formally acts as the employer of record of a workforce on behalf of our client. Upon receiving the EoR search mandate and job description from our client, the Operating Subsidiary pools, screens, shortlists and presents suitable candidates to our clients, as per their candidate requirement and instruction, for the client’s interview and selection. Once our client is satisfied with the candidate and decided to hire such candidate, the Operating Subsidiary will enter into employment contract with selected candidate as the Operating Subsidiary’s employee and assign the employee to the client company. The Operating Subsidiary, as the EoR, assumes responsibility for legal and administrative employment tasks, such as payroll, Mandatory Provident Fund (“MPF”), benefits, and compliance with labor laws, as the assigned employee’s employer. While the Operating Subsidiary as the EoR handles these compliance formalities, the client company oversees the daily activities and work of the assigned employees. The Operating Subsidiary, after the EoR employee is assigned client’s work place, will also consistently work with the client to receive feedback, monitor and review the performance of the assigned employees.

For our executive search service, our Operating Subsidiary only provides searches services on contingency search basis. Our Operating Subsidiary searches and identifies candidates which fit with our clients’ needs, conducts screening interviews and background checks, coordinates interviews between candidates and clients, helps negotiate offer terms as well as provides support in the onboarding process. Clients who engage us for executive search service span from a variety of industries, ranging from financial institutions, construction companies, IT digital blockchain companies and to Small and Medium-sized Enterprises (“SME”). During the year ended May 31, 2025, the Operating Subsidiary had been engaged by its clients to perform more than 400 searches. Under the contingency search model, the Operating Subsidiary is only compensated upon placing a recommended candidate to the clients. The Operating Subsidiary charges the employer (our client) a certain percentage of the first year base salary of the position being filled.

For human resources research service, the Operating Subsidiary conducts research for clients who mostly would like to expand into other jurisdictions and provide advice on the workforce environment, including the employment distribution and foreign workforce, the statutory requirements on wage, benefits and insurance, employment visa application and procedures and any other items as requested by our clients. Clients who engage us for research services are mostly public companies or companies with mergers and acquisitions plan. We charge a fixed service fee depending on the number of reports requested.

Our Operating Subsidiary has been accredited by the HR Vendors of the Year: Gold Award in year 2016, 2017, 2018, by Human Resources Online.

The table below sets out our revenue by service categories for the six months ended November 30, 2025 and 2024 and the years ended May 31, 2025 and May 31, 2024.

	For the six months ended November 30,
	2025	2024
EoR and human resources outsourcing services	$2,489,633	$3,088,531
Executive search services	146,500	451,278
Human resources research services	546,053	198,953
Total revenue	$3,182,186	$3,738,762
	For the years ended May 31,
	2025	2024
EoR and Human Resources Outsourcing Services	$6,151,243	$4,675,423
Executive Search Services	712,452	796,858
Human Resources Research Services	1,123,827	30,688
Total revenue	$7,987,522	$5,502,969

Our total revenue decreased by $556,576 or 14.9%, from $3,738,762 for the six months ended November 30, 2024 to $3,182,186 for the six months ended November 30, 2025. Such decrease was mainly due to (i) the decrease in revenue from the provision of EoR and human resources outsourcing services by $598,898 or 19.4%, from $3,088,531 for the six months ended November 30, 2024 to $2,489,633 for the six months ended November 30, 2025, mainly as a result of the decrease in our services requested by our largest customer, a Hong Kong branch of a multinational bank, during the six months ended November 30, 2025; and (ii) the decrease in revenue from the provision of executive search services by $304,778 or 67.5%, from $451,278 for the six months ended November 30, 2024 to $146,500 for the six months ended November 30, 2025, which was mainly attributable to the decrease in market demand for executive search services leading to the decrease in number of executive search services we performed for our customers during the six months ended November 30, 2025, as compared to the six months ended November 30, 2024, which was partially offset by the increase in revenue from the provision of human resources research services by $347,100 or 174.5%, from $198,953 for the six months ended November 30, 2024 to $546,053 for the six months ended November 30, 2025, mainly as a result of the increase in number of human resources research services we performed for our customers during the six months ended November 30, 2025, as compared to the six months ended November 30, 2024. We reported net income of $335,138 and $265,498 for the six months ended November 30, 2025 and 2024, respectively.

Our total revenue for the year ended May 31, 2025 was $7,987,522, which has increased by $2,484,553 or 45.1%, from $5,502,969 for the year ended May 31, 2024. Such increase was mainly due to (i) the increase in service fee from the provision of employee assigning and human resources outsourcing service by $1,475,820 or 31.6%, from $4,675,423 for the year ended May 31, 2024 to US$6,151,243 for the year ended May 31, 2025 mainly from our largest client; and (ii) the increase in revenue from the provision of human resources research services by $1,093,139, or 3,562.1%, from $30,688 for the year ended May 31, 2024 to $1,123,827 for the year ended May 31, 2025, mainly due to an increase in demand of human resources research during the year ended May 31, 2025, as compared to the year ended May 31, 2024. We reported net income of $1,007,311 for the year ended May 31, 2025 and net loss of $317,771 for the year ended May 31, 2024.

Since the commencement of our business, TalentQuest has been an active player in the human resource market in Hong Kong, serving clients from a wide spectrum, including multinational companies and governmental organizations, regional branch offices in Hong Kong, financial institutions, construction companies, fintech companies and other SMEs, and listed or to be listed companies.

The sales and marketing function of TalentQuest is primarily performed by our management team who are responsible for maintaining relationships with existing clients, exploring new clients, and attracting and attaining top talent through strategic sourcing and candidate engagement. TalentQuest also maintains an active corporate website for job postings and manage a comprehensive skills database to ensure precise matching with job openings and contract assignments.

According to the Report on 2023 Manpower Projection by the Labour and Welfare Bureau of the HKSAR Government (“2023 Projection Report”), which is the latest available projection report published in November 2024, the projected manpower requirements in 2028 for sector and occupation groups that our employee assigning and executive search services focus on, namely managers, supervisors and professionals of financial services under the classification of the 2023 Projection Report, is expected to grow from 229,400 in 2023 to 254,500 in 2028, representing a CAGR of 2.1%. The overall manpower requirements for managers, supervisors and professionals is expected to grow from 1,579,100 in 2023 to 1,709,600 in 2028, representing an overall CAGR of 1.6%.

Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

•        We maintain trusted partnerships with our clients

•        We have an extensive and high-quality talent network and candidate database.

•        We have an experienced and strong management team with proven track record

Growth Strategies

Our business model and competitive strengths provide us with multiple avenues for growth. We intend to execute the following key strategies:

•        Expanding our clientele by progressively entering the Asia Pacific market

•        Streamlining administrative tasks and candidate search with the support of artificial intelligence technology.

•        Providing AI usage training to our candidates and staff of our client company

•        Pursuing strategic alliances and select acquisition opportunities

Corporate History and Structure

CALM Chain International Limited is a holding company with no operations of its own. We conduct our business in Hong Kong through TalentQuest, our Operating Subsidiary in Hong Kong. The Class A Ordinary Shares offered in this prospectus are those of CALM Chain International Limited.

CALM Chain International Limited, was incorporated as a business company with limited liability on June 10, 2025 in the BVI. It is a holding company and is not actively engaging in any business.

A reorganization of the legal structure of the Company (the “Reorganization”) was completed in January 2026. Prior to the Reorganization, TalentQuest was wholly owned and controlled by Harvest Globe Investment Limited which was wholly owned and controlled by Mr. Andrew Teh Yao, HO.

Pursuant to the Reorganization to rationalize the structure of the CALM Chain and its subsidiary in preparation for the listing of the shares, CALM Chain became the holding company of TalentQuest. To prepare for this offering, the Company underwent the reorganization with the following steps:

CALM Chain was incorporated under the laws of the British Virgin Islands on June 10, 2025 as a limited liability company. The authorized share capital of CALM Chain International Limited was 7,000,000 ordinary shares of no par value divided into (i) 5,000,000 Class A Ordinary Shares of no par value; and (ii) 2,000,000 Class B Ordinary Shares of no par value. Upon incorporation, CALM Chain International Limited had 1 Class B Ordinary Share in issue and held by Mr. Andrew Teh Yao, HO at a consideration of US$1.00. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares will be entitled to one (1) vote per Class A Ordinary Share, while holders of Class B Ordinary Shares will be entitled to twenty (20) votes per Class B Ordinary Share.

On June 23, 2025, Harvest Globe Investment Limited, which was wholly owned and controlled by Mr. Andrew Teh Yao, HO, transferred all of its ordinary shares in TalentQuest to the CALM Chain. Consequently, CALM Chain became the holding company of TalentQuest HR Limited on the same date.

Following the Reorganization, CALM Chain owned 100% of TalentQuest and CALM Chain was owned 100% by Mr. Andrew Teh Yao, HO, which was the same ultimate controlling shareholder of TalentQuest prior to the Reorganization.

CALM Chain adopted by resolutions of director on July 4, 2025, and filed on July 9, 2025, the Amended and Restated Memorandum and Articles of Association to effectuate an increase in the maximum number of authorized ordinary shares from 7,000,000 Ordinary Shares divided into 5,000,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares to 500,000,000 Ordinary Shares divided into 450,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares, with 1 Class B Ordinary Share issued and outstanding issued to Mr. Andrew Teh Yao, HO. Immediately after the increase in the maximum number of authorized ordinary shares of the Company on July 10, 2025, the Company issued and allotted an aggregate of 9,000,000 Class A Ordinary Shares at a consideration of US$0.9 and 8,999,999 Class B Ordinary Shares at a consideration of US$0.9 to Mr. Andrew Teh Yao, HO (the “Share Restructuring”). As a result, 9,000,000 Class A Ordinary Shares and 9,000,000 Class B Ordinary Shares issued and outstanding were issued to Mr. Andrew Teh Yao, HO post-Share Restructuring.

On July 4, 2025, the board of directors also resolved to transfer an aggregate of 6,000,000 Class A Ordinary Shares from Mr. Andrew Teh Yao, HO to eight investors, Keen Link Group Limited, Nice Honour International Investment Limited, Good Equity Limited, Lam MAK, Oasis Dragon Holdings Limited, Prime Kingdom Development Limited, MT Shell Limited, Skyline Crest Holdings Limited, where each investor received 750,000 Class A Ordinary Shares, respectively.

On January 28, 2026, Mr. Andrew Teh Yao, HO elected to convert an aggregate of 6,500,000 Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis. Upon such conversion, 6,500,000 Class B Ordinary Shares held by Mr. Andrew Teh Yao, HO were re-designated as 6,500,000 Class A Ordinary Shares on the same day. Subsequently, as of the date of this prospectus, 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares are issued and outstanding, of which 9,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares are held by Mr. Andrew Teh Yao, HO, and each of the eight shareholders, Keen Link Group Limited, Nice Honour International Investment Limited, Good Equity Limited, Lam MAK, Oasis Dragon Holdings Limited, Prime Kingdom Development Limited, MT Shell Limited, Skyline Crest Holdings Limited, holds 750,000 Class A Ordinary Shares, respectively.

All references to Class A and Class B Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the Share Restructuring, as if these events had occurred at the beginning of the earliest period presented.

Corporate Structure

The following diagram illustrates our corporate structure, including our subsidiary and combined affiliated entities, as of the date of this prospectus and after giving effect to the Offering (assuming no exercise of the over-allotment option by the underwriter):

____________

(1)      As of the date of the prospectus, there are eight (8) existing shareholders of record other than Mr. Andrew Teh Yao, HO, who own, in the aggregate, 6,000,000 Class A Ordinary Shares.

CALM Chain is a holding company incorporated in the British Virgin Islands. As a holding company with no material operations, CALM Chain conducts all its operations through its operating entity, TalentQuest. TalentQuest was incorporated under the laws of Hong Kong on December 12, 2007. TalentQuest is an award-winning human resources solutions service provider based in Hong Kong. TalentQuest is wholly owned by CALM Chain.

Investors in our Class A Ordinary Shares should be aware that they will not and may never directly hold equity interests in the Operating Subsidiary, but rather purchase equity solely of CALM Chain, the BVI holding company.

Transfers of Cash to and from our Subsidiary

CALM Chain is a holding company with no operations of its own. It conducts its operation in Hong Kong through its Hong Kong subsidiary, TalentQuest. CALM Chain relies on dividends or payments to be paid by its Hong Kong subsidiary (i.e. TalentQuest), to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses.

CALM Chain is permitted under the laws of BVI to provide funding to its subsidiary in Hong Kong through loans and/or capital contributions without restrictions on the amount of the funds. TalentQuest is also permitted under the laws of Hong Kong to provide funding to CALM Chain, through dividend distributions or payments, without restrictions on the amount of the funds. There are no restrictions or limitation on our ability to distribute earnings by dividends from our subsidiary to CALM Chain, our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BCA and our Amended and Restated Memorandum and Articles of Association, our board of directors may, by resolution of directors, authorize and declare a dividend to shareholders at such time and in such amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and CALM Chain will be able to pay our debts as they become due. According to the Companies Ordinance of Hong Kong (Chapter 622 of the Laws of Hong Kong), a Hong Kong company may only make a distribution out of profits available for distribution. We have not adopted and do not maintain any cash management policies and procedures as of the date of this prospectus. There is no further BVI or Hong Kong statutory restriction on the amount of funds which may be distributed by us by dividend. Under the current practice of the Inland Revenue Department of Hong Kong, no withholding tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiary to us.

CALM Chain is a BVI company, and TalentQuest is a Hong Kong company. There are no restrictions on foreign exchange and there are no limitations on the abilities of CALM Chain to transfer cash to or from TalentQuest, or to investors under Hong Kong law. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between CALM Chain and its subsidiary, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiary to CALM Chain and U.S. investors and amounts owed. Since the only transfer of cash among CALM Chain and TalentQuest were in the form of dividends and there are no limitations on the abilities of CALM Chain to transfer cash to or from its subsidiary or to investors under Hong Kong law, CALM Chain has not established cash management policies that dictate how funds are transferred. However, in the future, funds or assets may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash or assets. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless. See “Risk Factors — Risks Related to Our Corporate Structure — We rely on dividends and other distributions of equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds or assets may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary’s ability by the PRC government to transfer cash or assets. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.” on page 41 and our consolidated financial statements and related notes included elsewhere in this prospectus.

Before the incorporation of the Company, on May 31, 2025, our Operating Subsidiary, TalentQuest HR Limited declared a dividend of HK$48,000 per share (equivalent to US$6,122 per share) with respect to the 100 issued shares of TalentQuest HR Limited or HK$4,800,000 (equivalent to US$612,175) to the then sole shareholder of TalentQuest HR Limited. On May 31, 2025, TalentQuest HR Limited settled the dividend payable to the then sole shareholder of TalentQuest HR Limited of HK$4,800,000 (equivalent to US$612,175) by way of offsetting the amount due from a director, who was the same ultimate shareholder of TalentQuest HR Limited. On July 17, 2026, CALM Chain declared a dividend of HK$3,300,000 (equivalent to approximately US$422,400) with respect to the 18,000,000 Ordinary Shares (15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares) issued and outstanding of the Company to all shareholders of record as of July 17, 2026, at HK$0.18 per Ordinary Share (equivalent to US$0.02 per Ordinary Share), and the dividend payable was settled on July 20, 2026.

Save as previously disclosed, as of the date of the prospectus, and for the six months ended November 30, 2025 and the years ended May 31, 2025 and 2024, neither CALM Chain nor its subsidiary have declared or made any dividend or contribution to their respective shareholders. For further details, please see our consolidated financial statements and related notes included elsewhere in this prospectus.

We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Risk Factors Summary

We face risks and uncertainties relating to our business and operation, including, but not limited to the following:

Risks Relating to Doing Business in Hong Kong

•        All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may intervene or influence our operations at any time, which could result in a material change in the operations of our Operating Subsidiary and/or the value of CALM Chain’s Class A Ordinary Shares. Our subsidiary in Hong Kong may be subject to laws and regulations of Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of the laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain. See “Risk Factor — Risks Relating to Doing Business in Hong Kong — All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may intervene or influence our operations at any time, which could result in a material change in the operations of our Operating Subsidiary and/or the value of CALM Chain’s Class A Ordinary Shares. Our subsidiary in Hong Kong may be subject to laws and regulations of Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of the laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain.” on page 21, and “— Risks Relating to Doing Business in Hong Kong — The enforcement of laws and rules and regulations in PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiary’s operations and/or the value of the securities we are offering.” on page 27, for further details.

•        There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We and our Operating Subsidiary may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. See “Risk Factor — Risks Relating to Doing Business in Hong Kong — There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We and our Operating Subsidiary may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” on page 22 for further details.

•        If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. See “Risk Factor — Risks Relating to Doing Business in Hong Kong — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” on page 26 for further details.

•        The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiary, which represent substantially all of our business. See “Risk Factor — Risks Relating to Doing Business in Hong Kong —The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiary, which represent substantially all of our business.” on page 27, and “— Risks Relating to Doing Business in Hong Kong — There are political risks associated with conducting business in Hong Kong.” on page 28 for further details.

Risks Relating to our Business and Operation

•        Our financial performance and revenue can vary subject to the hiring needs of our clients from time to time, and are dependent on our ability to continually secure demand for our services.

•        We depend on attracting, integrating, managing, and retaining qualified personnel internally.

•        We depend on our ability to search, screen, and recruiter qualified assignment workers.

•        If we are unable to prevent our consultants from taking our clients or our consultants with them to a competitor our business, financial condition and results of operations could suffer.

•        We may not be able to completely match the quality of candidates and assigned employee with the requirements of our clients which may negatively affect demand for our services.

•        We substantially and significantly rely on a limited number of key clients for our business, in particular, we rely on one key customer for a substantial percentage of our revenue. Therefore, not only we are subject to significant client concentration risk, the loss of our largest customer or the significant reduction of business or growth of business from our largest customer could significantly and materially adversely affect our business, financial condition and results of operations.

•        Any negative publicity, allegations, complaints or claims made against us or our Operating Subsidiary may adversely affect our reputation, business, financial position, results of operations and price of our Class A Ordinary Shares.

•        We rely heavily on information management systems, and our business is subject to various cyber-security risks and other operational risks, such as the failure or malfunction of our information technology infrastructure and the interruptions or loss of key client data, which may cause disruptions to our business operation and tarnish our reputation.

•        Failure to comply with data privacy, data protection, or any other laws and regulations related to data privacy and security, or the failure to protect client data or prevent breaches of our information systems, could expose us and the Operating Subsidiary to liability or reputational damage and materially and adversely affect our business, financial condition, and results of operations.

•        We are in the business of providing employees to clients, there is a risk that we will be sued and/or held liable for claims resulting from actions by or against our employees placed to our clients.

•        Our insurance coverage may not be sufficient to cover all losses or potential claims from our clients which losses could affect our business, financial condition and results of operations.

•        We assume the obligation to make wage and pension payments for the personnel we placed to our clients, and, as a result, are exposed to client credit risks.

•        Our revenue can vary because our customers can terminate their relationship with us at any time with limited or no penalty.

•        If we are unable to retain a broad group of existing customers, lose one or more significant customers, or fail to attract new customers, our results of operations could suffer.

•        We depend on our senior management team and the loss of one or more key employees or an inability to attract and retain highly skilled employees could adversely affect our business.

•        Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

•        We face aggressive competition and if we are unable to compete effectively, it would have a material adverse affect on our business, financial condition and results of operations.

•        We may not be able to implement our business strategies and future plans successfully.

•        We may undertake acquisitions, investments, joint ventures, or other strategic alliances, which could present unforeseen integration difficulties or costs and may not enhance our business as we expect.

•        Any significant or prolonged economic downturn could result in clients using fewer EoR employees demand and executive search mandates and the other services that we offer, terminating their relationship with us, or becoming unable to pay for services on a timely basis or at all.

•        Our operations are concentrated in Hong Kong. Our business performance is highly influenced by the macroeconomic, political, regulatory, social and other conditions in Hong Kong, China, and globally, all of which are beyond our control. Unfavorable market and economic conditions and the material deterioration of the political and regulatory environment in Hong Kong, Mainland China, and elsewhere in the world could materially and adversely affect our business, financial condition, prospects, and results of operations.

•        We may incur losses or experience disruption of our operations as a result of unforeseen or catastrophic events, including pandemics, terrorist attacks, or natural disasters.

For a detailed description of the risks above, please refer to pages 29 to 41.

Risks Relating to Our Corporate Structure

•        We rely on dividends and other distributions of equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds or assets may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary’s ability by the PRC government to transfer cash or assets. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

•        The dual-class structure of our Ordinary Shares will have the effect of concentrating voting control with our Controlling Shareholder, Mr. Andrew Teh Yao, HO, which will hold in the aggregate 84.40% of the voting power of our voting shares following the completion of this Offering, preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.

•        As a “controlled company” under the rules of the Nasdaq Stock Market LLC, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Risks Relating to Our Class A Ordinary Shares and This Offering

•        Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

•        There has been no public market for our Ordinary Shares, including Class A Ordinary Shares, prior to this Offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

•        We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

•        Our Class A Ordinary Shares may be thinly traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

•        If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

•        Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment.

•        We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

•        As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

•        We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors.

For a detailed description of the risks above, please refer to pages 45 to 53.

Permission Required From the Hong Kong Authorities

We have been advised by David Fong & Co., our counsel as to the laws of Hong Kong, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, CALM Chain and the Operating Subsidiary are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the United States and issuing our Class A Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by CALM Chain and/or its subsidiary or denied by any relevant authorities. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations.

As further advised by David Fong & Co., we have obtained all requisite licenses, permits and approvals for our business operations in Hong Kong, including the business registration certificates and the employment agency license. As required by the Employment Ordinance (Cap. 57 of the Laws of Hong Kong) (“EO”), our Operating Subsidiary is required to obtain employment agency license to conduct its EoR and executive search services business in Hong Kong. As of the date of this prospectus, TalentQuest, our Operating Subsidiary, has obtained the employment agency license which is relevant to our business operation in Hong Kong.

Description of approval/license/permit/other regulatory requirements	Holding entity	Date of issue	Date of expiration	Regulatory authority
Employment agency license	TalentQuest HR Limited	October 10, 2025	October 9, 2026	The Labour Department of the Hong Kong Government

Regulatory Development in the PRC

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between Mainland China and Hong Kong, companies operating in Hong Kong may face similar regulatory risks as those operated in Mainland China, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, and conduct their business or accept foreign investment. In light of China’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in China can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like us.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China,” or “PRC Personal Information Protection Law,” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in Mainland China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively to be referred as the “Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a Mainland China domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. On December 28, 2021, the CAC jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) provide that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Administrative Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies. The Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be considered as a PRC domestic company that is subject to the Trial Administrative Measures and required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited combined financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

CALM Chain is a holding company incorporated in the BVI with its operating entity solely based in Hong Kong, and it does not have any operation, maintain office or personnel or physical presence in Mainland China, nor currently does it have, nor intend to have, any subsidiary or VIE in Mainland China or intend to acquire any equity interest in any domestic companies within Mainland China, nor is it controlled by any companies or individuals of Mainland China. Further, CALM Chain is headquartered in Hong Kong with all of our officers and members of the board of directors based in Hong Kong, and all of our revenues and profits are entirely generated by our Operating Subsidiary in Hong Kong.

Therefore, as advised by our PRC legal counsel, China Commercial Law Firm, based on their understanding of current PRC laws, rules and regulations, as of the date of this prospectus, we and our Operating Subsidiary are not a “PRC domestic companies” as defined under the Trial Administrative Measures that are required to go through the filing procedures under the Trial Administrative Measures, and our Operating Subsidiary’s operations in Hong Kong and the offering and listing of our securities in the United States are not subject to the review nor prior approval or permissions of the PRC authorities, including the CSRC and CAC.

As further advised and confirmed by China Commercial Law Firm, our counsel with respect to PRC legal matters, the Measures for Cybersecurity Review (2021), PRC Data Security Law, the PRC Personal Information Protection Law and the Trial Administrative Measures will not have an impact on our business, operations or this Offering, nor do we or our Hong Kong subsidiary are covered by permission requirements from the CAC that is required to approve our Hong Kong subsidiary’ operations, as our Hong Kong subsidiary will not be deemed to be an “Operator” or a “data processor” that are required to file for cybersecurity review before listing in the United States. Because: (i) our Hong Kong subsidiary was incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations do not clearly provide whether it shall be applied to a company based in Hong Kong or an offering by a company like ours; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored the personal information of approximately less than one thousand Mainland China individuals and has acquired the clients’ separate consents; (iii) all of the data our Operating Subsidiary has collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we have not been notified by any authorities of being classified as an Operator.

Lastly, as advised by David Fong & Co., our counsels as to Hong Kong Law, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not currently be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

Based on PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by Mainland China authorities, as advised by China Commercial Law Firm, neither we nor our subsidiary, are subject to Trial Administrative Measures, and neither we nor our subsidiary are currently required to obtain any permission or approval from the Mainland China authorities, including the CSRC and CAC, to operate our business or to offer the securities being registered to foreign investors. Additionally, neither we nor our subsidiary are required to obtain CSRC or CAC approval prior to its listing on an exchange in the U.S. Hence, as of the date of this prospectus, neither we nor our Operating Subsidiary have ever applied for any such permission or approval, and no permissions or approvals have been denied as of the date of this prospectus.

However, given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of Trial Administrative Measures, Draft Overseas Listing Regulations, relevant Mainland China data privacy, cybersecurity laws and other regulations. Since the Trial Administrative Measures was newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities.

If Trial Administrative Measures become applicable to us or our Operating Subsidiary in Hong Kong, if we or our Operating Subsidiary is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to our Operating Subsidiary, the business operation of our Operating Subsidiaries and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future.

While we do not believe we are covered by the permission requirements from CSRC or CAC, investors of our company and our business may face potential uncertainty from enactment, interpretation and implementation of regulatory requirements and the actions taken by the PRC government affecting our business, overseas securities offerings and other capital market activities. If we and our subsidiaries (i) do not receive or maintain such permissions or approvals, should the approval be required in the future by the PRC government, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless. If the applicable laws, regulations, or interpretations change and our Operating Subsidiaries become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary and us will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities.

Moreover, if there is a significant change to the current political arrangements between the PRC and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. See Risk Factors — Risks Relating to Doing Business in Hong Kong — “If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” on page 26.

Implications of Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this Offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with certain provisions of the amended Section 16 of the Exchange Act requiring significant shareholders other than officers or directors to file public reports of their stock ownership and trading activities and establishing liability for insiders (i.e. officers, directors and significant shareholders) who profit from trades made in a short period of time.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances apply:

•        the majority of our executive officers or directors are U.S. citizens or residents;

•        more than 50% of our assets are located in the United States; or

•        our business is administered principally in the United States.

In determining whether more than 50% of our outstanding voting securities are held by U.S. residents, we will examine the record ownership of brokers, dealers, banks, or nominees holding securities for the accounts of their customers and any beneficial ownership reports or other information available to us in the U.S. and the British Virgin Islands (our

home jurisdiction). If more than 50% of our outstanding voting securities (i.e. sum of outstanding Class A Ordinary Shares and Class B Ordinary Shares, each counting as one share) are held by U.S. residents and any of the above three circumstances apply, we would cease to be a foreign private issuer.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of directors of a listed company consist of a majority of independent directors within one year of the listing date.

Public companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market LLC (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•        the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Our authorized and issued Ordinary Shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share has one (1) vote, and each Class B Ordinary Share has twenty (20) votes. Upon the completion of this Offering, our Controlling Shareholder, Mr. Andrew Teh Yao, HO, will own 46.34% of our total issued and outstanding Class A Ordinary Shares and 100% of our total issued and outstanding Class B Ordinary Shares, representing 84.40% of our total voting power, assuming that the underwriter does not exercise their over-allotment option.

Because of the one-to-twenty voting ratio between our Class A and Class B Ordinary Shares, Mr. HO, will continue to control a majority of the combined voting power of our Ordinary Shares and therefore be able to control all matters submitted to our shareholders for approval so long as the Class B Ordinary Shares held by Mr. HO represent at least 51% of the voting power of all outstanding Ordinary Shares, i.e. the high-vote shares shareholder must keep more than 1,797,750 Class B Ordinary Shares after the Offering to control the outcome of matters submitted to shareholders for approval. Our Amended and Restated Memorandum and Articles of Association do not include the sunset provisions to limit the lifespan of the Class B Ordinary Shares (meaning the high-vote feature of our Class B Ordinary Shares may persist indefinitely). The death of the ultimate beneficial owner of our Class B Ordinary Shares or intra-family transfers of Class B Ordinary Shares would not require conversion of the Class B Ordinary Shares.

As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c) because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors.

As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing standards even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Capital Market.

Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor, SRCO Professional Corporation Chartered Professional Accountants, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as a firm headquartered in East Amherst, New York and registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards with the last inspection in December 2024. As of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s December 2021 Determination Report.

However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Relating to our Class A Ordinary Shares and this Offering — Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 45.

Corporate Information

Our principal executive offices are located at Unit 909 Wing On Centre, 211 Des Voeux Road Central, Sheung Wan, Hong Kong. Our registered office in the BVI is at Corporate Registrations Limited of Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands. We maintain a website at https://talentquest.com.hk. The information contained on our website is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

THE OFFERING

Issuer:	CALM Chain International Limited
Securities Offered by us:	5,000,000 Class A Ordinary Shares of no par value
Ordinary Shares Outstanding Prior to Completion of this Offering:	15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares.
Ordinary Shares Outstanding Immediately after this Offering:

20,500,000 Class A Ordinary Shares (21,250,000 Class A Ordinary Shares if the underwriter exercises their option to purchase additional Class A Ordinary Shares in full) and 2,500,000 Class B Ordinary Shares.

Initial Public Offering Price per Class A Ordinary Share:	The initial public offering price will be between US$5.00 and US$7.00 per Class A Ordinary Share.
Over-allotment Option:

We have granted the underwriter an option for a period of 45 days after the closing of this Offering to purchase up to 15% of the total number of Class A Ordinary Shares to be offered by us pursuant to this Offering, solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts.

Lock-Up:

We have agreed not to offer, pledge, sell, or otherwise transfer or dispose of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, including any Ordinary Shares or file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exemptions, for a period of 180 days from the closing of this Offering.

Each of our directors, officers and shareholders holding 5% or more of the issued and outstanding securities of the Company (including warrants, options, convertible securities and Ordinary Shares), will enter into a lock-up agreement with the underwriter not to offer, pledge, sell, or otherwise transfer or dispose of any securities of the Company, including the Ordinary Shares, subject to certain exceptions, for a period of 180 days from the effective date of this prospectus.

See “Shares Eligible for Future Sale” and “Underwriting”.

Listing:	We plan to list our Class A Ordinary Shares on the Nasdaq Capital Market.
Proposed Nasdaq Capital Market Symbol:	CCIL
Transfer Agent:	Transhare Corporation
Risk Factors:	See “Risk Factors” beginning on page 21 for a discussion of risks you should carefully consider before investing in our Class A Ordinary Shares.

Use of Proceeds:

We estimate that the net proceeds to us from this Offering will be approximately US$26.2 million or approximately US$30.3 million if the underwriter exercises their over-allotment option to purchase additional Class A Ordinary Shares in full, assuming an offering price of US$6.00 per share (being the mid-point of the range set forth on the cover page of this prospectus), after deducting underwriting discounts, the non-accountable expense allowance and other estimated offering expenses payable by us, including cash expenses payable to the underwriter for their reasonable out-of-pocket expenses.

We intend to use the net proceeds of this Offering primarily for business development and expansion into the Asia Pacific market, applying artificial intelligence technology into the business for resources optimization, and general administration and working capital. See “Use of Proceeds” on page 55 for additional information.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our combined financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment.

Risks Relating to Doing Business in Hong Kong

All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may intervene or influence our operations at any time, which could result in a material change in the operations of our Operating Subsidiary and/or the value of CALM Chain’s Class A Ordinary Shares. Our subsidiary in Hong Kong may be subject to laws and regulations of Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain.

The business and operation of our Operating Subsidiary, TalentQuest, as a specialized professional EoR and human resources outsourcing, executive search and human resources research service provider, are based in Hong Kong, a special administrative region of the PRC. We and our Operating Subsidiary does not have physical presence or operation in Mainland China. Furthermore, pursuant to the Basic Law of Hong Kong, national laws of Mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory and legal uncertainty with respect to the implementation of laws and regulations of Mainland China to Hong Kong. There is no guarantee that the PRC government may not choose to implement the laws of Mainland China to Hong Kong and intervene or influence our operations at any time in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons.

All of the legal and operational risks associated with operating in the PRC also apply to our operations in Hong Kong. We face the risks and uncertainties associated with the PRC legal system, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to a companies like our Operating Subsidiary and us, given the substantial operations of our Operating Subsidiary in Hong Kong and the Chinese government may exercise significant oversight over the conduct of business in Hong Kong. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong or China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The laws and regulations in Mainland China are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our Operating Subsidiary’ operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with clients in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The laws, regulations, and other government directives in Mainland China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention;

•        cause devaluation of our securities or delisting; and,

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

We are aware that recently the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We have no operations in Mainland China. Based on our understanding of the PRC laws and regulations currently in effect as of the date of this prospectus, as our Operating Subsidiary are located in Hong Kong, we are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this Offering. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded.

The PRC government may intervene or influence our operations at any time or may exert control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. There is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless.

There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We and our Operating Subsidiary may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law,” or the “PIPL,” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. Pursuant to the PIPL, personal data processors (“data processors”) shall meet one of the conditions in order to transmit personal information overseas for their business operations: (i) passing the security evaluation organized by the Cyberspace Administration of China (the “CAC”); (ii) acquiring personal information protection certification from the professional organizations regulated by the CAC; (iii) adopting the standard contract forms stipulated by the CAC when entering into contracts with overseas information receivers, setting forth the rights and obligations of the parties; and (iv) other conditions regulated by laws, regulations and the CAC. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 28, 2021, the CAC, jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or transferred outside the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. CAC has said that under the proposed rules companies holding data on more than one million users must apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing.

Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which came into effect on March 31, 2023. Compared to the Draft Overseas Listing Regulations, the Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited combined financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, provided the exemption from immediate filings for issuers that a) have been listed or have been registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) will complete the overseas securities offering and listing before September 30, 2023. Nonetheless, such issuers shall carry out the filing procedures as required if they subsequently conduct refinancing or are involved in other circumstances that require filings with the CSRC. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

As advised by our PRC Counsel, China Commercial Law Firm, we and our Operating Subsidiary will not be deemed to be an “operator of critical information infrastructure,” or “data processor” carrying out data processing activities, and we are not subject to cybersecurity review by the CAC for this Offering or required to obtain regulatory approval from the CAC nor any other PRC authorities for our and our subsidiary’ operations Hong Kong, since (i) our Operating Subsidiary is incorporated and operating in Hong Kong only without any subsidiary or variable interest entity structure in Mainland China, and it is unclear whether the Measures for Cybersecurity Review (2021) shall be applied to a Hong Kong company; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored the personal information of less than one thousand individuals in Mainland China only and we have acquired the clients’ separate consents for collecting and storing of their personal information and data; (iii) we and our subsidiary do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) data processed in our business should not have a bearing on national security nor affect or may affect national security; (v) all of the data our Operating Subsidiary have collected is stored in servers located in Hong Kong; and (vi) as of the date of this prospectus, neither we nor our Operating Subsidiary have been informed by any PRC governmental authority of being classified as “operator of critical information infrastructure” or “data processor” that is subject to CAC cybersecurity review or a CSRC review.

Furthermore, based on laws and regulations currently in effect in the PRC as of the date of this prospectus, as advised by our PRC Counsel, China Commercial Law Firm, we are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Class A Ordinary Shares can be listed or offered in the U.S. since neither we nor our subsidiary are “PRC domestic companies” which subject to the Trial Administrative Measure, because (i) we are headquartered in Hong Kong, with our officers and all members of the board of directors based in Hong Kong who are not Mainland China citizens; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor is it controlled by any Mainland Chinese company or individual directly or indirectly; (iii) we only operate in Hong Kong, all of our revenues and profits are generated by our Operating Subsidiary in Hong Kong, none of our business activities are conducted in Mainland China, and we have not generated revenues or profits from Mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited combined financial statements for the same period; (iv) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in Mainland China; (v) pursuant to the Basic Law of Hong Kong, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

However, given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of the Trial Administrative Measures, PIPL, relevant Mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiary and the listing of our Class A Ordinary Shares on the U.S. or other foreign exchanges. As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when and whether we will be subject to such filing requirements, or will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering apply to us.

Although we are currently not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities, specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors, we cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. There remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and the relevant PRC governmental authority may not take a view that is consistent with ours. Also, significant uncertainty exists in relation to the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we and our subsidiary were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the listing of our Class A Ordinary Shares in the U.S. could be subject to cybersecurity review by the CAC, in the future. In the event that we and our subsidiary are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be completed in a timely fashion or at all. Given such uncertainty, we and our subsidiary may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations.

Furthermore, if the Trial Administrative Measures, Measures for Cybersecurity Review (2021), the PIPL, become applicable to us or our Operating Subsidiary in Hong Kong, our operation and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and the operation of Operating Subsidiary and the listing of our Class A Ordinary Shares become subject to the CAC or CSRC review, we cannot assure you that we or our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost of providing the service offerings of our Operating Subsidiary, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. If there is a significant change to the current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although we and our subsidiary are not subject to cybersecurity review by the CAC nor any other PRC authorities for this Offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for ours and our Operating Subsidiary’s operations in Hong Kong, we and our subsidiary are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so.

We believe that we and our subsidiary have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this Offering. However, if we or our Operating Subsidiary conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Rules on Overseas Listing published by CSRC on December 24, 2021 also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. It remains uncertain as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from mainland China or Hong Kong authorities, we will not be able to list our Class A Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Class A Ordinary Shares significantly decline or be worthless.

The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiary, which represent substantially all of our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Chief Executives of HKSAR, Carrie Lam and John Lee, respectively. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions and any third parties or clients dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiary, which represent substantially all of our business, are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

The enforcement of laws and rules and regulations in PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiary’s operations and/or the value of the securities we are offering.

As one of the conditions for the handover of the sovereignty of Hong Kong to the PRC, the PRC accepted conditions such as Hong Kong’s Basic Law. According to Article 18 of the Basic Law, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws relating to the national flag, national anthem, and diplomatic privileges and immunities. The Basic Law guaranteed a high degree of autonomy for Hong Kong which ensured Hong Kong will retain its currency (the Hong Kong Dollar), legal system, parliamentary system, and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its domestic affairs, including, but not limited to, the judiciary and courts of last resort, immigration, and customs, public finance, currencies, and extradition. Hong Kong continues using the English common law system. However, if there are any changes in relation to the political arrangements which allows Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our Operating Subsidiary’s business and operations. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including the ability to enforce agreements with our customers.

There are political risks associated with conducting business in Hong Kong.

All of our business and operations are in Hong Kong. During the period covered by the financial information incorporated by reference into and included in this prospectus, we derive all of our revenue from operations in Hong Kong. Accordingly, the business operations and financial conditions of our Operating Subsidiary will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect our operations. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the political arrangement between PRC and Hong Kong and the economic, political and legal environment in Hong Kong in the future. Since all of our operations are based in Hong Kong, any change of such political arrangements may pose an adverse impact to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Based on certain recent development including the Hong Kong National Security Law that was passed in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump issued an executive order and signed into law the HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S., Mainland China, and Hong Kong, which could potentially harm our business. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Class A Ordinary Shares could be adversely affected.

Because our business is conducted in Hong Kong dollars and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Since our business is conducted by our Operating Subsidiary in Hong Kong, our books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in United States dollars. The value of the Hong Kong dollar against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue and financial condition. Further, our Class A Ordinary Shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into Hong Kong dollar in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the Hong Kong dollar will affect that amount of proceeds we will have available for our business.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

Risks Relating to our Business and Operation

Our financial performance and revenue can vary subject to the hiring needs of our clients from time to time, and are dependent on our ability to continually secure demand for our services.

Our business, as human resources solutions service provider, focuses on providing qualified personnel on the assignment-by-assignment basis, which clients can generally reduce their level of use when compared to prior periods. The human resources needs of each of our clients may vary significantly from time to time, which could be significantly dependent on variety of factors including overall economic condition, availability of manpower in the market, industry development, and business development of our customers. It is difficult to accurately project our clients’ future needs or the frequency at which services will be requested, as demand for our services varies based on the manpower demand and candidacy requirements of our clients. There is no assurance that the frequency of our clients’ need for services will be in line with our projections or that any of our clients will continue to require our services at the same level in the future. Should our clients reduce their need for services or cease to require any services provided by us or if we are not able to accurately predict our clients’ staffing needs, our business and financial performance may be adversely affected.

We depend on attracting, integrating, managing, and retaining qualified personnel internally.

Our success is substantially dependent on our ability to recruit and retain qualified personnel internally, especially our human resources and executive search consultants, who possess the skills and experience necessary to meet our clients’ human resources needs. We are required to continually evaluate our base of available qualified personnel to keep pace with changing client needs. Our ability to hire and retain qualified personnel could be impaired by any diminution of our reputation, decrease in compensation levels relative to our competitors, or modifications to our total compensation philosophy or competitor hiring programs. Competition for individuals with proven professional skills and connections is intense, and demand for these individuals is expected to remain strong for the foreseeable future. There can be no assurance that qualified personnel will continue to be available. If we cannot attract, hire, and retain qualified personnel, our business, financial condition, and results of operations may suffer. Our business model is also dependent on hiring qualified personnel who will provide high quality service for our clients. Lapses in our screening process may result in employees being hired who do not meet the standard expected by our clients. This may hurt our relationship with our clients or result in them placing their business elsewhere, which would negatively impact our ability to remain in business.

Our future success also depends upon our ability to manage the performance of our internal corporate personnel. Failure to successfully manage the performance of our personnel could affect our profitability by causing operating inefficiencies that could increase operating expenses and reduce operating income. If we cannot hire and retain internal personnel capable of performing at a high level, or if mitigation measures we may take to respond to a decrease in labor availability have unintended adverse effects, our business could be negatively affected. An overall labor shortage, lack of skilled personnel, increased turnover, or labor inflation or as a result of general macroeconomic factors could have a material adverse impact on our operations, results of operations, liquidity or cash flows.

We depend on our ability to identify, screen, and recruit qualified assignment workers.

As the EoR and human resources outsourcing services provider, our Operating Subsidiary not only formally acts as the employer of a workforce, the Operating Subsidiary also needs to pool, search, screen, shortlists and present suitable candidates to our clients to be hired as an assignment workers, as per the requests and instructions of our clients. Therefore, in addition to the members of our own team, our success is also substantially dependent on our ability to identify and recruit qualified assignment workers who possess the skills and experience necessary to meet the staffing requirements of our customers. We are required to continually evaluate the base of available qualified personnel to keep pace with changing customer needs. Competition for individuals with proven professional skills is intense, and demand for these individuals is expected to remain strong for the foreseeable future. There can be no assurance that qualified candidate pool will continue to be available.

If we are unable to prevent our consultants from taking our clients or our consultants with them to a competitor our business, financial condition and results of operations could suffer.

Our success depends upon our ability to develop and maintain strong, long-term relationships with our clients. Although we work on building these relationships between us and our clients, in many cases, the consultants have primary responsibility for a client relationship. Since we do not enter into non-competition agreements with our consultants, our consultants are not contractually prohibited from leaving or joining one of our competitors and some of our clients could choose to use the services of that competitor instead of us. We may also lose clients if the departing consultant has widespread name recognition in a specific industry or management function. If we fail to limit departing consultants from moving business to a competitor, our business, financial condition and results of operations could be adversely affected.

We may not be able to completely match the quality of candidates and assigned employee with the requirements of our clients which may negatively affect demand for our services.

The success of our EoR and human resources outsourcing services and services is dependent on the matching between the personnel we searched for and requirement with our clients. Whether we could completely match the quality of the personnel with the requirements of our clients relies heavily on our consultants and operation team that screen and match personnel with our clients. If we are not able to completely match personnel for acceptable qualifications, experience and performance, our clients may lose confidence in our services, which may damage our reputation and result in clients opting to use competitors’ services or their own resources. We have no guarantee over the performance of the talent placed by us to our clients. We cannot ensure the quality of services provided by the employee assigned or placed by us can be maintained. Our reputation may be affected by the quality of services provided by the personnel placed by the Operating Subsidiary which is not within our control. There is no assurance that our clients’ confidence in us can be maintained if the quality of services provided by the personnel placed by us is not up to standard.

We substantially and significantly rely on a limited number of key clients for our business, in particular, we rely on one key customer for a substantial percentage of our revenue. Therefore, not only we are subject to significant client concentration risk, the loss of our largest customer or the significant reduction of business or growth of business from our largest customer could significantly and materially adversely affect our business, financial condition and results of operations.

Our clients are highly concentrated, and we materially rely on a limited number of key clients to generate revenue. For the six months ended November 30, 2025 and 2024 and the years ended May 31, 2025 and May 31, 2024, our five largest customers accounted for approximately 95.2%, 86.5%, 86.7% and 85.6% of our total revenue, respectively. In particular, our business is dependent, and we believe that it will continue to depend, on our relationship with DBS Bank (Hong Kong) Limited (“DBS Hong Kong”) and its stable and adequate demand of our EoR services, which accounted for 76.4% and 77.2% of our total revenue for the six months ended November 30, 2025 and 2024, respectively, and 74.4% and 71.5% of our total revenue for the years ended May 31, 2025 and May 31, 2024, respectively.

On April 1, 2021, the Operating Subsidiary entered a supply agreement with DBS Hong Kong to provide EoR and human resources outsourcing services and executive search services for a period of three (3) years. On April 1, 2024, the supply agreement has been renewed, in the form of General Terms for the Supply of Product and Service, for eighteen (18) months, until September 30, 2025, subject to further renew or extension by agreement in writing. On October 1, 2025, the General Terms for the Supply of Product and Service has been further extended for additional eighteen (18) months, until September 30, 2027. There are no assurances that our Supply Agreement with DBS Hong Kong could be renewed on commercially favorable terms upon its expiration. Furthermore, DBS Hong Kong, being the largest customer, may also terminate our agreement for convenience at any time. If our business relationships with DBS Hong Kong, the largest customer, is interrupted or terminated, for any reason DBS Hong Kong became unable or unwilling to continue to engage us as the EoR and human resources outsourcing services provider, no longer gives us the mandate for the job placement or EoR and human resources outsourcing services, replaces our services with one or more of our competitors and/or we experience a significant reduction of business from the largest customer, our business, financial condition and results of operations would be materially and adversely affected. There is no assurance that we would be able to replace DBS Hong Kong or lost business with DBS Hong Kong with one or more customers that generate comparable revenue. Furthermore, there could be no assurance that our revenue from DBS Hong Kong continues to grow at the same rate or at all. Any revenue growth will depend on our ability to retain existing clients and capture additional clients, and our ability to do so depends on our ability to provide high-quality services and offer competitive prices. However, if we are unable to continue providing high-quality services at competitive prices, our existing client base could decrease and we may not be able to attract a significant number of new clients, either or both of which could have an adverse impact on our business and revenue.

Our customers, including our major customers, rarely provide the Operating Subsidiary with firm, long- or short-term hiring commitments. There is no assurance that any of our major customers will continue to engage us as their EoR or human resources supplier in the future, and there is no assurance our customers will continue to hire their employment through our Operating Subsidiary as the EoR in the same quantities or on the same terms as in the past. Our major customers are mainly financial institutions, banks, and governmental organization, who have significantly more bargaining power than

us. Our services could be replaceable. These major customers may seek to leverage their positions to reduce their costs by demanding improved efficiency, lower pricing, more favorable terms, or specifically tailored terms of services or services offering, which may have a material adverse effect on our business, results of operations, and financial condition.

Our major customers, including our largest customer, could significantly decrease or cease their business with us with limited or no notice, for reasons it cannot anticipate or control, such as the business condition (financial or otherwise) of any of our major customers, even if unrelated to us, changes in their business strategy or operations, manpower needs, quality of our services and the availability of competing services or products, and we could have periods with limited or zero placement of the EoR employee to our major customers, while still incurring costs related to workforce maintenance, marketing general corporate expenses and other overheads, our business, results of operations, financial condition and future prospects may be adversely affected. We may not find new customers to supplement our revenue in periods when we experienced reduced EoR mandates, or recover fixed costs incurred during those periods, which could materially and adversely affect our business, financial condition and results of operations.

Our goal is to diversify our client base, industries coverage, revenue source and position ourselves as a trusted human resources solutions service provider. However, we cannot assure you that we will be successful in diversifying our client base and reducing our client and industry concentration risk. Moreover, if we lose a key client or if a client decides to engage in a competitor, and if we are unable to secure new clients during a period of time in the future, our results of operations, financial conditions, cashflow positions may be adversely and materially impacted.

Any negative publicity, allegations, complaints or claims made against us or our Operating Subsidiary may adversely affect our reputation, business, financial position, results of operations and price of our Class A Ordinary Shares.

We depend on our overall professional reputation and brand name recognition to secure new engagements and hire qualified personnels and consultants. While we believe we have established our brand in the market, a number of our competitors have more established and better name recognition than us. Our success also depends on the individual reputations of our consultants and members of our operation team. We obtain many of our new engagements from existing clients or from referrals by those clients. A client who is dissatisfied with our work can adversely affect our ability to secure new engagements. If our reputation is negatively affected, including poor performance or our brand awareness does not continue to increase, we may experience difficulties in competing successfully for both new engagements and qualified executive search consultants. Failure to maintain our professional reputation and brand name could have a material adverse effect on our business, financial condition and results of operations.

We cannot assure you that any allegations, complaints and claims will not be made against us in the future. Any allegations, complaints or claims against us, regardless of their validity, could cause negative publicity, give rise to potential liability and adversely affect our reputation and the price of our Class A Ordinary Shares. In addition, we may have to divert management and other resources to address relevant allegations, complaints or claims which may adversely affect our business and results of operations. If any complaint escalates to become a claim against us, even if unsuccessful, we may have to divert resources to address the claim. Liabilities in respect of such claims could adversely affect our financial position and results of operations.

As part of our growth strategies, we intend to further leverage AI products developed and licensed by third parties in our operation. Performance issues, errors and defects, or failure to successfully integrate or license necessary third-party software could cause delays, errors, or failures of our services, increases in our expenses and reductions in our sales, which could materially and adversely affect our business, operating results and financial conditions.

As part of our growth strategies, we intend to utilize artificial intelligence, or AI, products in the provision of the service and in the operations of our Operating Subsidiary. For instance, as part of our growth strategies, we intend to utilize various AI tools to streamline candidate selection, simplify onboarding process and enhance operational efficiency. Currently, we have no intention to internally develop such AI products, and instead, we are planning to utilize AI products and tools developed and licensed by third party vendors.

Such third parties may discontinue their products or licenses, cease to provide their products or service to us and our Operating Subsidiary, go out of business, or otherwise cease to provide support for such products or services in the future. Commercially reasonable alternatives to the third-party software or services our subsidiaries license or receive, may not always be available, or it may be difficult or costly to replace existing third-party software or find a replacement third-party service. The use of additional or alternative third-party software will require us or our Operating

Subsidiary to enter into license agreements with third parties, and we may not be able to enter into such agreements on advantageous terms. In addition, integration of the software used in the service of our Operating Subsidiary with new third-party software may require significant work and substantial investment of our time and resources. Also, to the extent that our services offerings depend upon the successful operation of third-party software, any undetected errors or defects in, or disruptions to the functionality of, such third-party software could prevent the deployment or impair the functionality of our services and operations, delay new services introductions, result in interruption of our operations, and injure our reputation, which in each case could harm our financial condition and results of operations.

There are significant risks involved in utilizing artificial intelligence and no assurance can be provided that our use of such artificial intelligence will enhance our products or services or produce the intended results. If the artificial intelligence models developed by the external vendors are incorrectly designed, improperly maintained, incomplete, inadequate, or biased in some way, the performance of the products, services, and business, of our Operating Subsidiary as well as our reputation, could suffer or we could incur liability through the violation of laws and regulations, third-party intellectual property, privacy, or other rights, or contracts to which we are a party. Further, artificial intelligence can present ethical issues and may subject us and our subsidiaries to new or heightened legal, regulatory, ethical, or other challenges; and inappropriate or controversial data practices by developers and end-users, or other factors adversely affecting public opinion of artificial intelligence, could impair the acceptance of artificial intelligence solutions, including those incorporated in our products and services. If the artificial intelligence tools that our Operating Subsidiary use are deficient, inaccurate or controversial, we and our Operating Subsidiary could incur operational inefficiencies, competitive harm, legal liability, brand or reputational harm, or other adverse impacts on our business and financial results. Because artificial intelligence technology itself is highly complex and rapidly developing, it is not possible to predict all of the legal, operational or technological risks that may arise relating to the use of artificial intelligence.

We rely heavily on information management systems, and our business is subject to various cyber-security risks and other operational risks, such as the failure or malfunction of our information technology infrastructure and the interruptions or loss of key client data, which may cause disruptions to our business operation and tarnish our reputation.

As a human resources solutions service provider, our success depends upon our ability to store, retrieve, process and manage substantial amounts of personal or sensitive information. We and our Operating Subsidiary face various cyber-security and other operational risks relating to our businesses on a daily basis. Our operations depend upon the secured processing, storage and transmission of confidential and other information in their information technology infrastructure and they are vulnerable to unauthorized access such as cyber-attacks, distributed denial of service attacks and ransomware attacks, malicious code and computer viruses by activists, hackers, organized crime, foreign state actors and other third parties, or other events that could lead to a security breach. They may also be subject to cyber-attacks involving the leak and destruction of sensitive and confidential client information and our proprietary information, which could result from an employee’s or agent’s failure to follow data security procedures or as a result of actions by third parties, including actions by government authorities. As the breadth and complexity of our information technology infrastructure continue to grow, the potential risk of security breaches and cyber-attacks increases. Developing and enhancing new services, which is necessary for us to remain competitive, may involve the use or creation of new technologies, which further exposes us to cybersecurity and privacy risks that cannot be completely anticipated and increase the risk of security breaches and cyber-attacks.

While we have adopted various means to safeguard the integrity of the computer system and information technology infrastructure of our Operating Subsidiary, these systems and infrastructure may fail to operate properly or become disabled as a result of events which are beyond our control, events such as human error, natural disasters, power failures, client misuse, computer viruses, cyber-attacks, spam attacks, unauthorized access and data loss or leakage. All of which may cause shutdown or disruption of operations (including data loss or corruption, interruption to our data storage system, delay or cessation in the services provided through our securities dealing and brokerage system and our online trading platform), account takeovers and unauthorized gathering, monitoring, misuse, loss, total destruction and disclosure of data and confidential information of ours, our clients, candidates, our employees or other third parties, or otherwise materially disrupt our or our clients’ or other third parties’ network access or business operations. The occurrence of one or more of such events could jeopardize the confidentiality of information processed, stored and transmitted through our computer systems and networks or otherwise disrupt our operations, which could result in reputational damage, disputes with clients and relevant parties, and financial losses.

Our Operating Subsidiary also depends on various third-party software and platforms as well as other information technology systems provided by our information technology vendor in our business operations. These systems, including third-party systems, may fail to operate properly or become disabled as a result of tampering or a breach of our network security systems or otherwise, including for reasons beyond our control. Any interruption or deterioration in the performance of these third parties or failures of their information systems and technology could impair our operations, affect our reputation, and adversely affect our businesses. There is no guarantee that we are able to maintain our existing relationship with the information technology vendor of our software system or information technology infrastructure. In the event that any vendor is unable or unwilling to continue to provide existing services to our Operating Subsidiary, our Operating Subsidiary may not be able to replace them with service providers of equivalent expertise in a timely manner and thus resulting in disruption to our business operations.

The occurrence of any disruption to the computer system and/or other information technology infrastructure of our subsidiaries may render us unable to meet client requirements in a timely and efficient manner, and/or lead to unauthorized disclosure of personal information or any other unexpected associated losses and damages. As a result, our reputation may be tarnished and we may also face complaints, disciplinary action by authorities, and legal proceedings being brought against us (which can be costly and time-consuming to defend, and which may significantly divert the efforts and resources of our management personnel away from our usual business operations) and may potentially result in us having to pay damages. This could materially and adversely affect our financial condition, prospects, and results of operations.

Failure to comply with data privacy, data protection, or any other laws and regulations related to data privacy and security, or the failure to protect client data or prevent breaches of our information systems, could expose us and the Operating Subsidiary to liability or reputational damage and materially and adversely affect our business, financial condition, and results of operations.

As a human resources solutions service provider, in providing our services to clients, we manage, utilize and store substantial amount of sensitive and confidential data, including personal data. As a result, we may be subject to a variety of data privacy, data protection, cybersecurity, and other laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as personal information and other data. These laws and regulations may apply not only to third-party transactions, but also to transfers of information within our organization, which relates to our investors, employees, clients and other counterparties. These laws and regulations may restrict our business activities and require us to incur increased costs and efforts to comply, and any breach or non-compliance may subject us to proceedings against us, damage our reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect our business, financial condition, and results of operations.

If any person, including any of our internal corporate employees, negligently disregards or intentionally breaches our established controls with respect to client or personal data, or otherwise mismanages or misappropriates that data, we could be subject to significant monetary damages, regulatory enforcement actions, fines and/or criminal prosecution. Unauthorized disclosure of sensitive or confidential client data, whether through systems failure, employee negligence, fraud or misappropriation, could damage our reputation and cause us to lose clients. In addition, vulnerabilities of our external service providers and other third parties could also pose security risks to client information and data. Although we have taken steps to reduce the risk of such threats, our risk and exposure to a cyber-attack or related breach remains heightened due to the evolving nature of these threats, our routine transmission of sensitive information to third parties, the current global economic and political environment, external extremist parties and other developing factors. Similarly, unauthorized access to or through our information systems, whether by our employees or third parties, including a cyber-attack by third parties who may deploy viruses, worms or other malicious software programs, could result in negative publicity, significant remediation costs, legal liability, regulatory fines, and damage to our reputation and could have adverse effects on our results of operations. Any actual or perceived breach of the security of our technology, or media reports of perceived security vulnerabilities of our systems or the systems of our third-party service providers, could damage our reputation, expose us to the risk of litigation and liability, disrupt our operations, increase our costs with respect to investigations and remediation, reduce our revenues as a result of the theft of intellectual property, and otherwise adversely affect our business and results of operations.

In compliance with the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) we are obliged to keep all such data confidential. If any personal data provided by personnel is improperly disclosed to third parties, such personnel may take legal action against us for damages and/or compensation for the loss that may have arisen therefrom. Any relevant claims or legal action taken against us may affect our reputation and results of operations. There is no assurance that there will not be any improper disclosure of personal data or unauthorized access to our database.

We are in the business of providing employees to clients, there is a risk that we will be sued and/or held liable for claims resulting from actions by or against our employees placed to our clients.

As an EoR services provider, we employ people internally and in the workplaces of other businesses. For our EoR and human resources outsourcing services, our Operating Subsidiary acts as the employer of the assigned workers recruited for our clients, enters into employment contracts with such workers, who perform their jobs in the workplaces of our clients. Our ability to control the workplace environment of our clients is extremely limited. Further, many of personnel we employed as EoR that placed and/or seconded to our clients have access to our clients’ information systems and confidential information. As the Employer of Record of these personnel, we incur a risk of liability arising from various workplace events, including claims of physical injury, discrimination, harassment or failure to protect confidential personal information, wrongful termination or denial of employment, violations of employment rights related to employment screening or privacy issues, violations of wage and hour requirements. Other inherent risks include possible claims of errors and omissions, intentional misconduct, release, misuse or misappropriation of client confidential information or intellectual property, employment of illegal immigrants, criminal activity, torts, damage to customer facilities due to negligence of the placed workers, or other claims. These claims can carry significant financial penalties and damages.

While the personnel being placed or seconded with our clients and under the supervision of our clients during the performance of their duties, their negligence, omission or misconduct in connection with the performance of their duties may lead to lawsuits or claims against us. If our clients suffer any losses or damage arising from the negligent acts of the personnel placed by us, claims may be lodged against such personnel and us as well. We may incur fines and other losses or negative publicity with respect to these problems and claims. Such claims may result in negative publicity, injunctive relief, criminal investigations and/or charges, payment by us of monetary damages or fines, or other material adverse effects on our business. In addition, these claims may give rise to litigation, which could be time-consuming and expensive. We may incur additional costs to settle or defend these claims and these third parties’ claims or lawsuits arising from the acts of personnel placed by us may affect our business, financial condition and results of operations.

We have not experienced significant claims for damages or losses to date arising from the actions of these assigned or seconded personnels. New employment and labor laws and regulations may be proposed or adopted that may increase the potential exposure of employers to employment-related claims and litigation. There is a risk that we will be subject to such claims in the future and may be held liable even if our contribution to the injury is minimal or absent. We may also be required to indemnify our clients against claims brought against them by or against the personnels we placed. There can be no assurance that the corporate policies we have in place to help reduce our exposure to these risks will be effective or that we will not experience losses as a result of these risks. There can also be no assurance that the insurance policies we have purchased to insure against certain risks will be adequate or that insurance coverage will remain available on reasonable terms or be sufficient in amount or scope of coverage.

Our insurance coverage may not be sufficient to cover all losses or potential claims from our clients which losses could affect our business, financial condition and results of operations.

We may become subject to liabilities against which we are not insured adequately or at all or liabilities against which cannot be insured. Should any significant property damage or personal injury occur in our facilities or to our employees due to accidents, natural disasters, or similar events, our business may be adversely affected, potentially leading to a loss of assets, lawsuits, employee compensation obligations, or other forms of economic loss. Although we believe that we have sufficient insurance coverage in accordance with industry practices, and we will increase our insurance coverage when necessary, there is no guarantee that our existing insurance coverage is sufficient to indemnify us from possible losses or that we can be insured on terms which are acceptable to us. Our insurance policies also may not continue to be available at economically acceptable premiums, or certain types of insurance may not be obtained at a reasonable cost, or at all. For example, insurance covering losses from acts of war, terrorism, or natural catastrophes is either unavailable or cost prohibitive. Any losses that we may incur which we are not insured against may adversely affect our business, financial condition and results of operations.

We may also be involved in the potential claims by our clients against the EoR personnel placed by us arising from their misconduct or alleged misconduct in the course of providing services to our clients. We incur any loss that is not covered by our insurance policies, or the compensated amount is significantly less than our actual loss, our business, financial condition and results of operations could be materially and adversely affected.

We assume the obligation to make wage and pension payments for the personnel we placed to our clients, and, as a result, are exposed to client credit risks.

Under the EoR service agreement with our clients, we become the employer of assigned/seconded personnel and assume the obligations to pay their salaries, pensions, and related benefits costs. Our obligations include responsibility for payment of the salaries and wages for work performed by the personnel we placed to the client, regardless of whether the client timely pays us the associated service fee. If a client does not pay us, our ultimate liability for the personnel’s payroll and benefits costs could have a material adverse effect on our financial condition or results of operations.

We often have receivables from our clients, and as a human resources and staffing company, we are prone to cash flow imbalances because we have to fund payroll payments to EoR workers placed by us to our client before receiving payments from clients for our services. Cash flow imbalances also occur because we must pay workers placed and seconded by us even when we have not been paid by our customers. There is no assurance that we will be able to generate such net cash inflows from operating activities in the future. If we experience a significant and sustained drop in operating profits, or if there are unanticipated reductions in cash inflows or increases in cash outlays, we may be subject to cash shortfalls. If such a shortfall were to occur for even a brief period of time, it may have a significant adverse effect on our business. In particular, we use working capital to pay expenses relating to our assigned workers under the EoR services and to satisfy our assigned workers’ compensation liabilities. As a result, we must maintain sufficient cash availability to pay our assigned workers under the EoR services and fund related pension liabilities prior to receiving payment from customers.

We mainly derive working capital for our operations through cash generated by our operating activities. If our working capital needs to increase in the future, we may be forced to seek additional sources of capital, which may not be available on commercially reasonable terms. The aggregate value of our eligible accounts receivable may not be adequate to allow for borrowings for other corporate purposes, such as capital expenditures or growth opportunities, which could reduce our ability to react to changes in the market or industry conditions.

Our revenue can vary because our customers can terminate their relationship with us at any time with limited or no penalty.

For our EoR and executive search services, we focus on providing personnel to our client on assignment-by-assignment basis, which our client can generally terminate at any time or reduce their level of use when compared to prior periods. To avoid large placement fees, large companies may use in-house personnel staff, current employee referrals, or other human resources solutions service providers to find and hire temporary and permanent personnel. Because we typically charge our fees based on a percentage of the salary of a worker, customers with many jobs to fill have a financial incentive to avoid placement agencies like us.

Our EoR and executive search business is also significantly affected by our customers’ hiring needs and their views of their future prospects. Our customers may, on very short notice, terminate, reduce or postpone their recruiting assignments with us and, therefore, affect demand for our services. This could have a material adverse effect on our business, financial condition and results of operations. Substantially all of our revenue is derived from EoR services that are terminable for convenience of our clients. To provide the EoR and human resources outsourcing services and executive search services, we contract to provide our clients with candidates and talents at the customers’ request and satisfactions. Under these agreements, our customers often have little or no obligation to request our services. In addition, most of our contracts are cancellable on limited notice, even if we are not in default under the contract. We could face a significant decline in revenues, and our business, financial condition or results of operations could be materially adversely affected if there is a significant decline in the services requested from us under the service agreement, our customers cancel or defer a significant number of staffing requests, or our existing customer agreements expire or lapse and we cannot replace them with similar agreements.

If we are unable to retain a broad group of existing customers, lose one or more significant customers, or fail to attract new customers, our results of operations could suffer.

Increasing the growth and profitability of our business is particularly dependent upon our ability to retain existing customers and capture additional customers. Our ability to do so is dependent upon our ability to provide high quality services and offer competitive prices. If we are unable to execute these tasks effectively, we may not be able to attract a significant number of new customers and our existing customer base could decrease, including the loss of a significant customer, either or all of which could have an adverse impact on our revenues.

We depend on our senior management team and the loss of one or more key employees or an inability to attract and retain highly skilled employees could adversely affect our business.

Our success depends largely upon the continued services of our executive officers. We rely on our leadership team for marketing, sales, services, and general and administrative functions, and on mission-critical individual contributors. Further, our team of executive officers possess extensive industry contacts and knowledge, and are familiar with our business operations and have established good relationships with our clients. From time to time, our executive management team may change from the hiring or departure of executives, which could disrupt our business. We do not have employment agreements with our executive officers or other key personnel that require them to continue to work for us for any specified period; therefore, they could terminate their employment with us at any time. The loss of service of our directors, executive officers or other key personnel without suitable and timely replacements or the inability to attract and retain qualified management personnel will materially and adversely affect our operations and financial performance.

To execute our growth plan, we must attract and retain highly qualified personnel. Competition for these personnel is intense, especially for experienced consultants and senior executives. If we are unable to attract such personnel in cities where we are located, we may need to hire in other locations, which may add to the complexity and costs of our business operations. We expect to continue to experience, difficulty in hiring and retaining employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. If we hire employees from competitors or other companies, their former employers may attempt to assert that these employees or we have breached legal obligations, resulting in a diversion of our time and resources. we fail to attract new personnel or fail to retain and motivate our current personnel, it could adversely affect our business and future growth prospects.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this offering, we were a private company mainly operating our businesses in Hong Kong. As a result of this Offering, our Company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

Some member of our management team, in particular, our Chief Executive Officer, Mr. Andrew Teh Yao, HO, are not currently engaged full-time basis with the Company and its subsidiary, which may affect our performance.

Mr. Andrew Teh Yao, HO (our Chief Executive Officer, director, and Chairman of the Board) and Ms. Irene Man Yi, HO (our director) are not currently engaged full-time with the Company. Mr. Andrew Teh Yao, HO devotes about 90% of his workweek, and Ms. Irene Man Yi, HO devotes about 30% of her workweek to the CALM Chain and the Operating Subsidiary. For Mr. Andrew Teh Yao, HO, in addition to his services in CALM Chain and TalentQuest, he currently serves as a venture partner and startup mentor at Inspect Ventures Fund and the director of Elite Educational Institution Limited. While Mr. Ho and Ms. Ho bring valuable expertise and leadership to the Company, their other professional commitments may limit their availability, which could impact our ability to execute on business strategies, respond quickly to operational challenges, and achieve long-term goals. Although each executive has represented that there are no known conflicts of interest with their outside activities at this time, there can be no assurance that such conflicts will not arise in the future, particularly as the demands of our business increase.

We face aggressive competition and if we are unable to compete effectively, it would have a material adverse effect on our business, financial condition and results of operations.

The markets for our services are highly competitive. Our markets are characterized by pressures to provide high levels of service, incorporate new capabilities and technologies, accelerate job completion schedules and reduce prices. Furthermore, we face competition from a number of sources, including other executive search firms and professional search, staffing and consulting firms. Some of our competitors possess greater financial and other resources, greater name recognition and longer operating histories than we do in particular markets or practice areas. New and existing competitors are aided by technology, and the market has low barriers to entry. Furthermore, internet employment sites expand a company’s ability to find workers without the help of traditional agencies. Personnel agencies often work as intermediaries, helping employers accurately describe job openings and screen candidates.

Increasing the use of sophisticated, automated job description and candidate screening tools could make many traditional functions of the human resources services providers obsolete. Specifically, the increased use of the internet may attract technology-oriented companies to the professional staffing industry. Free social networking sites such as LinkedIn and Facebook are also becoming a common way for recruiters and employees to connect without the assistance of a staffing company. In addition, our clients or prospective clients may decide to perform searches and headhunting tasks using in-house personnel. Finally, competitors sometimes reduce their fees in order to attract clients and increase market share.

Our future success will depend largely upon our ability to anticipate and keep pace with those developments and advances. Current or future competitors could develop alternative capabilities and technologies that are more effective, easier to use or more economical than our services. In addition, we believe that, with continuing development and increased availability of information technology, the industries in which we compete may attract new competitors. If our capabilities and technologies become obsolete or uncompetitive, our related revenue would decrease. Due to competition, we may experience reduced margins on our services, loss of market share, and loss of customers. If we are not able to compete effectively with current or future competitors as a result of these and other factors, our business, financial condition and results of operations could be materially adversely affected.

We may be subject to litigation, claims or other disputes.

We may from time to time be involved in disputes arising from contracts with clients, employees, personnels we placed to our clients in our talent pool or other third parties. Claims may also arise from disputes with clients and/or independent contractors in our talent pool on matters relating to payment and/or contractual performance. Claims involving us could result in time-consuming and costly litigations, arbitration, administrative proceedings or other legal procedures. Expenses we incur in legal proceedings or arising from claims brought by or against us may materially and adversely affect our financial performance.

Actions brought against us may result in settlements, awards, injunctions, fines, penalties and other results adverse to us. Moreover, liquidated damages, legal proceedings resulting in unfavorable judgment may harm our reputation, cause financial losses and damage our prospects of being awarded future contracts, thereby materially and adversely affecting our operations, financial performance and prospects.

We are exposed to risks of infringement of our intellectual property rights and the unauthorized use of our trademarks by third parties.

We have registered our trademark and domain to protect our intellectual property rights in Hong Kong. Should our trademark and domain be violated or infringed, there may be confusion by potential clients who have not previously worked with us.

Given our limited resources, we may not be able to effectively prevent third parties from violating our Company’s intellectual property rights. There is also no assurance that we will be able to obtain adequate remedies in the event of a violation of our intellectual property rights by our competitors or other third parties. If we fail to protect our intellectual property rights adequately, there may be an adverse impact on our Company’s reputation, goodwill and financial performance.

As at the date of this prospectus, whilst we have not experienced any claims for intellectual property rights infringement, there is no assurance that the products, services, technologies and advertising we use in our business do not or will not infringe valid intellectual property rights held by third parties in the future. In the event of any claims or litigation by third parties involving infringement of their intellectual property rights, whether with or without merit, our operations and financial performance may be adversely affected.

We may not be able to implement our business strategies and future plans successfully.

Our business strategies and future plans are set out in the paragraph headed “Growth Strategies” under the section headed “Business” and in the “Use of Proceeds” section in this prospectus. However, the successful implementation of these strategies and plans depends on a number of factors including but not limited to the following:

•        our ability to recruit and retain qualified and experienced staff; in particular, staff with relevant industry expertise to support the expected expansion of our EoR and human resources outsourcing services, executive search services and human resources research services.

•        our ability to cope with increased exposure to financial risk, operational risk, market risk, and credit risk arising from our expanded scope of business;

•        our ability to comply with all applicable laws and regulations, including employment, data privacy, and labour-related requirements in the jurisdictions in which we operate or intend to operate;

•        our ability to secure sufficient financial resources and human resources to support our growth and maintain service quality;

•        clients’ acceptance and demand for our services and our ability to compete with our competitors; and

•        our ability to adapt to the changes in the market and government policies.

Many of these factors are beyond our control and by nature, are subject to uncertainty. As such, there is no assurance that our business strategies and future plans can be implemented successfully or may be materialized in accordance with our expected timetable, or at all, despite our capital commitments and investments into the same. Any failure or delay in the implementation of any or all of these strategies and plans may have a material adverse effect on our profitability and prospects.

In addition, our future plans may place substantial demands on our managerial, operational, technological, financial, and other resources. To manage and support our growth, we may need to improve our existing operational and administrative systems, improve our financial and management controls, and enhance our ability to recruit, train and retain existing and/or additional qualified personnel and staff. All of these endeavors will require substantial attention and time from management and significant additional expenditures. We cannot assure you that we will be able to manage any future growth effectively and efficiently, and our ability to capitalize on new business opportunities may be materially and adversely affected if we fail to do so, which could in turn materially and adversely affect our business, results of operations, financial condition, and prospects.

We may undertake acquisitions, investments, joint ventures, or other strategic alliances, which could present unforeseen integration difficulties or costs and may not enhance our business as we expect.

Our strategy includes plans to grow both organically and through possible acquisitions, joint ventures, or other strategic alliances. Joint ventures and strategic alliances may expose us and our subsidiary to new operational, regulatory, and market risks, as well as risks associated with additional capital requirements. We may not be able, however, to identify suitable future acquisition targets or alliance partners. Even if we identify suitable targets or partners, the evaluation, negotiation, and monitoring of the transactions could require significant management attention and internal resources and we may be unable to complete an acquisition or alliance on terms commercially acceptable to us. The costs of completing an acquisition or alliance may be costly and we may not be able to access funding sources on terms commercially acceptable to us. Even when acquisitions are completed, we may encounter difficulties in integrating the acquired entities and businesses, such as difficulties in retention of clients and personnel, challenge of integration and effective deployment of operations or technologies, and assumption of unforeseen or hidden material liabilities or regulatory non-compliance issues. Any of these events could disrupt our business plans and strategies, which in turn could have a material adverse effect on our financial condition and results of operations. Such risks could also result in our failure to derive the intended benefits of the acquisitions, strategic investments, joint ventures, or strategic alliances, and we may be unable to recover our investment in such initiatives. We cannot assure you that we could successfully mitigate or overcome these risks.

Any significant or prolonged economic downturn could result in clients using fewer EoR employees demand and executive search mandates and the other services that we offer, terminating their relationship with us, or becoming unable to pay for services on a timely basis or at all.

Because demand for our staffing services is sensitive to changes in the level of economic activity and overall employment, our business has in the past, and may in the future, suffer during economic downturns. Consequently, as economic activity begins to slow, it has been our experience that our clients tend to reduce their hiring needs. Significant declines in demand, and thus in revenue, would likely result in lower profit levels. In addition, we may experience pricing pressure and slower client payments during economic downturns, which could negatively impact our results of operations. As a result, companies may seek more flexible payment terms or become unable to pay their debts as they become due.

Our operations are concentrated in Hong Kong. Our business performance is highly influenced by the macroeconomic, political, regulatory, social and other conditions in Hong Kong, China, and globally, all of which are beyond our control. Unfavorable market and economic conditions and the material deterioration of the political and regulatory environment in Hong Kong, Mainland China, and elsewhere in the world could materially and adversely affect our business, financial condition, prospects, and results of operations.

Currently, we have our entire operations in Hong Kong. We are affected by macroeconomic factors, such as general economic conditions, population growth, infrastructure development, and market sentiment which are in part, influenced by government spending, infrastructure spending, unemployment rates, real disposable income, inflation, recession, stock market performance, interest rate environment, regulatory policies, foreign investment, gross domestic product growth, business sentiment and economic outlook, all of which are beyond our control. Moreover, political conditions, social stability, taxation, price and exchange control regulations, industry laws and regulations in Hong Kong. There is no assurance that such conditions will not develop in a manner that will have an adverse effect for our operations and financial performance. Any change in the Hong Kong local economic, social and political environment, all of which are beyond our control, may lead to a prolonged period of sluggish market activities which would in turn have material adverse impact on our business.

The economic conditions in general of Hong Kong are highly sensitive to conditions of the political, social and economic conditions in Mainland China and globally. Economic conditions could be negatively impacted by many factors, both economically and politically, beyond our control, such as the inability to access capital markets, control of the foreign exchange, changes in exchange rates, rising interest rates or inflation, slowing or negative growth rate, government involvement in the allocation of resources, inability to meet financial commitments in a timely manner, terrorism, pandemics such as the Covid-19 pandemic, political uncertainty, Russo — Ukraine war, the outcome of the Sino — US trade dispute, civil unrest, fiscal or other economic policy of Hong Kong or other governments, and the timing and nature of any regulatory reform. Any significant or prolonged economic downturn would have a material adverse effect on our results of operations.

Our results of operations are affected by the level of business activity of our clients, which in turn is affected by general economic conditions and the level of economic activity in the industries and markets that they serve. When conditions in the global economy, including the credit markets, deteriorate, or economic activity slows, companies may hire fewer permanent employees and some companies, as a cost-saving measure, may choose to rely on their own human resources departments rather than third-party human resources services provider or search firms for talent supply or searching for talent. To the extent our clients delay or reduce hiring or human resources needs due to an economic downturn or economic uncertainty, our results of operations will be adversely affected. A continued economic downturn or period of economic uncertainty and a decline in the level of business activity of our clients would have a material adverse effect on our business, financial condition and results of operations.

The current heightened tensions in international economic relations, such as the one between the United States and China, may also give rise to uncertainties in global economic conditions and adversely affect the economy of Hong Kong. Amid these tensions, the U.S. government has imposed and may impose additional measures on entities in China, including sanctions. The U.S. government has imposed and has continued to propose to impose additional, new, or higher tariffs on certain products imported from China to penalize China for what it characterizes as unfair trade practices. China has responded by imposing, and proposing to impose additional, new, or higher tariffs on certain products imported from the United States. Unfavorable financial market and economic conditions in Hong Kong, Mainland China, and elsewhere in the world, and the escalations of the tensions that affect trade relations may lead to slower growth in the global economy in general, could negatively affect our clients’ business and materially reduce demand for our services and increase price competition, and thus could materially and adversely affect our business, financial condition, and results of operations. If the national or global economy or credit market conditions in general deteriorate, or the demand for our services in a significant industry decrease, our cash flows, business, financial condition and results of operations would be adversely affected. In addition, our profitability could be adversely affected due to our fixed costs and the possibility that we would be unable to reduce our variable costs without reducing revenues or within a timeframe sufficient to offset any decreases in revenues relating to changes in the market and economic conditions.

Given the close tie between Hong Kong and Mainland China, the stability of the Hong Kong economy and domestic market is susceptible to the general economic, political and regulatory environment in Mainland China. The economy of Mainland China differs from the economies of most developed countries in a number of aspects, such as the extent of government intervention, growth rate, and control of the foreign exchange. In particular, the PRC government exerts substantial control over the growth of the domestic economy by means of, among others, resource allocation as well as setting policy on foreign exchange. There is no assurance that the PRC government will not implement reforms or policies which may drastically (i) restrict Mainland China companies from setting up operations abroad and in Hong Kong; and/or (ii) restrict Mainland China companies and businesses to investing in Hong Kong. Such intervention or policies changes may potentially affect the attractiveness of Hong Kong as an alternative venue for Mainland China business to conduct fundraising activities and business in Hong Kong, or otherwise diminish the financial market of Hong Kong, given the substantial reliance of Hong Kong’s economy on the business and companies based in Mainland China. If the Chinese government implements market-oriented reforms involving unprecedented or experimental revision of its economic reform measures, there is no guarantee that adjustments to its policies will not negatively affect our operations and business development.

Furthermore, the outbreak of war in Ukraine has already affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military action in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our client’s business and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We are currently actively monitoring the situation in Ukraine, however, we cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity and business outlook of our business.

We may incur losses or experience disruption of our operations as a result of unforeseen or catastrophic events, including pandemics, terrorist attacks, or natural disasters.

An outbreak and prevalence of pandemic such as COVID-19 would adversely impact economic activities and conditions worldwide and led to significant volatility and disruption to the economy. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic, which had spread throughout the world and had resulted in the implementation of stringent governmental measures, including lockdowns, closures, quarantines, and travel bans or restrictions, temporary closure of businesses, intended to control the spread of the virus by different countries.

Though the impact of outbreaks of pandemic such as COVID-19 is temporary and not permanent, the frequent outbreak of different kinds of epidemics and pandemics including the new or more severe strains of the virus and their variants are highly uncertain and unpredictable, and the resultant anti-pandemic measures would inevitably result in slowdown of economic activities and disruptions to business operations in Hong Kong and worldwide. Such developments could adversely affect our clients’ hiring plans, delay or cancel recruitment processes, reduce demand for our services, and disrupt our ability to conduct in-person interviews and client meetings. These factors, in totality, may materially and adversely affect our business operations, financial performance, and growth prospects.

In addition, our business could also be materially and adversely affected by catastrophic events or other business continuity problems, such as natural or man-made disasters, fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, political unrest, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to operate. Moreover, besides COVID-19, our business and ability to operate could also be adversely affected by Ebola virus disease, Zika virus disease, H1N1 flu, H5N1 flu, H7N9 flu, avian flu, Swine flu, SARS or other epidemics.

We are located in Hong Kong, where our directors and management currently reside. Consequently, we and our subsidiary are highly susceptible to factors adversely affecting Hong Kong.

In addition, our results of operations could be adversely affected to the extent that any pandemic significantly impacts the Hong Kong economy or the other markets in which our clients operate. The incidence and severity of pandemics, natural disasters, or other events affecting business continuity are unpredictable, and our inability to timely and effectively implement contingency measures — such as remote working arrangements, alternative client engagement methods, and digital recruitment processes — could materially disrupt our service delivery, cause loss of business opportunities, result in material financial losses, trigger contractual or regulatory liabilities, and adversely affect our reputation. The business of our subsidiary could also be adversely affected if our employees are affected by pandemics. In addition, our results of operations could be adversely affected to the extent that any pandemic harms the Chinese or Hong Kong economy in general. The incidence and severity of disasters or other business continuity problems are unpredictable, and our inability to timely and successfully recover could materially disrupt our businesses and cause material financial loss, regulatory actions, reputational harm, or legal liability.

Risks Related to our Corporate Structure

We rely on dividends and other distributions of equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds or assets may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary’s ability by the PRC government to transfer cash or assets. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

CALM Chain is a holding company incorporated in the BVI, and we rely on dividends and other distributions on equity paid by our subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. If our subsidiary incur debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between CALM Chain and its subsidiary, across borders and to U.S. investors, nor are there any restrictions and limitations to distribute earnings from the subsidiary, to CALM Chain and U.S. investors and amounts owed.

Currently, the PRC law and regulations and foreign currency control in Mainland China do not currently have any material impact on the transfer of cash between CALM Chain and our Operating Subsidiary, or vice versa. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless. Further, any limitation on the ability of our subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

The dual-class structure of our Ordinary Shares will have the effect of concentrating voting control with our Controlling Shareholder, Mr. Andrew Teh Yao, HO, which will hold in the aggregate 84.40% of the voting power of our voting shares following the completion of this Offering, preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. As of the date of this prospectus, the Company is authorized by its Amended and Restated Memorandum and Articles of Association to allot maximum of (i) 450,000,000 Class A Ordinary Shares of no par value and (ii) 50,000,000 Class B Ordinary Shares of no par value. As of the date of this prospectus, there are currently 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders. Each Class A Ordinary Share has one (1) vote and each Class B Ordinary Share has twenty (20) votes. The Class B Ordinary Shares are convertible into Class A Ordinary Shares, in whole or in part, at any time and from time to time at the option of the holder, on the basis of one Class A Ordinary Share for each Class B Ordinary Share. The holder of Class B Ordinary Shares would have, upon conversion of its Class B Ordinary Shares into Class A Ordinary Shares, one vote per Class A Ordinary Share held on all matters submitted to a vote of our shareholders. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

The Class B Ordinary Shares issued and outstanding are all owned by Mr. Andrew Teh Yao, HO (our Chief Executive Officer and the Chair of our Board), representing 76.34% of the aggregate voting power of our currently outstanding Ordinary Shares as of the date hereof. Upon the completion of this Offering, Mr. Andrew Teh Yao, HO will hold 84.40% of the aggregate voting power of our issued and outstanding Class A and Class B Ordinary Shares, assuming that the underwriter do not exercise their over-allotment option. Because of the one-to-twenty voting ratio between our Class A and Class B Ordinary Shares, Mr. Ho will continue to control a majority of the combined voting power of our Ordinary Shares and therefore be able to control all matters submitted to our shareholders for approval so long as the Class B Ordinary Shares represent at least 51% of the voting power of all outstanding Ordinary Shares. This concentrated control will limit the ability of holders of Class A Ordinary Shares to influence corporate matters for the foreseeable future. Furthermore, should the Company decide to issue additional Class A Ordinary Shares in the future, the one-to-twenty voting ratio between the two classes of our ordinary shares will result in further dilutive effect on the holders of Class A Ordinary Shares.

As a result, for so long as Mr. Andrew Teh Yao, HO owns a controlling or significant voting interest in our Ordinary Shares, he generally will be able to control or significantly influence, directly or indirectly and subject to applicable law, all matters affecting us, including:

•        the election of directors;

•        determinations with respect to our business direction and policies, including the appointment and removal of directors;

•        determinations with respect to corporate transactions, such as mergers, business combinations, change in control transactions or the acquisition or the disposition of assets;

•        our financing and dividend policy;

•        determinations with respect to our tax returns; and

•        compensation and benefits programs and other human resources policy decisions.

Even if Mr. Andrew Teh Yao, HO were to dispose of certain of his shares of our Ordinary Shares such that it would control less than a majority of the voting power of our outstanding Ordinary Shares, it may be able to influence the outcome of corporate actions so long as it retains Class B Ordinary Shares. During the period of Mr. Andrew Teh Yao, HO controlling or significant ownership of our Ordinary Shares, investors in this Offering may not be able to affect the outcome of such corporate actions.

Our Controlling Shareholder, Mr. Andrew Teh Yao, HO, may have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. Corporate action might be taken even if other shareholders, including those who purchase shares in this Offering, oppose them. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control or other liquidity event of our Company, could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale or other liquidity event and might ultimately affect the market price of our Class A Ordinary Shares.

Furthermore, we cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of dual-class structures and temporarily barred new dual-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual-class capital structure makes us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices are not expected to invest in our Class A Ordinary Shares. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

As a “controlled company” under the rules of the Nasdaq Stock Market LLC, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Mr. Andrew Teh Yao, HO (our controlling shareholder) owns the majority of the voting power of our outstanding Ordinary Shares. Under the Rule 4350(c) of the Nasdaq Stock Market LLC, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the rules of the Nasdaq Stock Market LLC, and the requirement that our compensation and nominating committees consist entirely of independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Class A Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated in the BVI.

We are a business company incorporated under the laws of the BVI. We conduct our operations in Hong Kong, outside the United States and substantially all of our assets are located outside the United States. In addition, all our directors, officers and senior management are located in Hong Kong, and all or a substantial portion of their assets are located outside of the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons or to enforce judgments obtained in United States courts against them or against us, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Even if you are successful in bringing an action of this kind, the laws of the BVI or Hong Kong could render you unable to enforce a judgment against our assets or the assets of our directors and officers. For further information regarding the relevant laws of the BVI and Hong Kong, please refer to the section titled “Regulations”.

We have been advised by our BVI legal counsel, Ogier, that there is uncertainty as to whether the courts of the BVI would:

•        recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

•        entertain original actions brought in the BVI against us or our Directors or officers predicated upon the securities laws of the United States or any state in the United States.

The U.S. and the BVI do not have a treating providing for reciprocal recognition and enforcement of judgments of courts of the U.S. in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the U.S. based on civil liability, whether or not predicated solely upon the U.S. federal securities laws would not be enforceable in the BVI. A final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation. Furthermore, it is uncertain that BVI courts would: (i) recognize or enforce judgments of U.S. courts obtained in actions against us or our directors or officers predicated upon the civil liability provisions of the U.S. federal securities laws; or (ii) entertain original actions brought in the BVI against us or other persons predicated upon the Securities Act.

There is also uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of the U.S. courts obtained against us, our subsidiary, or our directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S. or (ii) entertain original actions brought in Hong Kong against us, our subsidiary or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S.

A judgment of a court in the U.S. predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the U.S. was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the U.S. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of the U.S. courts of civil liabilities predicated solely upon the federal securities laws of the U.S. or the securities laws of any State or territory within the U.S. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against our subsidiary, or our management named in the prospectus, as judgments entered in the U.S. can be enforced in Hong Kong only at common law. For more information regarding the relevant laws of the BVI and Hong Kong, see “Enforceability of Civil Liabilities.”

The laws of BVI provide limited protections for minority shareholders, so minority shareholders will not have the same options as to recourse in comparison to the U.S. if the shareholders are dissatisfied with the conduct of our affairs.

Under the laws of the BVI, there is limited statutory protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies. The principal protections under BVI statutory law are derivative actions, actions brought by one or more shareholders for relief from unfair prejudice, oppression and unfair discrimination and/or to enforce the BVI Act or the Amended and Restated Memorandum and Articles of Association. Shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the Amended and Restated Memorandum and Articles of Association and are entitled to payment of the fair value of their respective shares upon dissenting from certain enumerated corporate transactions.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI is limited. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to BVI law and the constitutional documents of the company. As such, if those who control the company have persistently disregarded the requirements of the BVI law and the constitutional documents of the company, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (i) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (ii) acts that constitute fraud on the minority where the wrongdoers control the company; (iii) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; or (iv) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BCA dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the Amended and Restated Memorandum and Articles of Association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BCA and the Amended and Restated Memorandum and Articles of Association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminatory or oppressive to him. The BCA also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

Certain corporate governance practices in the BVI, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Risks Relating to Our Class A Ordinary Shares and This Offering

Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On

September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor, SRCO Professional Corporation Chartered Professional Accountants, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as a firm headquartered in New York and registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards with the last inspection in December 2024, and as of the date of this prospectus, our auditor is not subject to and not affected by to the PCAOB’s December 2021 Determination Report. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCA Act are uncertain. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCA Act. If our Class A Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Class A Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A Ordinary Shares.

Further, new laws and regulations or changes in laws and regulations in both the United States and the PRC could affect our ability to list our Class A Ordinary Shares, which could materially impair the market for and market price of our Class A Ordinary Shares.

There has been no public market for our Ordinary Shares, including Class A Ordinary Shares, prior to this Offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

Prior to this Offering, there has been no public market for our Ordinary Shares. Although we plan to apply to have our Class A Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid public market for our Class A Ordinary Shares will develop. If an active public market for our Class A Ordinary Shares does not develop following the completion of this Offering, the market price of our Class A Ordinary Shares may decline, and the liquidity of our Class A Ordinary Shares may decrease significantly.

The initial public offering price for our Class A Ordinary Shares will be determined by negotiation between us and the underwriter and may vary from the market price of our Class A Ordinary Shares following our initial public offering. We cannot assure you that the price at which the Class A Ordinary Shares are traded after this Offering will not decline below the initial public offering price. If you purchase our Class A Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. As a result, investors in our Class A Ordinary Shares may experience a significant decrease in the value of their Class A Ordinary Shares due to insufficient or a lack of market liquidity of our Class A Ordinary Shares.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares, and could result in substantial losses to you.

The trading prices of our Class A Ordinary Shares are likely to be highly volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors towards Hong Kong-based U.S.–listed companies, which consequently may affect the trading performance of our Class A Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Hong Kong and Mainland Chinese companies may also negatively affect the attitudes of investors towards Hong Kong and Mainland Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the trading price of our Class A Ordinary Shares.

In addition to the above factors, the price and trading volume of our Class A Ordinary Shares may be highly volatile due to multiple factors, including the following:

•        regulatory developments affecting us or our industry;

•        variations in our revenues, profit, and cash flow;

•        the general market reactions and financial market fluctuation due to the continuous Russo-Ukraine conflicts;

•        changes in the economic performance or market valuations of other human resources firms, and the political, social and economic conditions in Mainland China and Hong Kong;

•        actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•        fluctuations of exchange rates among Hong Kong dollar, Renminbi, and the U.S. dollar;

•        changes in financial estimates by securities research analysts;

•        detrimental negative publicity about us, our services, our officers, directors, Controlling Shareholder, other beneficial owners, professional parties we partner with, or our industry;

•        announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

•        additions to or departures of our senior management;

•        litigation or regulatory proceedings involving us, our officers, directors, or Controlling Shareholder;

•        release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares; and

•        sales or perceived potential sales of additional Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A Ordinary Shares will trade.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional shares of Class A Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Our Class A Ordinary Shares may be thinly-traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Class A Ordinary Shares begin trading on the Nasdaq Capital Market, our Class A Ordinary Shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our Class A Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Class A Ordinary Shares may not develop or be sustained.

Our existing shareholders will be able to sell their Class A Ordinary Shares after completion of this Offering subject to restrictions under the Rule 144.

Our existing shareholders, including our Controlling Shareholder, may be able to sell their Class A Ordinary Shares pursuant to Rule 144 under the Securities Act after completion of this Offering and/or after expiration of their lock-up period, if applicable.

Because these shareholders have paid a lower price per Class A Ordinary Share than participants in this Offering and there are currently no established markets for the sale of the Class A Ordinary Shares they own, when they are able to sell their pre-offering Class A Ordinary Shares under Rule 144, they may be more willing than participants in this Offering to accept a lower sales price than the Offering price. These shareholders may sell all or a portion of their shares, from time to time, at the market price prevailing at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers. This fact could impact the trading price of our Class A Ordinary Shares following completion of the Offering, to the detriment of participants in this Offering. Under Rule 144, before our existing shareholders can sell their Class A Ordinary Shares, in addition to meeting other requirements, they must meet the required holding period. As such, the trading price of our Class A Ordinary Shares may fluctuate significantly due to such sales, which are beyond our control. We do not expect any of such Class A Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this Offering.

You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

The initial public offering price of our Class A Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Class A Ordinary Shares. Consequently, when you purchase our Class A Ordinary Shares in the Offering and upon completion of the Offering, you will incur immediate dilution. See “Dilution”. In addition, you may experience further dilution to the extent that additional Class A Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

Assuming our shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Class A Ordinary Shares, we and our shareholders could face material adverse consequences, including:

•        a limited availability of market quotations for our Class A Ordinary Shares;

•        reduced liquidity for our Class A Ordinary Shares;

•        a determination that our Class A Ordinary Shares are “penny stock”, which would require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect the market price of our Class A Ordinary Shares.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this Offering, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future.

The Class A Ordinary Shares sold in this Offering pursuant to this prospectus will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements.

There will be 20,500,000 Class A Ordinary Shares outstanding immediately after this Offering, or 21,250,000 Class A Ordinary Shares if the underwriter exercises their option to purchase additional Class A Ordinary Shares in full. Sales of these Class A Ordinary Shares into the market could cause the market price of our Class A Ordinary Shares to decline.

In connection with this Offering, we, our officers, directors, and shareholders holding 5% or more of the issued and outstanding Class A Ordinary Shares have agreed not to sell any of our Ordinary Shares or are otherwise subject to similar lockup restrictions for six (6) months after the date of this prospectus without the prior written consent of the representatives of the underwriter, subject to certain exceptions. However, the underwriter may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares. See “Underwriting” for a more detailed description of the restrictions on selling our securities after this Offering.

Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of our Class A Ordinary Shareholders.

Future issuances of our Class B Ordinary Shares, which can be approved by our board of directors, could result in dilution to existing holders of our Class A Ordinary Shares. Such issuances, or the perception that such issuances may occur, could depress the market price of the Class A Ordinary Shares.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment.

Our board of directors may, by resolution of directors, authorize a distribution (including dividend and interim dividend) at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of our assets will exceed our liabilities and we will be able to pay our debts as and when they fall due.

We currently intend to retain all remaining funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any further dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and will be subject to the restrictions contained in any future financing instruments.

Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. We cannot assure you that our Class A Ordinary Shares will appreciate in value after this Offering or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares. See “Dividend Policy” section for more information.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        certain provisions of the amended Section 16 of the Exchange Act requiring significant shareholders other than officers or directors to file public reports of their stock ownership and trading activities and liability for insiders (i.e. officers, directors and significant shareholders) who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the British Virgin Islands, may differ significantly from corporate governance listing standards. Currently, we plan to rely on some home country practices with respect to our corporate governance after we complete this Offering. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our outstanding voting securities become directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Class A Ordinary Shares to significant adverse United States income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Based upon our current and expected income and assets, including goodwill and (taking into account the expected proceeds from this Offering) the value of the assets held by our strategic investment business, the expected proceeds from this Offering as well as projections as to the market price of our Class A Ordinary Shares immediately following the completion of this Offering, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be a PFIC, because the value of our assets, for purposes of the asset test, may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC classification for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the U.S. Internal Revenue Service, or IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation — United States Federal Income Tax Considerations”) may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Class A Ordinary Shares and on the receipt of distributions on our Class A Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

Upon completion of this Offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and the rules subsequently implemented by the SEC and the New York Stock Exchange detailed requirements concerning corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2012 relating to internal controls over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other time and attention to our public company reporting obligations and other compliance matters. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•        being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•        not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404(b) of the Sarbanes-Oxley Act;

•        not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•        reduced disclosure obligations regarding executive compensation; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens in this prospectus. In particular, in this prospectus, we have only provided two years of audited financial statements and have not included all the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We cannot predict whether investors will find our Class A Ordinary Shares less attractive if we rely on these exemptions. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter; (ii) the end of the fiscal year during which we have total annual gross revenues of US$1.235 billion or more; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the last day of our fiscal year following the fifth anniversary of the completion of this Offering.

SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•        our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our growth strategies;

•        current and future economic and political conditions;

•        expected changes in our revenues, costs or expenditures;

•        our expectations regarding demand for and market acceptance of our services;

•        our expectations regarding our client base;

•        our ability to obtain, maintain or procure all necessary government certifications, approvals, and/or licenses to conduct our business, and in the relevant jurisdictions in which we operate;

•        competition in our industry;

•        relevant government policies and regulations relating to our industry;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•        overall industry, economic and market performance;

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Based upon an assumed initial public offering price of US$6.00 per Class A Ordinary Share (being the mid-point of the range set forth on the cover page of this prospectus), we estimate that CALM Chain will receive net proceeds from this Offering, after deducting the underwriting discounts and other estimated offering expenses payable by us, of approximately US$26.2 million, assuming the underwriter does not exercise their over-allotment option.

We plan to use the net proceeds we will receive from this Offering as follows:

•        approximately 30% for business development and expansion into the Asia Pacific market;

•        approximately 30% for applying artificial intelligence technology into the business for resources optimization; and

•        approximately 40% for general administration and working capital purposes.

The precise amounts and percentage of proceeds we devote to particular categories of activity, and their priority of use, will depend on prevailing market and business conditions as well as on the nature of particular opportunities that may arise from time to time. Accordingly, we reserve the right to change the use of proceeds that we presently anticipate and describe herein.

The foregoing is set forth based on the order of priority of each purpose and represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering.

Pending any use of proceeds described above, we plan to invest the net proceeds from this Offering in short-term, interest-bearing, debt instruments or demand deposits.

DIVIDEND POLICY

Before the incorporation of the Company, on May 31, 2025, our Operating Subsidiary, TalentQuest HR Limited declared a dividend of HK$48,000 per share (equivalent to $6,122 per share) with respect to the 100 issued shares of TalentQuest HR Limited or HK$4,800,000 (equivalent to $612,175) to the sole shareholder of TalentQuest HR Limited. On May 31, 2025, TalentQuest HR Limited settled the dividend payable to the sole shareholder of TalentQuest HR Limited of HK$4,800,000 (equivalent to $612,175) by way of offsetting the amount due from a director, who was the same ultimate shareholder of TalentQuest HR Limited. On July 17, 2026, CALM Chain declared a dividend of HK$3,300,000 (equivalent to approximately US$422,400) with respect to the 18,000,000 Ordinary Shares (15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares) issued and outstanding of the Company to all shareholders of record as of July 17, 2026, at HK$0.18 per Ordinary Share (equivalent to US$0.02 per Ordinary Share), and the dividend payable was settled on July 20, 2026.

Save as previously disclosed, as of the date of the prospectus, and for the six months ended November 30, 2025 and the years ended May 31, 2025 and 2024, neither CALM Chain nor its subsidiary have declared or made any dividend or contribution to their respective shareholders.

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends to public shareholders of CALM Chain in the foreseeable future.

Subject to the BVI Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may, by resolution of directors, authorize and declare a dividend to CALM Chain’s shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately after the distribution (a) we will be able to pay our debts as they fall due; and (b) the value of our assets exceeds our liabilities.

As we are a holding company, we rely on dividends paid to us by our subsidiary for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. CALM Chain’s ability to pay dividends to the shareholders will depend on, among other things, the availability of dividends from our Operating Subsidiary, TalentQuest. According to the BVI Act, a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

CAPITALIZATION

The following table sets forth our capitalization as of November 30, 2025 on (i) actual basis; (ii) pro forma basis giving effect to the dividend of HK$3,300,000 (equivalent to approximately US$422,400) declared on July 17, 2026 and settled on June 20, 2026; and (iii) pro forma as adjusted basis giving effect to the sale of 5,000,000 Class A Ordinary Shares by us in this Offering at an assumed initial public offering price of US$6.00 per Class A Ordinary Share (being the mid-point of the range set forth on the cover page of this prospectus) and to reflect the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us.

CALM Chain’s issued share capital is a dual-class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Class A Ordinary Shares are the only class of Ordinary Shares being offered in this Offering. CALM Chain currently has 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall vote together as one class on all resolutions of the shareholders and have the same rights except each Class A Ordinary Share shall entitle its holder to one (1) vote and each Class B Ordinary Share shall entitle its holder to twenty (20) votes. Each Class B Ordinary Share shall be convertible, at the option of the shareholder, at any time after the date of issuance of such share, into one fully paid and non-assessable Class A Ordinary Share.

You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Share Capital”.

	As of November 30, 2025
	Actual	Pro Forma	Pro Forma as Adjusted
	(in US$)	(in US$)	(in US$)
Cash and cash equivalents	456,999	34,599	26,241,040

Shareholders’ equity:
Class A Ordinary Shares, no par value, 450,000,000 Class A Ordinary Shares authorized, 15,500,000 Class A Ordinary Shares issued and outstanding on an actual basis; and 20,500,000 Class A Ordinary Shares issued and outstanding on a pro forma basis	2	2	25,804,573
Class B Ordinary Shares, no par value, 50,000,000 Class B Ordinary Shares authorized, 2,500,000 Class B Ordinary Shares issued and outstanding on an actual basis; and 2,500,000 Class B Ordinary Shares issued and outstanding on a pro forma basis	1	1	1
Accumulated other comprehensive loss	(4,409)	(4,409)	(4,409)
Retained earnings	450,695	450,695	450,695
Dividend paid	—	(422,400)	(422,400)
Total shareholders’ equity	446,289	23,889	25,828,460

Indebtedness
Bank and other borrowings	1,430,688	1,430,688	1,430,688
Total indebtedness	1,430,688	1,430,688	1,430,688
Total capitalization	1,876,977	1,454,577	27,259,148

____________

(1)      Gives effect to the sale of 5,000,000 Class A Ordinary Shares by us in this Offering (excluding any over-allotment shares that may be sold pursuant to the over-allotment option) at an assumed initial public offering price of US$6.00 per Class A Ordinary Share (being the mid-point of the range set forth on the cover page of this prospectus) and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

Assuming the over-allotment option is not exercised, each US$1 increase (decrease) in the assumed initial public offering price of US$6.00 per Class A Ordinary Share (being the mid-point of the range set forth on the cover page of this prospectus) would increase (decrease) the pro forma as adjusted amount of total capitalization by US$4,600,000, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us. An increase (decrease) of one million in the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by US$5,520,000, assuming no change in the assumed initial public offering price per Class A Ordinary Share as set forth on the cover page of this prospectus.

DILUTION

Investors purchasing our Class A Ordinary Shares in this Offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Class A Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our Class A Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Class A Ordinary Shares immediately after the Offering.

As of November 30, 2025, we had a historical net tangible book value of US$44,419, or US$0.002 per Ordinary Share (both Class A and Class B Ordinary Share). Our net tangible book value per share represents total tangible assets less total liabilities and deferred IPO costs, divided by the number of Ordinary Shares outstanding on November 30, 2025.

After giving effect to the dividend of HK$3,300,000 (equivalent to approximately US$422,400) declared on July 17, 2026 and settled on June 20, 2026; and the sale of Class A Ordinary Shares in this Offering at an assumed initial public offering price of US6.00 per Class A Ordinary Share, after deducting the underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by the Company, the pro forma as adjusted net tangible book value as of March 31, 2025 would have been approximately US$25,828,460, or US$1.123 per Class A Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$1.121 per Class A Ordinary Share to existing investors and immediate dilution of US$4.877 per Class A Ordinary Share to new investors.

The calculation in this section assumes that 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares were issued and outstanding as of November 30, 2025. The following table illustrates this dilution to new investors purchasing Class A Ordinary Share in this Offering:

	Offering without Over-allotment Option	Offering with Full Exercise of Over-allotment Option
Assumed initial public offering price per Class A Ordinary Share	$6.000	$6.000
Historical net tangible book value per Class A Ordinary Share as of November 30, 2025	$0.002	$0.002
Increase in pro forma net tangible book value per Ordinary Share attributable to new investors purchasing Class A Ordinary Shares in this Offering	$1.121	$1.260
Pro forma as adjusted net tangible book value per Class A Ordinary Share after this Offering	$1.123	$1.262
Dilution per Class A Ordinary Share to new investors in this Offering	$4.877	$4.738

Each US$1.00 increase (decrease) in the assumed initial public offering price of US$6.00 per Class A Ordinary Share (being the mid-point of the range set forth on the cover page of this prospectus) would increase (decrease) our pro forma as adjusted net tangible book value as of November 30, 2025, after this Offering by approximately US$0.200 per Class A Ordinary Share, and would increase (decrease) dilution to new investors by US$0.800 per Class A Ordinary Share, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us.

An increase (decrease) of one million in the number of Class A Ordinary Shares we are offering would increase (decrease) our pro forma as adjusted net tangible book value as of November 30, 2025 after this Offering by approximately US$0.18 (US$0.20) per Class A Ordinary Share, and would (decrease) increase dilution to new investors by approximately (US$0.18) US$0.20 per Class A Ordinary Share, assuming the assumed initial public offering price per Class A Ordinary Share, as set forth on the cover page of this prospectus remains the same, and after deducting the estimate underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this Offering determined at pricing.

If the underwriter exercises their over-allotment option in full, the pro forma as adjusted net tangible book value per Class A Ordinary Share after the Offering would be US$1.262, the increase in net tangible book value per Class A Ordinary Share to existing shareholders would be US$1.260, and the immediate dilution in net tangible book value per Class A Ordinary Share to new investors in this Offering would be US$4.738.

The following table summarizes, on a pro forma as adjusted basis as of November 30, 2025, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated discounts to the underwriter, non-accountable expense allowance and other estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders	18,000,000	78.3%	$3	0.0%	$0.00
New investors(1)	5,000,000	21.7%	$30,000,000	100.0%	$6.00
Total	23,000,000	100.0%	$30,000,003	100.0%	$1.30

____________

(1)      Not including over-allotment shares.

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this Offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this Offering determined at the pricing.

CORPORATE HISTORY AND STRUCTURE

Corporate History

CALM Chain International Limited is a holding company with no operations of its own. We conduct our business in Hong Kong through, TalentQuest, our Operating Subsidiary in Hong Kong. The Class A Ordinary Shares offered in this prospectus are those of CALM Chain International Limited.

CALM Chain International Limited, was incorporated as a limited liability company on June 10, 2025 in the BVI. It is a holding company and is not actively engaging in any business.

A reorganization of the legal structure of the Company (the “Reorganization”) was completed on January 28, 2026. Prior to the Reorganization, TalentQuest was wholly owned and controlled by Harvest Globe Investment Limited which was wholly owned and controlled by Mr. Andrew Teh Yao, HO.

Pursuant to the Reorganization to rationalize the structure of the CALM Chain and its subsidiary in preparation for the listing of the shares, CALM Chain became the holding company of TalentQuest. To prepare for this offering, the Company underwent the reorganization with the following steps:

CALM Chain was incorporated under the laws of the British Virgin Islands on June 10, 2025 as a limited liability company. The authorized share capital of CALM Chain International Limited was 7,000,000 ordinary shares of no par value divided into (i) 5,000,000 Class A Ordinary Shares of no par value; and (ii) 2,000,000 Class B Ordinary Shares of no par value. Upon incorporation, CALM Chain International Limited had 1 Class B Ordinary Share in issue and held by Mr. Andrew Teh Yao, HO at a consideration of US$1.00. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares will be entitled to one (1) vote per Class A Ordinary Share, while holders of Class B Ordinary Shares will be entitled to twenty (20) votes per Class B Ordinary Share.

On June 23, 2025, Harvest Globe Investment Limited, which was wholly owned and controlled by Mr. Andrew Teh Yao, HO, transferred all of its ordinary shares in TalentQuest to the CALM Chain. Consequently, CALM Chain became the holding company of TalentQuest HR Limited on the same date.

Following the Reorganization, CALM Chain owned 100% of TalentQuest and CALM Chain was owned 100% by Mr. Andrew Teh Yao, HO, which was the same ultimate controlling shareholder of TalentQuest prior to the Reorganization.

CALM Chain, adopted by resolutions of director on July 4, 2025, and filed on July 9, 2025, the Amended and Restated Memorandum and Articles of Association to effectuate an increase in the maximum number of authorized ordinary shares from 7,000,000 Ordinary Shares divided into 5,000,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares to 500,000,000 Ordinary Shares divided into 450,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares, with 1 Class B Ordinary Share issued and outstanding issued to Mr. Andrew Teh Yao, HO. Immediately after the increase in the maximum number of authorized ordinary shares of the Company on July 10, 2025, the Company issued and allotted an aggregate of 9,000,000 Class A Ordinary Shares at a consideration of US$0.9 and 8,999,999 Class B Ordinary Shares at a consideration of US$0.9 to Mr. Andrew Teh Yao, HO (the “Share Restructuring”). As a result, 9,000,000 Class A Ordinary Shares and 9,000,000 Class B Ordinary Shares issued and outstanding were issued to Mr. Andrew Teh Yao, HO post-Share Restructuring.

On July 4, 2025, the board of directors also resolved to transfer an aggregate of 6,000,000 Class A Ordinary Shares from Mr. Andrew Teh Yao, HO to eight investors, Keen Link Group Limited, Nice Honour International Investment Limited, Good Equity Limited, Lam MAK, Oasis Dragon Holdings Limited, Prime Kingdom Development Limited, MT Shell Limited, Skyline Crest Holdings Limited, where each investor received 750,000 Class A Ordinary Shares, respectively.

On January 28, 2026, Mr. Andrew Teh Yao, HO elected to convert an aggregate of 6,500,000 Class B Ordinary Shares by him into Class A Ordinary Shares on a one-for-one basis. Upon such conversion, 6,500,000 Class B Ordinary Shares held by Mr. Andrew Teh Yao, HO were re-designated as 6,500,000 Class A Ordinary Shares on the same day.

Subsequently, as of the date of this prospectus, 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares are issued and outstanding, of which 9,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares are held by Mr. Andrew Teh Yao, HO, and each of the eight shareholders, Keen Link Group Limited, Nice Honour International Investment Limited, Good Equity Limited, Lam MAK, Oasis Dragon Holdings Limited, Prime Kingdom Development Limited, MT Shell Limited, Skyline Crest Holdings Limited, holds 750,000 Class A Ordinary Shares, respectively.

All references to Class A and Class B Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the Share Restructuring, as if these events had occurred at the beginning of the earliest period presented.

Corporate Structure

The following diagram illustrates our corporate structure, including our subsidiary and combined affiliated entities, as of the date of this prospectus and after giving effect to the Offering (assuming no exercise of the over-allotment option by the underwriter):

____________

(1)      As of the date of the prospectus, there are eight (8) existing shareholders of record other than Mr. Andrew Teh Yao, HO, who own, in the aggregate, 6,000,000 Class A Ordinary Shares.

Our Subsidiary and Business Functions

TalentQuest was incorporated under the laws of Hong Kong on December 12, 2007. TalentQuest is a limited liability corporation that provides EoR, human resources outsourcing, recruitment, executive search, and human resources research service. TalentQuest is the only operating entity and is wholly owned by CALM Chain.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our combined financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Headquartered in Hong Kong, we are a holding company incorporated in the British Virgin Islands, and all of our business are carried out by our wholly-owned Operating Subsidiary in Hong Kong, TalentQuest.

TalentQuest is an award-winning human resources solutions service provider which provides: (a) Employer of Record (“EoR”) and human resources outsourcing services; (b) executive search services; and (c) human resources research services. Since the commencement of TalentQuest’s human resources solution business in 2012, it has been an active player in the human resource solution market in Hong Kong, serving clients and industry from a wide spectrum, including: (a) multinational companies and governmental organizations that outsource their human resources functions; (b) multinational companies, financial institutions, construction companies, fintech companies and other SMEs that engage our Operating Subsidiary searching for suitable and qualified executives or staff placements; and (c) companies that consult us in human resources perspective for their future expansion regionally and worldwide.

For our EoR and human resources outsourcing services, our Operating Subsidiary formally acts as the employer of record of a workforce on behalf of our client. Upon receiving the EoR search mandate and job description from our client, the Operating Subsidiary pools, screens, shortlists and presents suitable candidates to our clients, as per their candidate requirement and instruction, for the client’s interview and selection. Once our client is satisfied with the candidate and decided to hire such candidate, the Operating Subsidiary will enter into employment contract with selected candidate as the Operating Subsidiary’s employee and assign the employee to the client company. The Operating Subsidiary, as the EoR, assumes responsibility for legal and administrative employment tasks, such as payroll, Mandatory Provident Fund (“MPF”), benefits, and compliance with labor laws, as the assigned employee’s employer. While the Operating Subsidiary as the EoR handles these compliance formalities, the client company oversees the daily activities and work of the assigned employees. The Operating Subsidiary, after the EoR employee is assigned client’s workplace, will also consistently work with the client to receive feedbacks, monitor and review the performance of the assigned employees.

For our executive search service, our Operating Subsidiary only provides searches services on contingency search basis. Our Operating Subsidiary searches and identifies candidates which fit with our clients’ needs, conducts screening interviews and background checks, coordinates interviews between candidates and clients, helps negotiate offer terms as well as provides support in the onboarding process. Clients who engage us for executive search service span from a variety of industries, ranging from financial institutions, construction companies, IT digital blockchain companies and to Small and Medium-sized Enterprises (“SME”).

For human resources research service, the Operating Subsidiary conducts research for clients who mostly would like to expand into other jurisdictions and provide advice on the workforce environment, including the employment distribution and foreign workforce, the statutory requirements on wage, benefits and insurance, employment visa application and procedures and any other items as requested by our clients. Clients who engage us for research services are mostly public companies or companies with mergers and acquisitions plan.

Our Operating Subsidiary has been accredited by the HR Vendors of the Year: Gold Award in year 2016, 2017, 2018, by Human Resources Online.

For the six months ended November 30, 2025 and 2024, our total revenue was $3,182,186 and $3,738,762, respectively. We reported net income of $335,138 and $265,498, respectively, for the six months ended November 30, 2025 and 2024.

For the years ended May 31, 2025 and 2024, our total revenue was $7,987,522 and $5,502,969, respectively. We reported net income of $1,007,311 for the year ended May 31, 2025 and net loss of $317,771 for the year ended May 31, 2024.

Key Factors that Affect Our Results of Operations

Our results of operations and financial position have been and will continue to be affected by a number of factors, many of which may be beyond the control of our Group, including those factors set out in “Risk Factors” in this prospectus and those set out below.

Ability to continually secure demand for our services

Our business, as human resources solutions service provider, focuses on providing qualified personnel on the assignment-by-assignment basis, which clients can generally reduce their level of use when compared to prior periods. The human resources needs of each of our clients may vary significantly from time to time, which could be significantly dependent on variety of factors including overall economic condition, availability of manpower in the market, industry development, and business development of our customers. It is difficult to accurately project our clients’ future needs or the frequency at which services will be requested, as demand for our services varies based on the manpower demand and candidacy requirements of our clients. There is no assurance that the frequency of our clients’ need for services will be in line with our projections or that any of our clients will continue to require our services at the same level in the future. Should our clients reduce their need for services or cease to require any services provided by us or if we are not able to accurately predict our clients’ staffing needs, our business and financial performance may be adversely affected.

Ability to attract, integrate, manage, and retain our qualified personnel internally

Our success is substantially dependent on our ability to recruit and retain qualified personnel internally, especially our human resources and executive search consultants, who possess the skills and experience necessary to meet our clients’ human resources needs. We are required to continually evaluate our base of available qualified personnel to keep pace with changing client needs. Our ability to hire and retain qualified personnel could be impaired by any diminution of our reputation, decrease in compensation levels relative to our competitors, or modifications to our total compensation philosophy or competitor hiring programs. Competition for individuals with proven professional skills and connections is intense, and demand for these individuals is expected to remain strong for the foreseeable future. There can be no assurance that qualified personnel will continue to be available. If we cannot attract, hire, and retain qualified personnel, our business, financial condition, and results of operations may suffer. Our business model is also dependent on hiring qualified personnel who will provide high quality service for our clients. Lapses in our screening process may result in employees being hired who do not meet the standard expected by our clients. This may hurt our relationship with our clients or result in them placing their business elsewhere, which would negatively impact our ability to remain in business.

Our future success also depends upon our ability to manage the performance of our internal corporate personnel. Failure to successfully manage the performance of our personnel could affect our profitability by causing operating inefficiencies that could increase operating expenses and reduce operating income. If we cannot hire and retain internal personnel capable of performing at a high level, or if mitigation measures we may take to respond to a decrease in labor availability have unintended adverse effects, our business could be negatively affected. An overall labor shortage, lack of skilled personnel, increased turnover, or labor inflation or as a result of general macroeconomic factors could have a material adverse impact on our operations, results of operations, liquidity or cash flows.

We substantially and significantly rely on a limited number of key clients for our business, in particular, we rely on one key customer for a substantial percentage of our revenue. Therefore, not only we are subject to significant client concentration risk, the loss of our largest customer or the significant reduction of business or growth of business from our largest customer could significantly and materially adversely affect our business, financial condition and results of operations

Our clients are highly concentrated, and we materially rely on a limited number of key clients to generate revenue. For the six months ended November 30, 2025 and 2024 and the years ended May 31, 2025 and May 31, 2024, our five largest customers accounted for approximately 95.2%, 86.4%, 86.7% and 85.6% of our total revenue, respectively. In particular, our business is dependent, and we believe that it will continue to depend, on our relationship with the largest customer and its stable and adequate demand of our EoR and human resources outsourcing services, which accounted for 76.4%, 77.2%, 74.4% and 71.5% of our total revenue for the six months ended November 30, 2025 and 2024 and the years ended May 31, 2025 and May 31, 2024, respectively.

On April 1, 2021, the Operating Subsidiary entered the Supply Agreement with the largest customer to provide EoR and human resources outsourcing services and executive search services for a period of three (3) years. On April 1, 2024, the Supply Agreement has been renewed for eighteen (18) months, until November 1, 2025, subject to further renew or extension by agreement in writing. There are no assurances that our Supply Agreement with the largest customer could be renewed on commercially favorable terms upon its expiration. Furthermore, the largest customer, being our largest customer, may also terminate our agreement for convenience at any time. If our business relationships with the largest customer is interrupted or terminated, for any reason the largest customer became unable or unwilling to continue to engage us as the EoR and human resources outsourcing services provider, no longer gives us the mandate for the job placement or EoR and human resources outsourcing services, replaces our services with one or more of our competitors and/or we experience a significant reduction of business from the largest customer, our business, financial condition and results of operations would be materially and adversely affected. There is no assurance that we would be able to replace the largest customer or lost business with the largest customer with one or more customers that generate comparable revenue. Furthermore, there could be no assurance that our revenue from the largest customer continues to grow at the same rate or at all. Any revenue growth will depend on our ability to retain existing clients and capture additional clients, and our ability to do so depends on our ability to provide high-quality services and offer competitive prices. However, if we are unable to continue providing high-quality services at competitive prices, our existing client base could decrease and we may not be able to attract a significant number of new clients, either or both of which could have an adverse impact on our business and revenue.

Our customers, including our major customers, rarely provide the Operating Subsidiary with firm, long- or short-term hiring commitments. There is no assurance that any of our major customers will continue to engage us as their EoR or human resources supplier in the future, and there is no assurance our customers will continue to hire their employment through our Operating Subsidiary as the EoR in the same quantities or on the same terms as in the past. Our major customers are mainly financial institutions, banks, and governmental organizations, who has significantly more bargaining power than us. Our services could be replaceable. These major customers may seek to leverage their positions to reduce their costs by demanding improved efficiency, lower pricing, more favorable terms, or specifically tailored terms of services or services offering, which may have a material adverse effect on our business, results of operations, and financial condition.

Our major customers, including our largest customers, could significantly decrease or cease their business with us with limited or no notice, for reasons it cannot anticipate or control, such as the business condition (financial or otherwise) of any of our major customers, even if unrelated to us, changes in their business strategy or operations, manpower needs, quality of our services and the availability of competing services or products, and we could have periods with limited or zero placement of the EoR employee to our major customers, while still incurring costs related to workforce maintenance, marketing general corporate expenses and other overheads, our business, results of operations, financial condition and future prospects may be adversely affected. We may not find new customers to supplement our revenue in periods when we experienced reduced EoR mandates, or recover fixed costs incurred during those periods, which could materially and adversely affect our business, financial condition and results of operations.

Our goal is to diversify our client base, industries coverage, revenue source and position ourselves as a trusted human resources solutions service provider. However, we cannot assure you that we will be successful in diversifying our client base and reducing our client and industry concentration risk. Moreover, if we lose a key client or if a client decides to engage in a competitor, and if we are unable to secure new clients during a period of time in the future, our results of operations, financial conditions, cashflow positions may be adversely and materially impacted.

Basis of Presentation

Our accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Our combined financial statements include the financial statements of the Company and its wholly owned subsidiary. All intercompany transactions and balances among the Company and its subsidiary have been eliminated upon combination.

Key Components of Results of Operations

Comparison of Six Months Ended November 30, 2025 and 2024

	For the six months ended November 30,		Variance
	2025	2024	Amount	Percentage
				%
Revenue
EoR and human resources outsourcing services	$2,489,633	3,088,531	$(598,898)	(19.4)%
Executive search services	146,500	451,278	(304,778)	(67.5)%
Human resources research services	546,053	198,953	347,100	174.5%
Total revenue	3,182,186	3,738,762	(556,576)	(14.9)%

Operating costs and expenses
Business service fees – direct cost	(7,234)	(13,235)	6,001	(45.3)%
Employee compensation and benefits expenses – direct cost	(2,184,728)	(2,829,807)	645,079	(22.8)%
Employee compensation and benefits expenses	(299,311)	(365,774)	66,463	(18.2)%
Legal and professional fees	(260,593)	(632)	(259,961)	41,133.1%
Depreciation of property and equipment	(3,659)	(4,636)	977	(21.1)%
Operating lease expenses	—	(67,755)	67,755	(100.0)%
Current expected credit losses on accounts receivable	(8,531)	(10,065)	1,534	(15.2)%
Advertising and marketing expenses	(37,262)	(45,489)	8,227	(18.1)%
Other operating costs and expenses	(31,539)	(60,157)	28,618	(47.6)%
Total operating costs and expenses	(2,832,857)	(3,397,550)	564,693	(16.6)%

Income from operations	349,329	341,212	8,117	2.4%

Other income (expenses):
Interest income	449	404	45	11.1%
Other income	92,357	2,347	90,010	3,835.1%
Interest expenses	(64,935)	(49,680)	(15,255)	30.7%
Total other income (expenses), net	27,871	(46,929)	74,800	(159.4)%

Income before income tax expense	377,200	294,283	82,917	28.2%
Income tax expense	(42,062)	(28,785)	(13,277)	46.1%
Net income	$335,138	$265,498	$69,640	26.2%

Revenue

Our revenue is generated from providing EoR and human resources outsourcing services, executive search services and human resources research services. The following table sets forth the breakdown of our revenue by service line for the six months ended November 30, 2025 and 2024, respectively:

	For the six months ended November 30,		Variance
	2025	2024	Amount	Percentage
				%
Revenue
EoR and human resources outsourcing services	$2,489,633	$3,088,531	$(598,898)	(19.4)%
Executive search services	146,500	451,278	(304,778)	(67.5)%
Human resources research services	546,053	198,953	347,100	174.5%
Total revenue	$3,182,186	$3,738,762	$(556,576)	(14.9)%

Our total revenue decreased by $556,576 or 14.9%, from $3,738,762 for the six months ended November 30, 2024 to $3,182,186 for the six months ended November 30, 2025. Such decrease was mainly due to (i) the decrease in revenue from the provision of EoR and human resources outsourcing services by $598,898 or 19.4%, from $3,088,531 for the six months ended November 30, 2024 to $2,489,633 for the six months ended November 30, 2025, mainly as a result of the decrease in our services requested by our largest customer, a Hong Kong branch of a multinational bank during the six months ended November 30, 2025; and (ii) the decrease in revenue from the provision of executive search services by $304,778 or 67.5%, from $451,278 for the six months ended November 30, 2024 to $146,500 for the six months ended November 30, 2025, which was mainly attributable to the decrease in market demand for executive search services leading to the decrease in number of executive search services we performed for our customers during the six months ended November 30, 2025, as compared to the six months ended November 30, 2024, which was partially offset by the increase in revenue from the provision of human resources research services by $347,100 or 174.5%, from $198,953 for the six months ended November 30, 2024 to $546,053 for the six months ended November 30, 2025, mainly as a result of the increase in number of human resources research services we performed for our customers during the six months ended November 30, 2025, as compared to the six months ended November 30, 2024.

Operating costs and expenses

The following table sets forth the breakdown of our operating costs and expenses for the six months ended November 30, 2025 and 2024, respectively:

	For the six months ended November 30,		Variance
	2025	2024	Amount	Percentage
				%
Operating costs and expenses
Business service fees – direct cost	$(7,234)	$(13,235)	$6,001	(45.3)%
Employee compensation and benefits expenses – direct cost	(2,184,728)	(2,829,807)	645,079	(22.8)%
Employee compensation and benefits expenses	(299,311)	(365,774)	66,463	(18.2)%
Legal and professional fees	(260,593)	(632)	(259,961)	41,133.1%
Depreciation of property and equipment	(3,659)	(4,636)	977	(21.1)%
Operating lease expenses	—	(67,755)	67,755	(100.0)%
Current expected credit losses on accounts receivable	(8,531)	(10,065)	1,534	(15.2)%
Advertising and marketing expenses	(37,262)	(45,489)	8,227	(18.1)%
Other operating costs and expenses	(31,539)	(60,157)	28,618	(47.6)%
Total operating costs and expenses	$(2,832,857)	$(3,397,550)	$564,693	(16.6)%

Our operating costs and expenses mainly consist of business service fees — direct cost, employee compensation and benefits expenses — direct cost, employee compensation and benefits expenses, legal and professional fees, depreciation of property and equipment, operating lease expenses, current expected credit losses on accounts receivables, advertising and marketing expenses and other operating costs and expenses. Our operating costs and expenses decreased by $564,693 or 16.6%, from $3,397,550 for the six months ended November 30, 2024 to $2,832,857 for the six months ended November 30, 2025. Such decrease was mainly attributable to the decrease in our employee compensation and benefits expenses — direct cost for the six months ended November 30, 2025, which was in line with the decrease in our revenue as stated above.

Business service fees — direct cost

Our business service fees — direct cost represented the service fees we paid to the independent third parties that we engaged for the provision of due diligence services and background checks on our candidates and consulting services in respect of human resources to us. Our business service fees — direct cost decreased by $6,001 or 45.3%, from $13,235 for the six months ended November 30, 2024 to $7,234 for the six months ended November 30, 2025, which was in line with the decrease in our revenue as stated above.

Employee compensation and benefits expenses — direct cost

Our employee compensation and benefits expenses — direct cost mainly consisted of salaries and other allowances and retirement benefit scheme contribution to our assigned staff who provide services to our customers. Our employee compensation and benefits expenses — direct cost decreased by $645,079 or 22.8%, from $2,829,807 for the six months ended November 30, 2024 to $2,184,728 for the six months ended November 30, 2025, which was in line with the decrease in our revenue from providing EoR and human resources outsourcing services as stated above.

Employee compensation and benefits expenses

Our employee compensation and benefits expenses mainly consisted of salaries and other allowances and retirement benefit scheme contribution for our operational staff. Our employee compensation and benefits expenses decreased by $66,463 or 18.2%, from $365,774 for the six months ended November 30, 2024 to $299,311 for the six months ended November 30, 2025, which was mainly attributable to the decrease in number of staff for the six months ended November 30, 2025, as compared to the six months ended November 30, 2024.

Legal and professional fees

Our legal and professional fees mainly consisted of the audit fees and company secretarial fees. Our legal and professional fees increased by $259,961 or 41,133.1%, from $632 for the six months ended November 30, 2024 to $260,593 for the six months ended November 30, 2025, which was mainly attributable to the increase in our audit fees incurred for the preparation for our initial public offering for the six months ended November 30, 2025, as compared to the six months ended November 30, 2024.

Depreciation of property and equipment

Our depreciation of property and equipment decreased by $977 or 21.1%, from $4,636 for the six months ended November 31, 2024 to $3,659 for the six months ended November 30, 2025, which was mainly attributable to the fact that more property and equipment were fully depreciated during the six months ended November 30, 2025, as compared to the six months ended November 30, 2024.

Operating lease expenses

Our operating lease expenses decreased by $67,755 or 100.0%, from $67,755 for the six months ended November 30, 2024 to nil for the six months ended November 30, 2025, which was mainly attributable to the termination due to expiry of our office lease agreements on April 30, 2025 and we subsequently entered into the license agreement with our related party for the use of our office in Hong Kong since May 1, 2025.

Current expected credit losses on accounts receivable

Our current expected credit losses on accounts receivable decreased by $1,534 or 15.2%, from $10,065 for the six months ended November 30, 2024 to $8,531 for the six months ended November 30, 2025, which was mainly attributable to the more favorable forward-looking factors during the six months ended November 30, 2025.

Advertising and marketing expenses

Our advertising and marketing expenses mainly represented the service fees paid to the professional advertising and marketing service providers for advertising the job recruitments for our customers. Our advertising and marketing expenses decreased by $8,227 or 18.1%, from $45,489 for the six months ended November 30, 2024 to $37,262 for the six months ended November 30, 2025, which was mainly attributable to the decrease in market demand for executive search services for the six months ended November 30, 2025, as compared to the six months ended November 30, 2024.

Other operating costs and expenses

Our other operating costs and expenses mainly consisted of travelling expenses, entertainment expenses, office expenses, utilities expenses, cleaning expenses, etc. Our other operating costs and expenses decreased by $28,618 or 47.6%, from $60,157 for the six months ended November 30, 2024 to $31,539 for the six months ended November 30, 2025, which was mainly attributable to the decrease in computer expenses for the six months ended November 30, 2025, as compared to the six months ended November 30, 2024, as a result of the exercise of cost control on other operating costs and expenses by the management during the six months ended November 30, 2025.

We expect our operating costs and expenses, including, but not limited to, employee compensation and benefits expenses, to increase in the foreseeable future, as our business further grows. We expect our legal and professional fees for legal, audit, and advisory services will increase as we will incur the audit fee, legal fee and advisory fee for this Offering and subsequently as a public company upon the completion of this Offering.

Other income, net

Our other expenses, net include bank interest income, other income and interest expenses. Our other income, net increased by $74,800 or 159.4%, from the other expenses, net of $46,929 for the six months ended November 30, 2024 to other income, net of $27,871 for the six months ended November 30, 2025, which was mainly attributable to the receipt of our government subsidies under the dedicated fund on branding, upgrading and domestic sales during the six months ended November 30, 2025, as compared to the six months ended November 30, 2024.

Income tax expense

Under the current laws of the British Virgin Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.

TalentQuest HR Limited is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to approximately $256,911 (HK$2,000,000), and 16.5% on any part of assessable profits approximately $256,911 (HK$2,000,000). We recorded the income tax expense of $42,062 and $28,785 for the six months ended November 30, 2025 and 2024, respectively.

Net Income

As a result of the foregoing, we reported net income of $335,138 and $265,498 for the six months ended November 30, 2025 and 2024, respectively.

Comparison of Years Ended May 31, 2025 and 2024

	For the years ended May 31,		Variance
	2025	2024	Amount	Percentage
				%
Revenue
EoR and human resources outsourcing services	$6,151,243	$4,675,423	$1,475,820	31.6%
Executive search services	712,452	796,858	(84,406)	(10.6)%
Human resources research services	1,123,827	30,688	1,093,139	3,562.1%
Total revenue	7,987,522	5,502,969	2,484,553	45.1%

Operating costs and expenses
Business service fees – direct cost	(19,286)	(53,266)	33,980	(63.8)%
Employee compensation and benefits expenses – direct cost	(5,646,448)	(4,230,189)	(1,416,259)	33.5%
Employee compensation and benefits expenses	(734,241)	(1,180,738)	446,497	(37.8)%
Legal and professional fees	(744)	(5,028)	4,284	(85.2)%
Depreciation of property and equipment	(9,280)	(9,874)	594	(6.0)%
Operating lease expenses	(113,020)	(135,026)	22,006	(16.3)%
Current expected credit losses on accounts receivable	(4,599)	(1,269)	(3,330)	262.4%
Advertising and marketing expenses	(72,118)	(82,027)	9,909	(12.1)%
Other operating costs and expenses	(99,727)	(137,057)	37,330	(27.2)%
Total operating costs and expenses	(6,699,463)	(5,834,474)	(864,989)	14.8%

Income (loss) from operations	1,288,059	(331,505)	1,619,564	(488.5)%

Other income (expenses):
Interest income	495	697	(202)	(29.0)%
Other income	2,349	—	2,349	N/A %
Interest expenses	(105,457)	(46,219)	(59,238)	128.2%
Loss on disposal of property and equipment	(4,793)	—	(4,793)	N/A %
Total other expenses, net	(107,406)	(45,522)	(61,884)	135.9%

Income (loss) before income tax expense	1,180,653	(377,027)	1,557,680	(413.1)%
Income tax (expense) benefit	(173,342)	59,256	(232,598)	(392.5)%
Net income (loss)	$1,007,311	$(317,771)	$1,325,082	(417.0)%

Revenue

Our revenue is generated from providing EoR and human resources outsourcing services, executive search services and human resources research services. The following table sets forth the breakdown of our revenue by service line for the years ended May 31, 2025 and 2024, respectively:

	For the years ended May 31,		Variance
	2025	2024	Amount	Percentage
				%
Revenue
EoR and human resources outsourcing services	$6,151,243	$4,675,423	$1,475,820	31.6%
Executive search services	712,452	796,858	(84,406)	(10.6)%
Human resources research services	1,123,827	30,688	1,093,139	3,562.1%
Total revenue	$7,987,522	$5,502,969	$2,484,553	45.1%

Our total revenue increased by $2,484,553 or 45.1%, from $5,502,969 for the year ended May 31, 2024 to $7,987,522 for the year ended May 31, 2025. Such increase was mainly due to (i) the increase in revenue from providing EoR and human resources outsourcing services by $1,475,820 or 31.6%, from $4,675,423 for the year ended May 31, 2024 to $6,151,243 for the year ended May 31, 2025, mainly as a result of the increase in our services requested by our largest customer, who is a Hong Kong branch of a multinational bank, to supply our employees to provide services for them during the year ended May 31, 2025; and (ii) the increase in revenue from providing human resources research services by $1,093,139 or 3,562.1%, from $30,688 for the year ended May 31, 2024 to $1,123,827 for the year ended May 31, 2025, mainly as a result of the increase in number of human resources research services we performed for our customers during the year ended May 31, 2025, as compared to the year ended May 31, 2024.

Operating costs and expenses

The following table sets forth the breakdown of our operating costs and expenses for the years ended May 31, 2025 and 2024, respectively:

	For the years ended May 31,		Variance
	2025	2024	Amount	Percentage
				%
Operating costs and expenses
Business service fees – direct cost	$(19,286)	$(53,266)	$33,980	(63.8)%
Employee compensation and benefits expenses – direct cost	(5,646,448)	(4,230,189)	(1,416,259)	33.5%
Employee compensation and benefits expenses	(734,241)	(1,180,738)	446,497	(37.8)%
Legal and professional fees	(744)	(5,028)	4,284	(85.2)%
Depreciation of property and equipment	(9,280)	(9,874)	594	(6.0)%
Operating lease expenses	(113,020)	(135,026)	22,006	(16.3)%
Current expected credit losses on accounts receivable	(4,599)	(1,269)	(3,330)	262.4%
Advertising and marketing expenses	(72,118)	(82,027)	9,909	(12.1)%
Other operating costs and expenses	(99,727)	(137,057)	37,330	(27.2)%
Total operating costs and expenses	$(6,699,463)	$(5,834,474)	$(864,989)	14.8%

Our operating costs and expenses mainly consist of business service fees — direct cost, employee compensation and benefits expenses — direct cost, employee compensation and benefits expenses, legal and professional fees, depreciation of property and equipment, operating lease expenses, current expected credit losses on accounts receivables, advertising and marketing expenses and other operating costs and expenses. Our operating costs and expenses increased by $864,989 or 14.8%, from $5,834,474 for the year ended May 31, 2024 to $6,699,463 for the year ended May 31, 2025. Such increase was mainly attributable to the increase in our employee compensation and benefits expenses — direct cost for the year ended May 31, 2025, which was partially offset by the decrease in our employee compensation and benefits expenses for the year ended May 31, 2025, as compared to the year ended May 31, 2024.

Business service fees — direct cost

Our business service fees — direct cost represented the service fees we paid to the independent third parties that we engaged for the provision of due diligence services and background checks on our candidates and consulting services in respect of human resources to us. Our business service fees — direct cost decreased by $33,980 or 63.8%, from $53,266 for the year ended May 31, 2024 to $19,286 for the year ended May 31, 2025, which was mainly attributable to the engagement of a professional consultant for the provision of consulting services in respect of human resources to us during the year ended May 31, 2024, and we did not continue to engage that consultant for the year ended May 31, 2025.

Employee compensation and benefits expenses — direct cost

Our employee compensation and benefits expenses — direct cost mainly consisted of salaries and other allowances and retirement benefit scheme contribution to our assigned staff who provide services to our customers. Our employee compensation and benefits expenses — direct cost increased by $1,416,259 or 33.5%, from $4,230,189 for the year ended May 31, 2024 to $5,646,448 for the year ended May 31, 2025, which was in line with the increase in our revenue from providing EoR and human resources outsourcing services.

Employee compensation and benefits expenses

Our employee compensation and benefits expenses mainly consisted of salaries and other allowances and retirement benefit scheme contribution for our operational staff. Our employee compensation and benefits expenses decreased by $446,497 or 37.8%, from $1,180,738 for the year ended May 31, 2024 to $734,241 for the year ended May 31, 2025, which was mainly attributable to the decrease in number of staff for the year ended May 31, 2025, as compared to the year ended May 31, 2024.

Legal and professional fees

Our legal and professional fees mainly consisted of the audit fees and company secretarial fees. Our legal and professional fees decreased by $4,284 or 85.2%, from $5,028 for the year ended May 31, 2024 to $744 for the year ended May 31, 2205, which was mainly attributable to the decrease in professional services engaged by us during the year ended May 31, 2025, as compared to the year ended May 31, 2024.

Depreciation of property and equipment

Our depreciation of property and equipment remained relatively stable at $9,280 and $9,874 for the years ended May 31, 2025 and 2024, respectively.

Operating lease expenses

Our operating lease expenses decreased by $22,006 or 16.3%, from $135,026 for the year ended May 31, 2024 to $113,020 for the year ended May 31, 2025, which was mainly attributable to the termination due to expiry of our office lease agreements on April 30, 2025 and we subsequently entered into the license agreement with our related party for the use of our office in Hong Kong since May 1, 2025.

Current expected credit losses on accounts receivable

Our current expected credit losses on accounts receivable increased by $3,330 or 262.4%, from $1,269 for the year ended May 31, 2024 to $4,599 for the year ended May 31, 2025, which was mainly attributable to the increase in accounts receivable balance exposed to credit risk as at 31 May 2025, as compared to 31 May 2024.

Advertising and marketing expenses

Our advertising and marketing expenses mainly represented the service fees paid to the professional advertising and marketing service providers for advertising the job recruitments for our customers. Our advertising and marketing expenses decreased by $9,909 or 12.1%, from $82,027 for the year ended May 31, 2024 to $72,118 for the year ended May 31, 2025, which was mainly attributable to the decrease in market demand for executive search services for the year ended May 31, 2025, as compared to the year ended May 31, 2024.

Other operating costs and expenses

Our other operating costs and expenses mainly consisted of travelling expenses, entertainment expenses, office expenses, utilities expenses, cleaning expenses, etc. Our other operating costs and expenses decreased by $37,330 or 27.2%, from $137,057 for the year ended May 31, 2024 to $99,727 for the year ended May 31, 2025, which was mainly attributable to the decrease in office expenses for the year ended May 31, 2025, as compared to the year ended May 31, 2024, as a result of the exercise of cost control on other operating costs and expenses by the management during the year ended May 31, 2025.

We expect our operating costs and expenses, including, but not limited to, employee compensation and benefits expenses, to increase in the foreseeable future, as our business further grows. We expect our legal and professional fees for legal, audit, and advisory services will increase as we will incur the audit fee, legal fee and advisory fee for this Offering and subsequently as a public company upon the completion of this Offering.

Other expenses, net

Our other expenses, net include bank interest income, other income, interest expenses and loss on disposal of property and equipment. Our other expenses, net increased by $61,884 or 135.9%, from $45,522 for the year ended May 31, 2024 to $107,406 for the year ended May 31, 2025, which was mainly attributable to the increase in our interest expenses as a result of the increase in our accounts receivable financing during the year ended May 31, 2025, as compared to the year ended May 31, 2024.

Income tax (expense) benefit

Under the current laws of the British Virgin Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.

TalentQuest HR Limited is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to approximately $255,073 (HK$2,000,000), and 16.5% on any part of assessable profits approximately $255,073 (HK$2,000,000). We recorded the income tax expense of $173,342 for the year ended May 31, 2025 and the income tax benefit of $59,256 for the year ended May 31, 2024.

Net Income

As a result of the foregoing, we reported net income of $1,007,311 for the year ended May 31, 2025 and net loss of $317,771 for the year ended May 31, 2024.

Liquidity and Capital Resources

Our liquidity and working capital requirements mainly represent the payments for employee compensation and benefits expenses, property rentals and other operating expenses incurred for our business operations. To date, we have financed our operations primarily through cash flows from operations and bank and other borrowings. We plan to support our future operations primarily from cash generated from our operations and the proceeds of this Offering.

We reported net income of $335,138 and $265,498 for the six months ended November 30, 2025 and 2024, respectively. We had net income of $1,007,311 for the year ended May 31, 2025 and net loss of $317,771 for the year ended May 31, 2024. As of November 30, 2025, we had cash and cash equivalents of $456,999 compared to $1,036,416 as of May 31, 2025. We had positive working capital of $1,000,128 and $1,130,624 as of November 30, 2025 and May 31, 2025, respectively. We generated a positive cash flow from operating activities of $589,253 and $304,653 for the six months ended November 30, 2025 and 2024, respectively. We generated a positive cash flow from operating activities of $783,957 for the year ended May 31, 2025 and a negative cash flow from operating activities of $359,348 for the year ended May 31, 2024. Our working capital requirements are influenced by the size of our operations and the timing for collecting accounts receivable and payment of payable.

We believe that our current cash and cash flows provided by operating activities, and the estimated net proceeds from this Offering will be sufficient to meet our working capital needs in the next 12 months from the date the audited combined financial statements are issued. If we experience an adverse operating environment or incur unanticipated capital expenditure requirements, or if we determine to accelerate our growth, then additional financing may be required. No assurance can be given, however, that additional financing, if required, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of equity securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to our existing shareholders.

Before the incorporation of the Company, on May 31, 2025, our Operating Subsidiary, TalentQuest HR Limited declared a dividend of HK$48,000 per share (equivalent to $6,122 per share) with respect to the 100 issued shares of TalentQuest HR Limited or HK$4,800,000 (equivalent to $612,175) to the sole shareholder of TalentQuest HR Limited. On May 31, 2025, TalentQuest HR Limited settled the dividend payable to the sole shareholder of TalentQuest HR Limited of HK$4,800,000 (equivalent to $612,175) by way of offsetting the amount due from a director, who was the same ultimate shareholder of TalentQuest HR Limited. On July 17, 2026, CALM Chain declared a dividend of HK$3,300,000 (equivalent to approximately US$422,400) with respect to the 18,000,000 Ordinary Shares (15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares) issued and outstanding of the Company to all shareholders of record as of July 17, 2026, at HK$0.18 per Ordinary Share (equivalent to $0.02 per Ordinary Share), and the dividend payable was settled on July 20, 2026.

We do not plan to pay any further dividends out of our retained earnings.

The following table summarizes our cash flows for the six months ended November 30, 2025 and 2024 and the years ended May 31, 2025 and 2024.

	For the six months ended November 30,
	2025	2024
Net cash provided by operating activities	$589,253	$304,653
Net cash used in investing activities	(701,231)	(293,767)
Net cash (used in) provided by financing activities	(482,449)	88,666
Effect of exchange rate changes on cash and cash equivalent	15,010	(6,933)
Net (decrease) increase in cash and cash equivalents	(579,417)	92,619
Cash and cash equivalents at the beginning of the period	1,036,416	2,256
Cash and cash equivalents at the end of the period	456,999	94,875
	For the years ended May 31,
	2025	2024
Net cash provided by (used in) operating activities	$783,957	$(359,348)
Net cash provided by investing activities	1,212	112,533
Net cash provided by financing activities	259,627	118,271
Effect of exchange rate changes on cash and cash equivalent	(10,636)	1,462
Net increase (decrease) in cash and cash equivalents	1,034,160	(127,082)
Cash and cash equivalents at the beginning of the year	2,256	129,338
Cash and cash equivalents at the end of the year	1,036,416	2,256

Operating activities

Our net cash provided by operating activities amounted to $589,253 for the six months ended November 30, 2025, mainly derived from (i) the net income for the period of $335,138; (ii) various non-cash items of $5,793, such as depreciation of property and equipment, current expected credit losses on accounts receivables, unrealized gain on short-term investments and deferred income tax benefit; and (iii) the decrease in accounts receivable, net of $198,447 as a result of more settlement from customers closer to the end of the six months ended November 30, 2025, as compared to that of the year ended May 31, 2025.

Our net cash provided by operating activities amounted to $304,653 for the six months ended November 30, 2024, mainly derived from (i) the net income for the period of $265,498; (ii) various non-cash items of $80,091, such as depreciation of property and equipment, current expected credit losses on accounts receivables, amortization of operating lease right-of-use assets and interest of lease liabilities and deferred income tax benefit; and (iii) the increase in accrued expenses and other payables of $152,166 as a result of more billings from our suppliers due to the completion of performance obligations closer to the end of the six months ended November 30, 2024, as compared to that of the year ended May 31, 2024, which was partially offset by (i) the increase in accounts receivable, net of $109,495 as a result of more billing to customers due to the completion of performance obligations closer to the end of the six months ended November 30, 2024, as compared to that of the year ended May 31, 2024; and (ii) the payment of our lease for our office of $67,755 for the six months ended November 30, 2024.

Our net cash provided by operating activities amounted to $783,957 for the year ended May 31, 2025, mainly derived from (i) the net income for the year of $1,007,311; (ii) various non-cash items of $190,773, such as depreciation of property and equipment, amortization of operating lease right-of-use assets and interest of lease liabilities, current expected credit losses on accounts receivables, loss on disposal of property and equipment and deferred income tax expense; and (iii) the increase in tax payable of $109,560 as a result of the provision of income tax expense for the year, which was partially offset by (i) the increase in accounts receivable, net of $356,411 as a result of more billing to customers due to the completion of performance obligations closer to the end of the year ended May 31, 2025, as compared to that of the year ended May 31, 2024; (ii) the decrease in contract liabilities of $106,830 as a result of the decrease in billings in advance of performance obligations under contracts closer to the end of the year ended May 31, 2025, as compared to that of the year ended May 31, 2024; and (iii) the payment of our lease for our office of $113,019 for the year ended May 31, 2025.

Our net cash used in operating activities amounted to $359,348 for the year ended May 31 2024, mainly derived from (i) the net loss for the year of $317,771; and (ii) the payment of our lease for our office of $135,026 for the year ended May 31, 2024, which was partially offset by (i) various non-cash items of $83,844, such as depreciation of property and equipment, amortization of operating lease right-of-use assets and interest of lease liabilities, current expected credit losses on accounts receivables and deferred income tax benefit.

Investing activities

Our net cash used in investing activities was $701,231 for the six months ended November 30, 2025, mainly attributable to the purchase of property and equipment of $51, the purchase of short-term investments of $642,292 and the advance to a director of $58,888 for the six months ended November 30, 2025.

Our net cash used in investing activities was $293,767 for the six months ended November 30, 2024, mainly attributable to the advance to a director of $1,779,112 and the repayment from a director of $1,485,345 for the six months ended November 30, 2024.

Our net cash provided by investing activities was $1,212 for the year ended May 31, 2025, mainly attributable to the repayment from a director for the year ended May 31, 2025.

Our net cash provided by investing activities was $112,533 for the year ended May 31, 2024, mainly attributable to the purchase of property and equipment of $7,953 and a repayment from a director of $120,486 for the year ended May 31, 2024.

Financing activities

Our net cash used in financing activities was $482,449 for the six months ended November 30, 2025, mainly attributable to the repayments of bank and other borrowings of $1,710,496 and the payment of offering costs pursuant to initial public offering of $401,870, which was partially offset by the proceeds from bank and other borrowings of $1,633,678 for the six months ended November 30, 2025.

Our net cash provided by financing activities was $88,666 for the six months ended November 30, 2024, mainly attributable to the proceeds from bank and other borrowings of $1,346,243, which was partially offset by the repayments of bank and other borrowings of $1,257,577 for the six months ended November 30, 2024.

Our net cash provided by financing activities was $259,627 for the year ended May 31, 2025, mainly attributable to the proceeds from bank and other borrowings of $846,841, which was partially offset by the repayments of bank and other borrowings of $587,214 for the year ended May 31, 2025.

Our net cash provided by financing activities was $118,271 for the year ended May 31, 2024, mainly attributable to the proceeds from bank and other borrowings of $575,455; which was partially offset by the repayments of bank and other borrowings of $457,184 for the year ended May 31, 2024.

Trend Information

We are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our revenue, net income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with entities which are not combined or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No.450-20, “Loss Contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

The following table summarizes our contractual obligations as of November 30, 2025:

	Payments due by period
Contractual obligations	Total	Less than 1 year	1 – 3 years	More than 3 years
Bank and other borrowings	$1,580,399	$507,328	$366,634	$706,437
	$1,580,399	$507,328	$366,634	$706,437

Capital Expenditures

For the six months ended November 30, 2025 and 2024 and the years ended May 31, 2025 and 2024, we purchased $51, nil, nil and $7,953 of property and equipment, respectively, mainly for use in our operations.

Subsequent to November 30, 2025 and as of the date of this prospectus, we did not purchase any material property and equipment for operational use. We do not have any other material commitments to capital expenditures as of November 30, 2025 or as of the date of this prospectus.

Inflation

Inflation does not materially affect our business or the results of our operations.

Seasonality

It is normal for companies/organizations to review their human resources strategies shortly after their respective year-ends. Our Directors consider that the demands for our EoR and human resources outsourcing services, executive search services as well as human resources research services are generally not subject to seasonality.

Critical Accounting Policies and Critical Accounting Judgments and Estimates

We prepare our combined financial statements in accordance with U.S. GAAP. These accounting principles require us to make judgments, estimates and assumptions on the reported amounts of assets and liabilities at the end of each fiscal period, and the reported amounts of revenues and expenses during each fiscal period. We continually evaluate these judgments and estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

Critical accounting policies

When reading our combined financial statements, you should consider our selection of critical accounting policies, including revenue recognition, accounts receivable, and income taxes, of which the details are set out in our combined financial statements.

Critical accounting estimates

You should also consider the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our financial statements.

Allowance for current expected credit losses

We have adopted the loss rate methodology to estimate historical losses on accounts receivable. The Group has adopted the aging methodology to estimate the credit losses on accounts receivable. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the current expected credit loss. We have also adopted a current lifetime expected credit losses methodology to measure impairments of other financial assets, which results in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. For the six months ended November 30, 2025 and 2024, we recorded the provision for current expected credit losses for accounts receivable of $8,531 and $10,065, respectively. For the years ended May 31, 2025 and 2024, we recorded the provision for current expected credit losses for accounts receivable of $4,599 and $1,269, respectively.

Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the combined financial statements, “Summary of Significant Accounting Policies”.

Quantitative and Qualitative Disclosures about Market Risk and Credit Risk

Credit Risk

Our assets that are potentially subject to a significant concentration of credit risk primarily consist of bank balances and accounts receivable, net.

We believe that there is no significant credit risk associated with cash at banks in Hong Kong, which were held by reputable financial institutions in the jurisdiction where our Hong Kong subsidiaries are located. The Deposit Protection Scheme introduced by the Hong Kong Government insured each depositor at one bank for a maximum amount of US$102,764 (HK$800,000). Otherwise, these balances are not covered by insurance. We believe that no significant credit risk exists as these financial institutions have high credit quality and we have not incurred any losses related to such deposits.

For the credit risk related to accounts receivable, we adopted ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. We perform periodic credit evaluations of our customers’ financial condition and generally do not require collateral. We have adopted the loss rate methodology to estimate historical losses on accounts receivable. We have adopted the aging methodology to estimate the credit losses on accounts receivable. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the current expected credit loss. We seek to maintain strict control over our outstanding receivables. Overdue balances are reviewed regularly. We believe that no significant credit risk exists as the risk is mitigated by our assessment of our customers’ creditworthiness, years of relationship and its ongoing monitoring of outstanding balances.

Liquidity Risk

Liquidity risk is the risk that we will encounter difficulty in meeting the obligations associated with our financial liabilities that are settled by delivering cash or another financial asset. Our approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet our liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to our reputation.

Typically, we ensure that we have sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Interest rate risk

We are exposed to cash flow interest rate risk through changes in interest rates related mainly to our bank and other borrowings.

The following table details the interest rate profile of our bank and other borrowings of May 31, 2025 and 2024:

	As of May 31,
	2025	2024
Fixed rate borrowings	$457,855	$191,818
Floating rate borrowings	1,039,118	1,048,850
Total	$1,496,973	$1,240,668

Fluctuations in interest rates may negatively affect our financial condition and results of operations. We are exposed to floating interest rate on floating rate bank and other borrowings. We do not use any derivative financial instruments to manage the interest rate exposure. At May 31, 2025 and 2024, it is estimated that a general increase/decrease of 100 basis points in interest rates, with all other variables held constant, would have decreased/increased the Group’s profit after tax by $8,677 and $8,758, respectively.

The fair value interest rate risk on fixed rate bank and other borrowings is not material to us.

Foreign Exchange Risk

Our operating activities are transacted in HK$. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations. We consider the foreign exchange risk in relation to transactions denominated in HK$ with respect to US$ is not significant as HK$ is pegged to US$.

INDUSTRY

This section contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this registration statement. The statistics and industry data used in this section are derived from various public sources such as government publications. We believe that the sources of this information are reliable, but we have not independently verified the data from third-party sources. Therefore, we make no representation as to the accuracy or completeness of such data. You are cautioned not to place undue reliance on this information.

Overview of the Global Human Resources Services Industry

The global human resources (HR) services industry is an integral component of the modern corporate ecosystem, providing sophisticated solutions that enable organizations to acquire, manage, and strategically deploy talent. The market has evolved beyond traditional recruitment to offer a spectrum of specialized, high-value services. The primary segments, which directly align with our core offerings, include:

Employer of Record (“EoR”) and Human Resources Outsourcing Services:    This segment addresses the growing corporate need for workforce agility and operational efficiency. It involves providing clients with skilled professionals to fill vacant headcounts while the service provider acts as the legal employer. This includes managing the entire employment lifecycle, from formalising contracts to handling complex payroll administration and statutory obligations such as pension schemes. This model is particularly critical for large, highly-regulated organizations such as banks and government bodies that require compliant and seamless headcount management.

Candidate Search & Specialized Executive Search Services:    This high-touch segment is focused on identifying and securing talent for critical, strategic, and niche roles. The process is comprehensive, involving not only the identification and screening of candidates but also conducting detailed background checks, coordinating complex interview cycles, expertly negotiating compensation and offer terms, and providing dedicated onboarding support. This service is essential for a wide array of industries, including finance, construction, and emerging technology sectors like IT, digital, and blockchain, where specialized expertise is scarce and vital for success.

Strategic HR Advisory & Research:    This segment provides high-level intelligence and consulting to support major corporate decisions. It focuses on conducting in-depth research for clients planning market entry into new jurisdictions. Services include providing detailed analysis of the target workforce environment, statutory requirements on wages and benefits, and navigating complex employment visa procedures. This strategic advice is a critical enabler for listed companies and firms with active corporate development plans.

The global industry is driven by macro-trends including globalization, technological disruption, and an increasing focus on regulatory compliance, and is projected to continue its growth fueled by ongoing economic digitalization and the strategic outsourcing of non-core HR functions.

The Human Resources Services Market in the Asia-Pacific Region

The Asia-Pacific (APAC) region is a premier growth engine for the global HR services industry. Its dynamic and diverse economies create a complex but opportunity-rich environment. Unlike more homogenous markets, APAC is characterized by a wide variance in labour laws, cultural norms, and economic maturity across jurisdictions. This complexity makes specialized, expert HR service providers not just beneficial, but a strategic imperative for businesses operating in or expanding across the region. The demand for our specific services is particularly pronounced in this context:

Navigating Regional Complexity with EoR and human resources outsourcing services:    For multinational corporations and large local enterprises, managing payroll and ensuring compliance with distinct statutory requirements in each APAC region (e.g., Japan, Singapore, Hong Kong) is a significant operational burden. The demand for our EoR and human resources outsourcing services is therefore exceptionally strong, as it offers a streamlined solution. By acting as the employer of record, we enable clients, particularly in the banking and government sectors, to flexibly secure talent across the region without establishing multiple legal entities or navigating intricate local employment laws, thereby mitigating risk and improving operational focus.

Winning the Regional “War for Talent” with Executive Search Services:    Key APAC hubs like Tokyo, Singapore, and Hong Kong are epicentres of intense competition for high-calibre professionals, especially in finance, IT, and digital innovation. A generic approach to recruitment is ineffective. Our executive search services provide a critical advantage by leveraging deep local networks and market intelligence to identify and secure elite talent. Our end-to-end management of the process — from background checks to offer negotiation — is essential for clients seeking to fill strategic roles and build winning teams in these competitive markets.

Enabling Cross-Border Expansion with Strategic Research:    The APAC region is a hotbed for M&A activity and intra-regional expansion. Companies seeking to enter new markets — for instance, a Japanese firm looking to expand into Southeast Asia or a Western company establishing a presence in Hong Kong — face significant uncertainty regarding the local talent landscape and regulatory environment. Our HR research service directly addresses this need, providing the critical due diligence and strategic workforce advice that underpins successful market entry and corporate transactions. As we look to expand our clientele, this service is a key pillar for engaging with listed and multinational companies planning their next strategic move in the region.

The Human Resources Services Market in Hong Kong

Market and Growth

Hong Kong, as a premier international financial, trade, and logistics hub, possesses a sophisticated and highly developed service-based economy. The HR services market is a direct beneficiary of this economic structure. The market’s performance is closely correlated with Hong Kong’s GDP growth, unemployment rate, and overall business sentiment.

According to the Census and Statistics Department of the HKSAR Government, the seasonally adjusted unemployment rate stood at 3.5% for 2025Q2, indicating a tight labor market. This environment creates strong demand for recruitment and executive search services as companies compete for a limited pool of qualified candidates. While the market experienced fluctuations due to the COVID-19 pandemic and other socio-economic factors, it has demonstrated resilience and is poised for growth, driven by economic recovery and strategic government initiatives.

According to the Report on 2023 Manpower Projection by the Labour and Welfare Bureau of the HKSAR Government (“2023 Projection Report”), which is the latest available projection report published in November 2024, the projected manpower requirements in 2028 for sector and occupation groups that our employee assigning and executive search services focus on, namely managers, supervisors and professionals of financial services under the classification of the 2023 Projection Report, is expected to grow from 229,400 in 2023 to 254,500 in 2028, representing a CAGR of 2.1%. The overall manpower requirements for managers, supervisors and professionals are expected to grow from 1,579,100 in 2023 to 1,709,600 in 2028, representing an overall CAGR of 1.6%.

Within the same report, in terms of manpower balance, which represents the difference between manpower supply and requirements, the manpower shortage for the occupation group of managers, supervisors and professionals of 15,000 in 2023 is expected to intensify to around 27,000 – 32,000 in 2028. Increase in manpower shortage represents stronger competition for recruitment of talents, which translates to extra opportunity for our EoR and human resources outsourcing services and executive search services as companies compete for a limited pool of qualified candidates.

Key Market Drivers in Hong Kong

Strategic Position as an International Financial Centre:    Hong Kong’s long-established status as a critical node in the global financial system perpetually drives demand for professionals in finance, banking, legal, accounting, and professional services.

Talent Shortages in Key Sectors:    The city faces persistent talent shortages in high-growth sectors, exacerbated by demographic shifts and a competitive international market for top-tier professionals.

Government Initiatives and Policies:    The HKSAR Government has launched several initiatives to attract and retain global talent, such as the Top Talent Pass Scheme and other enhanced visa programs.

Growth in Wealth Management and Family Offices:    Hong Kong is reinforcing its position as a leading wealth management centre in Asia, creating highly specialized roles.

Evolving Work Models:    The adoption of flexible, remote, and hybrid work models has increased the demand for contract and temporary staff.

Market Segments

The Hong Kong HR services market can be segmented by the types of services offered. The ability to excel in these segments is fundamentally linked to the quality of a firm’s underlying talent database.

Permanent Placement:    This is a high-value segment focused on sourcing candidates for mid-to-senior level and C-suite positions. Success in this segment is heavily reliant on a deep, proprietary talent database, which provides access to a pool of vetted, passive candidates who are unavailable through public job boards and are crucial for filling strategic roles.

Temporary & Contract Staffing:    This segment provides businesses with workforce flexibility and is characterized by higher volume and shorter placement cycles. The ability to rapidly deploy qualified personnel hinges on maintaining a robust and current database of pre-screened, available contractors, ensuring both speed and quality of service for clients.

Other Human Resource Services:    This includes a range of value-added services such as payroll outsourcing, HR advisory, and recruitment process outsourcing.

Competitive Landscape

The HR services market in Hong Kong is highly competitive and fragmented. While we face competition from various players, we believe a primary determinant of long-term success is the strength of a firm’s proprietary talent database, which serves as a significant competitive moat.

The Critical Role of the Proprietary Talent Database

A key competitive differentiator and a significant barrier to entry in the Hong Kong recruitment market is the quality and depth of a firm’s proprietary talent database. Unlike public job portals or professional networking sites, a proprietary database is a curated, exclusive asset built over many years of operation. It contains not only active job seekers but, more importantly, a vast pool of passive candidates — high-calibre professionals who are not actively seeking a new role but are receptive to compelling opportunities presented by a trusted recruiter. This curated asset provides distinct advantages in speed, exclusive access to talent, and data intelligence.

Strength of Long-Term Relationships with Established Clients

Beyond technology and data, another significant competitive moat is the cultivation of deep, long-term relationships with a client base of established, often multinational, companies. These partnerships, built on a foundation of trust and a consistent track record of successful placements and strategic advice, provide several key advantages:

Trusted Advisor Status:    Long-term engagements allow us to move beyond a transactional role to become a strategic partner. We gain an intimate understanding of our clients’ business culture, strategic goals, and talent needs, enabling us to provide proactive and highly tailored advice.

High Barrier to Entry:    These established relationships, particularly with clients in demanding sectors like banking and government, represent a formidable barrier to entry for new competitors. The trust and institutional knowledge we have built cannot be easily replicated and serve as a powerful endorsement of our capabilities.

Stable, Recurring Business:    Strong relationships generate a high degree of repeat business and client retention, creating a more stable and predictable revenue base. This allows us to invest in growth and service innovation with greater confidence.

Competitor Tiers

Global Full-Service Firms:    Large, multinational recruitment agencies that leverage strong brand presence and their own extensive databases.

Boutique Specialist Firms:    Smaller firms that compete on deep domain expertise in a specific industry niche.

Local Hong Kong Agencies:    Local players who often compete on price and local networks but may lack the sophisticated database infrastructure or the trusted relationships with premier multinational clients.

In-house Corporate Recruitment Teams:    A client’s decision to manage recruitment internally, though they often lack the broad market access and specialized advisory capabilities of an established external partner.

We believe that the combination of our two key strategic assets — our extensive proprietary talent database and our deep, long-term relationships with established, multinational clients — forms a powerful competitive moat. This synergy of data intelligence and trusted partnership is the cornerstone of our value proposition and the primary driver of our competitive strength.

Future Outlook

Looking ahead, we believe the outlook for the HR services industry remains positive, not only in our core Hong Kong market but across the wider Asia-Pacific region. We have identified several key trends that will shape the industry and guide our strategic initiatives:

Strategic Investment in AI and Technology:    The integration of Artificial Intelligence (AI) is fundamentally transforming the recruitment landscape. Beyond simple automation, AI enables predictive analytics for identifying high-potential candidates, enhances the efficiency and accuracy of matching skills to complex job requirements, and provides clients with valuable data-driven insights into hiring trends. Our strategy includes significant ongoing investment in our technological infrastructure, particularly in leveraging AI to augment our proprietary database, thereby increasing the speed and quality of placements and delivering superior value to our clients.

Growth Opportunities in the Asia-Pacific Region:    While Hong Kong remains our foundational market, the key drivers of our industry — including talent scarcity in technology and finance, and economic digitalization — are prevalent across the Asia-Pacific region. Major commercial hubs such as Singapore and Tokyo present significant growth opportunities. We believe our proven recruitment model, sophisticated technological platform, and expertise in serving multinational corporations position us strongly to expand our clientele and operations into these attractive markets, offering a seamless service to businesses with regional talent needs.

Increased Demand for Specialization:    As business needs become more complex, the demand for recruiters with deep, niche-specific knowledge will continue to grow, a knowledge base that is captured and cultivated within a proprietary database.

Intensifying Competition for Talent:    As Hong Kong competes with other global cities for top professionals, companies will increasingly rely on recruitment partners who can provide immediate access to a pre-vetted, high-quality talent pool through a proprietary database.

By capitalizing on these regional and technological trends, and by continuing to invest in our core assets of people, technology, and our proprietary database, we are confident in our ability to expand our market share and drive sustainable long-term growth both in Hong Kong and across the broader Asia-Pacific region.

BUSINESS

Overview

Headquartered in Hong Kong, we are a holding company incorporated in the British Virgin Islands, and all of our business are carried out by our wholly-owned Operating Subsidiary in Hong Kong, TalentQuest.

TalentQuest is an award-winning human resources solutions service provider which provides: (a) Employer of Record (“EoR”) and human resources outsourcing services; (b) executive search services; and (c) human resources research services. Since the commencement of TalentQuest’s human resources solution business in 2012, it has been an active player in the human resource solution market in Hong Kong, serving clients and industry from a wide spectrum, including: (a) multinational companies and governmental organizations that outsource their human resources functions; (b) multinational companies, financial institutions, construction companies, fintech companies and other SMEs that engage our Operating Subsidiary searching for suitable and qualified executives or staff placements; and (c) companies that consult us in human resources perspective for their future expansion regionally and worldwide.

For our EoR and human resources outsourcing services, our Operating Subsidiary formally acts as the employer of record of a workforce on behalf of our client. Upon receiving the EoR search mandate and job description from our client, the Operating Subsidiary pools, screens, shortlists and presents suitable candidates to our clients, as per their candidate requirement and instruction, for the client’s interview and selection. Once our client is satisfied with the candidate and decided to hire such candidate, the Operating Subsidiary will enter into employment contract with selected candidate as the Operating Subsidiary’s employee and assign the employee to the client company. The Operating Subsidiary, as the EoR, assumes responsibility for legal and administrative employment tasks, such as payroll, Mandatory Provident Fund (“MPF”), benefits, and compliance with labor laws, as the assigned employee’s employer. While the Operating Subsidiary as the EoR handles these compliance formalities, the client company oversees the daily activities and work of the assigned employees. The Operating Subsidiary, after the EoR employee is assigned client’s workplace, will also consistently work with the client to receive feedback, monitor and review the performance of the assigned employees.

The clients who engage our Operating Subsidiary for the EoR and human resources outsourcing services are mostly banks and government organizations. By outsourcing their human resources function to us as their EoR, our service could enhance their workforce flexibility, reduce sunk cost associated with permanent headcount as our Operating Subsidiary shoulder certain employment related compliance responsibilities for our client. During the year ended May 31, 2025, we had a total of 206 assigned employees under our employment and payroll. We charge a fixed percentage of the remuneration of the assigned employee as our service fee. The percentage varies depending on whether the assigned employee is on its second/renewal contract with the client.

For our executive search service, our Operating Subsidiary only provides searches services on contingency search basis. Our Operating Subsidiary searches and identifies candidates which fit with our clients’ needs, conducts screening interviews and background checks, coordinates interviews between candidates and clients, helps negotiate offer terms as well as provides support in the onboarding process. Clients who engage us for executive search service span from a variety of industries, ranging from financial institutions, construction companies, IT digital blockchain companies and to Small and Medium-sized Enterprises (“SME”). During the year ended May 31, 2025, the Operating Subsidiary had been engaged by its clients to perform more than 400 searches. Under the contingency search model, the Operating Subsidiary is only compensated upon placing a recommended candidate to the clients. The Operating Subsidiary charges the employer (our client) a certain percentage of the first year base salary of the position being filled.

For human resources research service, the Operating Subsidiary conducts research for clients who mostly would like to expand into other jurisdictions and provide advice on the workforce environment, including the employment distribution and foreign workforce, the statutory requirements on wage, benefits and insurance, employment visa application and procedures and any other items as requested by our clients. Clients who engage us for research services are mostly public companies or companies with mergers and acquisitions plan. We charge a fixed service fee depending on the number of reports requested.

Our Operating Subsidiary has been accredited by the HR Vendors of the Year: Gold Award in year 2016, 2017, 2018, by Human Resources Online.

The table below sets out our revenue by service categories for the six months ended November 30, 2025 and 2024 and the years ended May 31, 2025 and May 31, 2024.

	For the six months ended November 30,
	2025	2024
EoR and human resources outsourcing services	$2,489,633	$3,088,531
Executive search services	146,500	451,278
Human resources research services	546,053	198,953
Total revenue	$3,182,186	$3,738,762
	For the years ended May 31,
	2025	2024
EoR and human resources outsourcing services	$6,151,243	$4,675,423
Executive search services	712,452	796,858
Human resources research services	1,123,827	30,688
Total revenue	$7,987,522	$5,502,969

Our total revenue decreased by $556,576 or 14.9%, from $3,738,762 for the six months ended November 30, 2024 to $3,182,186 for the six months ended November 30, 2025. Such decrease was mainly due to (i) the decrease in revenue from the provision of EoR and human resources outsourcing services by $598,898 or 19.4%, from $3,088,531 for the six months ended November 30, 2024 to $2,489,633 for the six months ended November 30, 2025, mainly as a result of the decrease in our services requested by our largest customer, a Hong Kong branch of a multinational bank, during the six months ended November 30, 2025; and (ii) the decrease in revenue from the provision of executive search services by $304,778 or 67.5%, from $451,278 for the six months ended November 30, 2024 to $146,500 for the six months ended November 30, 2025, which was mainly attributable to the decrease in market demand for executive search services leading to the decrease in number of executive search services we performed for our customers during the six months ended November 30, 2025, as compared to the six months ended November 30, 2024, which was partially offset by the increase in revenue from the provision of human resources research services by $347,100 or 174.5%, from $198,953 for the six months ended November 30, 2024 to $546,053 for the six months ended November 30, 2025, mainly as a result of the increase in number of human resources research services we performed for our customers during the six months ended November 30, 2025, as compared to the six months ended November 30, 2024. We reported net income of $335,138 and $265,498 for the six months ended November 30, 2025 and 2024, respectively.

Our total revenue for the year ended May 31, 2025 was $7,987,522, which has increased by $2,484,553 or 45.1%, from $5,502,969 for the year ended May 31, 2024. Such increase was mainly due to (i) the increase in service fee from the provision of EoR and human resources outsourcing services by $1,475,820 or 31.6%, from $4,675,423 for the year ended May 31, 2024 to $6,151,243 for the year ended May 31, 2025 mainly from our largest client; and (ii) the increase in revenue from the provision of human resources research services by $1,093,139, or 3,562.1%, from $30,688 for the year ended May 31, 2024 to $1,123,827 for the year ended May 31, 2025, mainly due to an increase in demand of human resources research during the year ended May 31, 2025, as compared to the year ended May 31, 2024. We reported net income of $1,007,311 for the year ended May 31, 2025 and net loss of $317,771 for the year ended May 31, 2024.

According to the Report on 2023 Manpower Projection by the Labour and Welfare Bureau of the HKSAR Government (“2023 Projection Report”), which is the latest available projection report published in November 2024, the projected manpower requirements in 2028 for sector and occupation groups in Hong Kong that our employee assigning and executive search services focus on, namely managers, supervisors and professionals of financial services under the classification of the 2023 Projection Report, is expected to grow from 229,400 in 2023 to 254,500 in 2028, representing a CAGR of 2.1%. The overall manpower requirements for managers, supervisors and professionals in Hong Kong are expected to grow from 1,579,100 in 2023 to 1,709,600 in 2028, representing an overall CAGR of 1.6%.

Our Competitive Strengths

We maintain trusted partnerships with our clients.

Being able to establish trust with our clients, in particular those who engage us for EoR and human resources outsourcing service, is crucial to the business as familiarity to our client’s workflow, operations, team structure and project demands ensures smoother onboarding of assigned employee and very often leads us to become our client’s preferred vendors and secure repeated engagements. While our headhunt clients rely on us to fill in roles with talent, having a solid understanding on our clients’ hiring processes enable us to match candidates with our clients’ needs efficiently. We have maintained long-term and stable business relationships with our customers, ranging from approximately 1 to more than 10 years. Furthermore, since large amounts of funds are involved during the payroll process, it is important for us to gain trust from our clients. We have maintained long-term and stable business relationships with our customers, in particular, our largest clients who engage us with EoR and human resources outsourcing service, each of them has more than five years of relationship with us.

We have an extensive and high-quality talent network and candidate database.

We maintain a vetted network of candidate pool across industries. Our candidate database features carefully curated talents who we maintain regular contacts, which enables us to shorten recruitment cycles, and eventually leads to longer employee retention from clients. Our ability to maintain a pool of strong talents stamp from our extensive experience as the veteran in the industry. During the six months ended November 30, 2025 and 2024 and the two fiscal years ended May 31, 2025 and 2024, we have recruited 19, 37, 60 and 75 professionals for our executive search clients and placed 119, 179, 206 and 210 employees to the clients and human resources outsourcing service client, respectively.

Typically, our executive search fee is charged by a certain percentage of the remuneration of the first year of the appointment by our client and if the employed staff left, except for redundancy, reorganization, change of job specification, harassment or any breach of anti-discrimination legislation of the employed staff, within twelve weeks of commencing of employment, we will provide one suitable replacement. Hence, being able to fill in roles efficiently for our clients with longer retention means more stable and predictable income for us.

We have an experienced and strong management team with proven track record.

Our founder, Mr. Andrew Teh Yao, HO, has more than thirteen years of experience in the human resources industry and close connection with the clients, the Operating Subsidiary grows from a small practice with 30 clients, to an award winning firm with over 300 clients in 2025. Our management team’s deep expertise and comprehensive market insight allow us to stay ahead of industry trends, maintain close connections with the clients and professionals, anticipate client needs, and consistently deliver adaptable, high-quality services. While our clients rely on us to fill in roles with talent, the trusted partnerships we maintain with them and our familiarity with our client’s operations, team structure and hiring processes enable us to match candidates with our client’s needs efficiently. This strong relationship also leads to repeated engagements, and more than 100 of our clients have more than 3 years of relationship with us. For details and biographies of our executive Directors and senior management, please refer to “Directors and Senior Management” in this prospectus.

Growth Strategies

Expanding our clientele by progressively entering the Asia Pacific market.

We are committed to expanding our client base by progressively penetrating into the Asia Pacific market. We have observed the rapid economic growth and growing participation of foreign enterprises in Southeast Asia, such as Indonesia, Malaysia, Singapore, and Vietnam. We expect that the overall human resources resolution industry in Southeast Asia will continue to grow, mainly attributable to the increasing demand for human resources and talent resulting from the expansion of foreign investment by multinational corporations in such region. Furthermore, most of our clients and relationships in Hong Kong are regional subsidiary or brand office of various multinational corporation, especially financial services providers, with parent companies headquartered in the United States, United Kingdoms, and the PRC. We intend to strengthen the relationship with the parent company or the headquarters, to be their go-to human resources resolution provider in the Asia Pacific.

Streamlining administrative tasks and candidate search with the support of artificial intelligence technology.

We aim to continue to leverage on our experience in the human resources industry with the support of artificial intelligence (“AI”) to streamline candidate selection, simplify onboarding process and enhance operational efficiency. We envision that AI technologies will enable us and our Operating Subsidiary to offer more sophisticated, customized, and efficient human resources solutions to our clients. We intend to utilize AI products developed by third parties for our future growth, to benefit from the latest innovations without having to employ an in-house research and development team. For instance, we intend to deploy AI-powered tools to automate the compilation of candidate data, job seeker matching, candidate search, and conduct daily operation, such as payroll management and labor law compliance. We believe the AI tools will enable us and our Operating Subsidiary to provide highly tailored solutions to the specific needs and preferences of our clients and candidates. We also plan to use AI-driven processes to automate certain routine and repetitive tasks, such as data entry document assembly, or reference check of the candidates we placed. This will free up the staff to focus on more strategic and value-added activities, improving productivity and reducing operational costs.

The plan to gradually utilize artificial intelligence in our operations will be executed by stages and span across 24 months, where we will first pilot AI tools for candidate screening and onboarding automation. We estimate it will take approximately twelve months for us internally to familiarize ourselves with the usage before we scale it up to use in all operations including payroll, data management and analytics as well as client-facing activities. We plan to utilize approximately 15% of our net proceeds for: (a) the purchase of the relevant software licenses, infrastructure and cloud services and (b) recruiting data analysis and integration specialists to pilot AI tools for our operations in the upcoming twenty-four months. We estimate that the cost of utilization and integration of AI in our operation to be at least $900,000.

Providing training program in relation to AI utilization at workplace to our candidates, EoR employees, and staff of our client.

We intend to launch training program to our candidates, EoR employee, and our clients’ employee in relation to the utilization of AI productivity tools. Some of our client companies have already requested our Operating Subsidiary, as part of its services, to liaise and coordinate various on-job training in relation to the use of AI productivity software in workplace to their staff. We intend to launch the foundation AI training courses as part of our initiative to adopt AI in our operation and candidate selection and management process. Progressively, we aim to provide advance modules and certifications to our candidates, EoR employees, and clients’ staff during the second year of our AI initiative. We plan to utilize approximately 5% of our net proceed of our initial public offering to for curriculum development and content purchase, establishing the learning management system and recruiting trainers.

Pursuing strategic alliances and select acquisition opportunities.

We aim to selectively form additional strategic alliances with other human resources services providers and other partners, such as employment website and search firms, that bring synergies with our business. We also plan to selectively pursue acquisitions, investments, joint ventures and partnerships that are complementary to our business and operations. We target to further penetrate our existing markets by expanding our service offerings with the aim of becoming a market leader in the industry. By pursuing selective strategic investments, relationships, and acquisition opportunities, we seek to strengthen our market position and enhance the service capabilities of our Operating Subsidiary. Although we have not yet identified specific targets for acquisitions, we aim to identify suitable targets within two years after our initial public offering. Through these strategic investments, relationships, and acquisitions, we aim at growing the market reach of the service offerings.

Our Business

Our Operating Subsidiary provides EoR and human resources outsourcing, executive search and human resources research services to our clients from diverse industries.

EoR and human resources outsourcing

For our EoR and human resources outsourcing services, our Operating Subsidiary formally acts as the employer of record of a workforce on behalf of our client. Upon receiving the EoR search mandate and job description from our client, the Operating Subsidiary pools, screens, shortlists and presents suitable candidates to our clients, as per their candidate requirement and instruction, for the client’s interview and selection.

Once our client is satisfied with the candidate and decided to hire such candidate, the Operating Subsidiary will enter into employment contract with selected candidate as the Operating Subsidiary’s employee and assign the employee to the client company. The Operating Subsidiary, as the EoR, assumes responsibility for legal and administrative employment tasks, such as payroll, Mandatory Provident Fund (“MPF”), benefits, and compliance with labor laws, as the assigned employee’s employer. While the Operating Subsidiary as the EoR handles these compliance formalities, the client company oversees the daily activities and work of the assigned employees. The Operating Subsidiary, after the EoR employee is assigned client’s work place, will also consistently work with the client to receive feedback, monitor and review the performance of the assigned employees.

The clients who engage our Operating Subsidiary for the EoR and human resources outsourcing services are mostly banks, or multinational corporations, and government organizations. Our EoR and human resources outsourcing service provides our clients with more workforce flexibility, reduces sunk cost associated with permanent headcount and employment liability amid uncertain environment thereby enhancing its operational resilience and stability. As we shoulder certain employment related compliance and human resources responsibilities for our client, our EoR services also reduce the costs of our clients by taking over the certain role of human resources function in their enterprises, and to provide with our clients with short-term contingent labor support, without the need to expand internal headcounts and extensive hiring process. When the clients are facing internal headcount restrictions, we are also able to employ candidates as employer of record to support our client’s business operation.

During the year ended May 31, 2025, we had a total of 206 assigned employees seconded to our clients under EoR service. We charge a fixed percentage of the remuneration of the assigned employee as our service fee. The percentage varies depending on whether the assigned employee is on its second/renewal contract with the client.

During such an engagement, we would screen and shortlist candidates, conduct due diligence and background checks on the candidates, present the shortlisted candidates to our clients, arrange interviews for our clients with candidates, negotiate employment terms and formalize employment contract, manage onboarding process, as well as handling the staff’s payroll, MPF and other administrative matters as the assigned employee’s employer. In short, our clients outsource the human resources function to us, we charge a fixed percentage of the total remuneration of the assigned employee as service fee and shoulder certain employment related compliance responsibilities of our client as part of our services provided, such as handling all the administrative compliance matters from recruitment to payroll, employment-related tax returns and insurance.

At each month end, our clients will communicate with us on each assigned employee’s performance (i.e. the number of working days and the leaves taken) or the adjustment to the monthly salary, then we will conduct computation of salaries and the amounts of contributions to be paid for MPF in Hong Kong, arrange for payment to the employees’ bank accounts, monitor and maintaining payroll records, as well as preparing and filing employment-related tax returns.

Our Operating Subsidiary have adopted standard forms of employment contracts for our assigned employees. Pursuant to the instructions of the client, the assigned employees are seconded to work at premises requested by our client. The salient terms of the employment contracts with our assigned employees mainly include pre-determined monthly salary rate, commencement date of employment, job title, leave entitlement, staff benefits and termination notice. Under the employment contract we entered into with our assigned employee, we are entitled to terminate the employment by giving one-month notice, payment in lieu of notice, by mutual agreement or in accordance with the relevant laws. During the employment period, the assigned employee remains as the employee of our Operating Subsidiary but works under the supervision or assignment of our client. During the year ended May 31, 2025, we assigned 206 employees to our client companies.

Service Contracts and Standard Terms

Duration:    Our agreements have an initial term of 18 months, two years or three years and the term may be extended by mutual agreement by the parties, unless prior written notice is given by either party or the end-user terminating the agreement.

Service fee:    Our basic service fees generally equal a fixed percentage of the total remuneration of the seconded employees. The percentage varies depending on whether the seconded staff is on its second/renewal contract with the client.

Payment terms:    Payment for our service fee is generally required to be settled upon receipt of invoice to 30 days from the date of invoice

Scope of service:    Our service includes sourcing candidates, performing background checks, arranging interviews, formalizing employment contracts, managing onboarding process, as well as handling the staff’s payroll, MPF and other administrative matters as the staff’s employer.

Executive search service

For our executive search service, our Operating Subsidiary only provides searches services on contingency search basis. Our Operating Subsidiary searches and identifies candidates which fit with our clients’ needs, conducts screening interviews and background checks, coordinates interviews between candidates and clients, helps negotiate offer terms as well as provides support in the onboarding process. Clients who engage us for executive search service span from a variety of industries, ranging from financial institutions, construction companies, IT digital blockchain companies and to Small and Medium-sized Enterprises (“SME”). During the year ended May 31, 2025, the Operating Subsidiary had been engaged by its clients to perform more than 400 searches. Under the contingency search model, the Operating Subsidiary is only compensated upon placing a recommended candidate to the clients. The Operating Subsidiary charges the employer (our client) a certain percentage, typically ranging from 15% to 25%, of the first year base salary of the position being filled.

When clients engage us for executive search services, they communicate to us the specifics of the roles that they are looking to fill in and we will identify candidates which fit with our clients’ needs, conduct screening interviews and background checks, coordinate interviews between candidates and clients, help negotiate offer terms as well as providing support in the onboarding process. We generally are able to identify candidates and recommend them to our clients within 30 days while having the roles filled in within 30 days.

Service Contracts and Standard Terms

Duration:    Our house-form agreements do not have a definite term or duration and the terms and conditions remain unchanged until a new agreement is signed. Our client will engage us on an as-needed basis following the terms of the latest house-form agreement

Service fee:    a fixed percentage of service fee by a certain percentage of the remuneration of the first year of the appointment by our client. If the employed staff left, except for redundancy, change of job specification, harassment or any breach of anti-discrimination legislation of the employed staff, within twelve weeks of commencement of employment, we will provide one suitable replacement.

Payment terms:    Payment for our service fee is generally required to be settled upon receipt of invoice to 30 days from the date of invoice

Scope of service:    Our service includes sourcing candidates, performing background checks, arranging interviews, formalizing employment contract, managing onboarding process, as well as handling the staff’s payroll, MPF and other administrative matters as the staff’s employer

Human resources research service

When clients engage us for human resources research service, very often they are looking to expand into a less familiar region and would like to understand more about on the employment environment in the region. Very often, they will communicate with us on the key areas which they would like us to cover and a typical human research report will cover trends and market situation of the specific region, as well as analysis on wage requirements, social security or equivalent, benefit packages, key employment terms, visa procedures and labor union and collective bargaining frameworks etc.

We generally charge our clients a fixed fee depending on the number of reports they require and we normally will be able to deliver the reports within two months.

Service Contracts and Standard Terms

Duration:    The research reports are generally be delivered within two months from the date of our agreements.

Service fee:    A fixed service fee depending on the number of reports requested.

Payment terms:    Either by instalments or upon the execution of agreement. Payment for our service fee is generally required to be settled upon receipt of invoice to 30 days from the date of invoice.

Scope of service:    Our service includes the provision of human resources report covering areas and regions as requested by our clients.

Talent sourcing and talent pool management

Our service effectiveness hinges on our ability to attract and retain top talent through strategic sourcing and candidate engagement. We recruit prospective candidates through targeted job postings, digital and telephone outreach, and direct communication via our EoR service and executive search teams. Additionally, candidates can register directly through our online platform.

We maintain an active corporate website (https://talentquest.com.hk/) for job postings and manage a comprehensive skills database to ensure precise matching with job openings and contract assignments. Our standard process includes thorough screening, interviews, and, where applicable, background checks for all candidates before submission to clients.

We conduct a stringent screening process before candidate registration. This includes third-party verification of qualifications and, when necessary, direct validation with issuing authorities to confirm credential authenticity.

All registered personnel details — including background information, skill sets, experience levels, and assignment preferences (location, working hours, etc.) — are securely stored in our centralized database. This allows for efficient matching and quick identification of the best-fit candidates for each role.

Understand clients’ requirements.    Our operation teams work closely with clients to gather comprehensive details about their needs, including the required skill sets and qualifications, job responsibilities and scope of work and service schedules and any special requirements. This ensures we identify candidates who align precisely with client expectations.

Matching of talents.    All registered candidates in our talent pool are meticulously profiled in our database. Our customer service team conducts targeted searches to match individuals based on their professional backgrounds, specialized skills and expertise and relevant experience. If no suitable candidates are available internally, our teams proactively source talent through job postings on our corporate website (https://talentquest.com.hk) and reputable third-party recruitment platforms.

Onboarding and performance monitoring.    Once a match is confirmed, we provide detailed briefings to candidates on job expectations, work locations, and client-specific requirements. We also maintain regular communication with clients to ensure placed personnel meet performance standards. Upon completion of their assignments, we proceed to invoice the client accordingly.

Evaluation of services performed.    We maintain a comprehensive system to record, track, assess and investigate any complaints lodged with us in relation to performance of personnel placed by us. We will carefully evaluate the complaint to determine its validity and recurrence and record the findings in our database. Personnel with repeated valid complaints are promptly blacklisted and removed from talent pool so to prioritize the quality of our services and to ensure satisfaction of our customers. This approach ensures we deliver only the highest-caliber talent, fostering long-term client satisfaction.

Confidentiality and data protection

We fully recognize the importance of protecting the personal information of both our talent pool members and our valued clients. To ensure the highest level of data security, we utilize secured platforms and work exclusively with trusted website hosting providers that implement robust information management system. Our systems incorporate stringent measures to prevent unauthorized access and protect against data breaches
All employment contracts signed with our staff include comprehensive confidentiality clauses that require staff to maintain strict confidentiality of all protected information and prohibit unauthorized disclosure of sensitive information to third parties. These measures demonstrate our unwavering commitment to information security and privacy protection for all parties we serve.

Our Clients

The table below sets out our revenue by customer types for the six months ended November 30, 2025 and 2024 and the fiscal years ended May 31, 2025 and May 31, 2024.

	For the six months ended November 30,
	2025		2024
		%		%
Banks	$2,447,579	76.9	2,934,513	78.5
Governmental organizations	—	—	137,138	3.7
Financial Institutions	610,230	19.2	109,464	2.9
Construction Companies	63,257	2.0	80,970	2.2
IT	23,046	0.7	93,455	2.5
Others	38,074	1.2	383,222	10.2
Total	$3,182,186	100.0	$3,738,762	100.0
	For the years ended May 31,
	2025		2024
		%		%
Banks	$6,046,989	75.7	$4,079,723	74.1
Governmental organizations	150,931	1.9	585,758	10.6
Financial Institutions	550,897	6.9	334,932	6.1
Construction Companies	169,247	2.1	213,881	3.9
IT	510,814	6.4	83,215	1.5
Others	558,644	7.0	205,460	3.8
Total	$7,987,522	100.0	$5,502,969	100.0

For the six months ended November 30, 2025 and 2024 and the fiscal years ended May 31, 2025 and May 31, 2024, we received a substantial portion of our service income from a limited number of customers. For the six months ended November 30, 2025 and 2024 and the years ended May 31, 2025 and May 31, 2024, our five largest customers accounted for approximately 95.2%, 86.5%, 86.7% and 85.6% of our total revenue, respectively, and our largest customer, DBS Bank (Hong Kong) Limited, accounting for approximately 76.4%, 77.2%, 74.4% and 71.5% of our total revenue, respectively.

The following table sets out the percentage of revenue generated from our top five clients:

For the six months ended November 30, 2025:

	Types of services provided by us	Revenue ($)	Revenue %
DBS Bank (Hong Kong) Limited	Provision of EoR and human resources outsourcing services and executive search services	$2,429,911	76.4
Client I	Provision of human resources research services	384,093	12.1
Client J	Provision of human resources research services	128,031	4.0
Client G	Provision of EoR and human resources outsourcing services	63,257	2.0
Client K	Provision of executive search services	23,046	0.7
Total		3,028,338	95.2

For the six months ended November 30, 2024:

	Types of services provided by us	Revenue ($)	Revenue %
DBS Bank (Hong Kong) Limited	Provision of EoR and human resources outsourcing services and executive search services	$2,886,030	77.2
Client E	Provision of EoR and human resources outsourcing services	137,138	3.7
Client L	Provision of human resources research services	115,491	3.1
Client M	Provision of human resources research services	53,254	1.4
Client G	Provision of EoR and human resources outsourcing services	40,297	1.1
Total		3,232,210	86.5

For the year ended May 31, 2025:

	Types of services provided by us	Revenue ($)	Revenue %
DBS Bank (Hong Kong) Limited	Provision of EoR and human resources outsourcing services and executive search services	$5,942,086	74.4
Client B	Provision of human resources research services	449,510	5.6
Client C	Provision of executive search services and human resources research services	209,377	2.6
Client D	Provision of human resources research services	192,647	2.4
Client E	Provision of EoR and human resources outsourcing services	137,253	1.7
Total		6,930,873	86.7

For the year ended May 31, 2024

	Types of services provided by us	Revenue ($)	Revenue %
DBS Bank (Hong Kong) Limited	Provision of EoR and human resources outsourcing services and executive search services	$3,937,209	71.5
Client E	Provision of EoR and human resources outsourcing services	516,360	9.4
Client F	Provision of EoR and human resources outsourcing services	97,730	1.8
Client G	Provision of EoR and human resources outsourcing services	92,762	1.7
Client H	Provision of executive search services	67,206	1.2
Total		4,711,267	85.6

For a discussion of related risks, see “Risk Factors — Risks Relating to Our Business and Operation — We substantially and significantly rely on a limited number of key clients for our business, in particular, we rely on one key customer for a substantial percentage of our revenue. Therefore, not only we are subject to significant client concentration risk, the loss of our largest customer or the significant reduction of business or growth of business from our largest customer could significantly and materially adversely affect our business, financial condition and results of operations.” for further details.

We believe our relationship with our clients, including our five largest clients in the six months ended November 30, 2025 and 2024 and the fiscal years ended May 31, 2025 and May 31, 2024, is stable.

Our Suppliers

We have no major suppliers due to the nature of our business activities. We engaged various service providers to provide services necessary for our business operations, such as software vendors, internet service providers and job advertisement websites, all of which are independent third parties.

Pricing Policy

With respect to our staff assigning and human resources outsourcing service, the pricing of our services was determined based on (i) the prevailing market rates charged by market players; (ii) the expected transaction volume of our clients; and (iii) the business relationships with our clients. As for our executive search services, we generally negotiate the pricing with our customers on a case-by-case basis taking into consideration various factors including (i) the prevailing market rates charged by market players; (ii) the expected salary level of the employee; (iii) the amount of administrative work required; and (iv) the business relationships with our clients. Same for our human resources research services, we generally negotiate the pricing with our customers on a case-by-case basis taking into consideration various factors including (i) the prevailing market rates charged by market players; (ii) the amount of work and time needed for the research; and (iv) the business relationships with our clients. Our management team considers that our service fees charged are in line with the industry norm.

Credit terms to clients

We assess the credit risk of new clients prior to accepting orders through a comprehensive process, which includes online searches, credit checks with industry peers and site visits. Our credit terms to clients are generally within 30 days.

Seasonality

It is normal for companies/organizations to review their human resources strategies shortly after their respective year-ends. Our Directors consider that the demands for our staff assigning and human resources outsourcing services, recruitment and executive services as well as human resources research services are generally not subject to seasonality.

Licenses, Permits and Registrations

As of the date of this prospectus, we have obtained all requisite licenses, permits and approvals for our business operation. As advised by David Fong & Co., our counsel with respect to Hong Kong law, we have obtained all requisite licenses, permits and approvals for our business operations in Hong Kong including the business registration certificates and the employment agency license. As of the date of this prospectus, we have obtained the following current license which is relevant to our business operation in Hong Kong.

Description of approval/license/permit/other regulatory requirements	Holding entity	Date of issue	Date of expiration	Regulatory authority
Employment agency license	TalentQuest HR Limited	October 10, 2025	October 9, 2026	The Labour Department of the Hong Kong Government

Intellectual Property

Our success and future revenue growth depend, in part, on our ability to protect our intellectual property. We rely primarily on trademarks and trade secret laws, as well as stringent confidentiality procedures, to protect our proprietary technologies and processes. We rely on a combination of trademark law and confidentiality and non-disclosure agreements to protect our intellectual property rights. We also consistently monitor for any instances of infringement or misappropriation of our intellectual property rights.

As of the date of this prospectus, our Operating Subsidiary owns the domain name, talentquest.com.hk, which is set to expire on August 24, 2027. We have the right to renew the domain upon expiration and plan to do so as part of our regular business operations.

As of the date of this prospectus, we have registered the following trademark:

Trademark No.	Description	Class	Owner	Issuing Authority	Date of Application
306976036		35	TalentQuest HR Limited	Hong Kong – Trademarks Registry, Intellectual Property Department	July 25, 2025

Employees

We had a total of 8 full-time internal employees and 74 employees employed with the Operating Subsidiary acting as the EoR as of November 30, 2025. The following table sets forth the number of our internal corporate employees as well as employees employed under EoR as of November 30, 2025 by functions:

As at November 30, 2025
Management	1
Accounting and Finance	2
Human Resources, Operation and Administration	5
Employees under EoR	74
Total	82

We consider that we have maintained a good relationship with our corporate employees and have not experienced any significant disputes with our employees or any disruption to our operations due to any labor disputes. In addition, we have not experienced any difficulties in the recruitment and retention of experienced core staff or skilled personnel.

As the EoR and human resources outsourcing services provider, our Operating Subsidiary acts as the employer of the assigned employee on behalf of our client, and assigns the workforce back to our clients. As of November 30, 2025, there are 74 assigned employees which are employed by us and being assigned to our client.

Our remuneration package for both our internal corporate employees includes salary and discretionary bonuses. In general, we determine our internal corporate employees’ salaries based on their qualifications, position and seniority. In order to attract and retain valuable employees, we review the performance of our internal corporate employees annually which will be taken into account in annual salary review and promotion appraisal. We provide a defined contribution to the Mandatory Provident Fund as required under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) for our eligible employees in Hong Kong.

Sales and marketing

We market our human resources and staffing services to prospective clients primarily through (i) cross selling to our existing clients, (ii) utilizing the internet, our corporate website, and digital mail campaigns, (iii) client referrals, and (iv) business development effort by our consultants and management.

Competition

The HR services market in Hong Kong is highly competitive and fragmented. While we face competition from various players, we believe a primary determinant of long-term success is the strength of a firm’s proprietary talent database, which serves as a significant competitive moat. A key competitive differentiator and a significant barrier to entry in the Hong Kong recruitment market is the quality and depth of a firm’s proprietary talent database and with more than ten years of establishment in Hong Kong, we believe we have a solid talent pool to tailor our diverse clients’ needs. Further, sectors like banking and government represent a formidable barrier to entry for new competitors, as they often request a long tendering process. We believe the trust and institutional knowledge we have built over the years cannot be easily replicated and serve as a powerful endorsement of our capabilities.

Insurance

We consider our insurance policies to be adequate and in line with the industry standard. As of the date of this prospectus, we have maintained employees’ compensation and office insurance for our employees that include work injury under the regulatory requirements in Hong Kong. We believe that the insurance policies coverage subscribed by us is sufficient to provide protection to our operations and employees.

Facilities

We do not own any real property.

Our principal executive office is located in Hong Kong and the following table sets out the details of our office:

Address	Gross Floor Area	Use of the Property	Current license fee	License Period
Unit 909, 9/F Wing On Centre 211 Des Voeux Road Central	approximately 1,140 square feet	Office	HK$15,000 (approximately US$1,913) per month	May 1, 2025 – April 30, 2027

The Operating Subsidiary has entered into License Agreement on April 25, 2025 with Harvest Globe Investment Limited to use the office as the licensee. Harvest Globe Investment Limited is wholly owned by Mr. Andrew Teh Yao, HO.

Legal Proceedings

As of the date of this prospectus, we and our subsidiary have not been involved in any legal proceedings, investigations, claims nor had we been aware of any pending or threatened litigation, arbitration or other claims which would have a material adverse impact on the operations, financial position and reputation of us or our Operating Subsidiary.

REGULATIONS

Overview

Our operations are subject to various laws and regulations in Hong Kong where we operate. This section sets out summaries of certain aspects of Hong Kong laws and regulations which are relevant to our operations and business.

Business Registration Ordinance (Cap. 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every entity which carries on a business in Hong Kong to apply for business registration and to display the valid business registration certificate at the place of business. Any person who fails to apply for business registration or display a valid business registration certificate at the place of business shall be guilty of an offence and shall be liable to a fine of HK$5,000 and imprisonment for one year.

The Employment Ordinance (Cap. 57 of the Laws of Hong Kong) (“EO”)

The EO regulates the conditions of employment in Hong Kong, all employees covered by the EO are entitled to basic protection under the EO including but not limited to payment of wages, restrictions on wages deductions and the granting of statutory holidays.

Wage payment obligations

Our Group is subject to the requirements under the EO relating to the payment of wages to both our employees and the employees of our clients.

Under section 23 of the EO, wages shall become due on the expiry of the last day of the wage period and shall be paid as soon as is practicable, but in any case, not later than 7 days thereafter. Section 24 of the EO provides that where a contract of employment has been completed, wages and any other sum payable in respect of his contract shall be due to him on the day of the completion of the contract and shall be paid as soon as is practicable, but in any case, not later than 7 days thereafter. Sections 25(1) and (2) of the EO stipulate that where a contract of employment is terminated, any sum due to the employee, which includes, amongst others, the equivalent of the amount earned by the employee for work done over the period commencing on the expiry of his wage period preceding the time of termination and up to the time of termination and any other sums due to the employee in respect of his contract of employment, etc., shall be paid to him as soon as is practicable and in any case not later than 7 days after the day of termination. Section 26(1) of the EO stipulates that wages shall be paid on a working day directly to an employee at his place of employment or at any office or other place customarily used by the employer for the purpose of payment of wages or at any other place mutually agreed.

Section 25A of the EO provides that if, any wages or the equivalent of the amount earned by the employee for work done over the period commencing on the expiry of his wage period preceding the time of termination and up to the time of termination are not paid within 7 days from the day on which they become due under sections 23, 24 and 25 above, the employer shall pay interest, currently at the rate of 8.250% per annum, on the outstanding amount of wages or sum from the date on which such wages or sum become due up to the date of actual payment.

According to section 63C of the EO, any employer who willfully and without reasonable excuse fails to pay wages in accordance with section 23, 24 or 25 commits an offence and is liable to a fine of HK$350,000 and to imprisonment for 3 years. Pursuant to section 64B of the EO, where the employer concerned is a body corporate, if the above offence is proved to have been committed with the consent or connivance of, or to be attributable to any neglect on the part of, any of its director, manager, secretary or other similar officer, the director, manager, secretary or other similar officer concerned shall be guilty of the same offence.

Employment Agency Licensing and Operations

Our Group is further subject to the requirements under the Part XII of the EO and the employment agency regulations (Cap. 57A of the Laws of Hong Kong) (“EAR”) relating to the operation and management of an employment agency.

Under the section 51(1) of the EO, no person shall operate, manage or assist in the management of an employment agency unless he is the holder of an employment agency license or certificate of exemption issued by the Commissioner for labor in respect of the employment agency. Any person who contravenes such requirement commits an offence and is liable on conviction to a fine of HK$350,000 and to imprisonment for three years. Section 51(2) of the EO stipulates that no person shall operate, manage or assist in the management of an employment agency at any place other than the place of business specified in the license. Any person who contravenes such requirement commits an offence and is liable on conviction to a fine of HK$10,000.

Under Sections 52(2A) and 52(2B) of EO and Regulation 10 of the EAR, the license, duplicate license(s) (if applicable) and the second schedule on maximum commission must be displayed at all times in a conspicuous position at all of the employment agency licensee’s offices. Any person who contravenes such requirement commits an offence and shall be liable on conviction to a fine of HK$10,000.

Under section 53(1) of EO, the Commissioner for Labor may refuse to renew or revoke the license of an employment agency licensee if its licensee or person intending to be an employment agency licensee, the related persons of or persons employed by its licensee or person intending to be an employment agency licensee has contravened Part XII of EO (such as overcharging job-seekers), EAR or has not complied with the Code of Practice for Employment Agencies (the “CoP”).

Record-keeping and ethical conduct

Under section 56 of the Employment Ordinance (EO), an employment agency licensee should maintain records showing particulars of all job applicants who registered with, or were placed in employment by his employment agency. Such record should contain the person’s name, address, Hong Kong identity card number (in the case of a non-resident, passport number and citizenship), commission received, date of employment and name and address of employer. The record should be available for inspection by the Commissioner for Labor at all reasonable times. The records shall be retained by an employment agency licensee for a period of not less than 12 months. Any person who contravenes such requirement commits an offence and shall be liable on conviction to a fine of HK$10,000.

Section 57 of the EO sets out that an employment agency licensee shall not, directly or indirectly, receive from any person any form of reward, payment, advantage (except the prescribed commission) for having obtained, for obtaining or to obtain employment for that person. Any person who contravenes such requirement commits an offence and is liable on conviction to a fine of HK$350,000 and to imprisonment for 3 years. Section 57 of the EO further sets out that an employment agency licensee shall not share with any person the prescribed commission which he is permitted to charge and receive, other than another licensee or shareholder in his employment agency. Any person who contravenes such requirement commits an offence and is liable on conviction to a fine of HK$50,000.

Compliance with the Code of Practice

Under section 62A of EO, an employment agency licensee shall comply with the laws and the CoP which was promulgated by the Commissioner for Labor. The CoP sets out the salient legislative requirements as well as the standards which the Commissioner for Labor expects from an employment agency licensee. The Labor Department will closely monitor compliance through regular and surprise inspections as well as complaint investigations, etc. and may issue warning letters to an employment agency licensee for rectification of irregularities detected, including but not limited to failing to meet the statutory requirements and/or standards set out in the CoP. The Commissioner for Labor may also consider, amongst other relevant factors, the relevant track record of the EAs and/or their capability of meeting such requirements/standards, in making decision of revoking, or refusing to grant or renew EA licenses.

Notification and changes in operations

Regulation 6 of the EAR sets out that an employment agency licensee shall not lend, transfer or assign the license to another person. Regulation 10(2) of the EAR sets out the maximum commission which can be charged and received by an employment agency in connection with the employment of any person. The maximum commission which may be received by an employment agency from each job applicant is an amount not exceeding ten per cent of his/her first month’s wages received after he/she has been successfully placed. Regulation 17 of the EAR states that any person who contravenes such requirement commits an offence and is liable on conviction to a fine at HK$10,000.

Under the Regulation 7 of the EAR, an employment agency licensee shall notify the Commissioner for Labor within 14 days after any change in the management (partner/director/nominated operator) of the employment agency licensee with full particulars of the change, and submit form EA-LOA after any change of the related person(s) or individual(s) employed by the employment agency licensee; under regulation 8 of the EAR, an employment agency licensee shall notify the Commissioner for Labor within 7 days after the cessation of operation of an employment agency and the license must be delivered to the Commissioner for Labor; and under the Regulation 9 of the EAR, an employment agency licensee shall notify the Commissioner for Labor at least 14 days before any change of place of business of an employment agency. Any person failing to notify the Commissioner for Labor in the above manner commits an offence and is liable on conviction to a fine at HK$10,000.

The Mandatory Provident Fund Schemes Ordinance (Cap. 485 of the Laws of Hong Kong) (“MPFSO”)

The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (the “MPFSO”) provides that every employer must take all practicable steps to ensure that each employee is covered under a Mandatory Provident Fund (MPF) scheme. An employer who fails to comply with such a requirement may face a fine and imprisonment. The MPFSO provides that an employer must, for each contribution period, (a) from the employer’s own funds, contribute to the relevant MPF scheme the amount determined in accordance with the MPFSO; and (b) deduct from the employee’s relevant income for that period as a contribution by the employee to that scheme the amount determined in accordance with the MPFSO.

The amount to be contributed and/or deducted by an employer for a contribution period is in the case of a casual employee who is a member of an industry scheme, an amount determined by reference to a scale specified in an order made in accordance with the MPFSO.

The Employees’ Compensation Ordinance (Cap. 282 of the Laws of Hong Kong) (“ECO”)

The ECO establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries sustained by or death of the employees caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases suffered by the employees.

Under the ECO, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is in general liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity or dies arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

Under the ECO, an employer must notify the Commissioner for Labour of any work accident by submitting the prescribed form (within fourteen days after the accident for general work accidents and within seven days after the accident for fatal accidents), irrespective of whether the accident gives rise to any liability to pay compensation. If the happening of such accident was not brought to the notice of the employer or did not otherwise come to his knowledge within such period of seven or fourteen days (as the case may be), then such notice shall be given not later than seven days or, as may be appropriate, fourteen days after the happening of the accident was first brought to the notice of the employer or otherwise came to his knowledge.

The ECO further provides that all employers are required to take out insurance policies to cover their liabilities under the ECO and common law for injuries at workplace for all of their employees. An employer failing to do so is liable on conviction upon indictment to a fine of HK$100,000 and to imprisonment for two years, and on summary conviction to a fine of HK$100,000 and imprisonment for one year.

The Minimum Wage Ordinance (Cap. 608 of the Laws of Hong Kong) (“MWO”)

The prescribed minimum hourly wage rate (currently set at HK$42.1 per hour) for every employee is governed by the MWO. Section 15 of the MWO provides that any provision of employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee under the MWO is void.

The Occupiers Liability Ordinance (Cap. 314 of the Laws of Hong Kong) (“OLO”)

The OLO regulated the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property lawfully on the premises. The OLO imposes a common duty of care on an occupier of premises to take reasonable care of the premises in all circumstances so as to ensure that his visitor will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

The Occupational Safety and Health Ordinance (Cap. 509 of the Laws of Hong Kong) (“OSHO”)

The OSHO provides for the safety and health protection to employees in workplaces, both industrial and non-industrial.

Under the OSHO, every employer must, as far as reasonably practicable, ensure the safety and health at work for all employees by:

(a)     providing and maintaining plants and systems of work that are safe and without risks to health;

(b)    making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plants or substances as regards any workplace under the employer’s control;

(c)     providing all necessary information, instructions, training and supervision to the employee to ensure the safety and health at work;

(d)    providing and maintaining means of access to and egress from the workplace that are safe and without any risks to health; and

(e)     providing and maintaining a working environment for the employees that is safe and without risks to health.

An employer who fails to comply with any of the above provisions commits an offence and is liable on summary conviction to a fine of HK$3,000,000 or on conviction on indictment to a fine of HK$10,000,000. An employer who intentionally knowingly or recklessly fails to comply with any of the above provisions commits an offence and is liable on summary conviction to a fine of HK$3,000,000 and to imprisonment for 6 months or on conviction on indictment to a fine of HK$10,000,000 and to imprisonment for 2 years.

The Commissioner for Labor may by virtue of section 9(1) of the OSHO issue an improvement notice against non-compliance of the OSHO. The Commissioner for Labor may also by virtue of section 10(1) of the OSHO issue a suspension notice against activity or condition of workplace which may create imminent risk of death or serious bodily injury. An employer who fails to comply with an improvement notice without reasonable excuse commits an offence punishable by a fine of HK$400,000 and imprisonment for 12 months. An employer who contravenes a suspension notice without reasonable excuse commits an offence punishable by a fine of HK$1,000,000 and imprisonment for 12 months.

Personal Data (Privacy) Ordinance (Cap. 486 of the Laws of Hong Kong) (the “PDPO”)

The PDPO protects the privacy interests of living individuals in relation to personal data. The ordinance covers any automated and non-automated data relating directly or indirectly to a living individual and applies to both public and private bodies as data users that control the collection, holding, processing or use of personal data. There are six principles under the PDPO, which set out the principles in respect of the purpose and manner of collection of data, the accuracy and duration of retention of data, the use of personal data, the security of personal data, the information to be generally available and the access to personal data. In general, the personal data shall be lawfully and fairly collected and steps should be taken to ensure that the data subject is explicitly or implicitly informed on or before collecting the data. Personal data should also be accurate, up-to-date and kept no longer than necessary while unless with the consent from the data subjects, personal data should be used for the purposes for which they were collected or a directly related purpose. The Office of the Privacy Commissioner for Personal Data is the governing body to promote, administer and oversee the enforcement of the PDPO. It has the power to carry out inspections of any personal data systems, to receive complaints from individuals and to investigate data users in respect of the complaints filed. Contravention with the PDPO may entitle the Privacy Commissioner for Personal Data to issue a written enforcement notice directing such Data User to remedy and prevent recurrence of contravention. Contravention with the above enforcement notice issued by the Privacy Commissioner for Personal Data is an offence and the offender is liable to a maximum fine of HK$50,000 and imprisonment for 2 years, with a daily penalty of HK$1,000. Subsequent convictions can result in a maximum fine of HK$100,000 and imprisonment for 2 years, with a daily penalty of HK$2,000.

The Competition Ordinance (Cap. 619 of the Laws of Hong Kong)

The Competition Ordinance came into full effect in Hong Kong on December 14, 2015, which prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting or distorting competition in Hong Kong. The key prohibitions include (i) prohibition of agreements between businesses which have the object or effect of preventing, restricting or distorting competition in Hong Kong; and (ii) prohibiting companies with a substantial degree of market power from abusing their power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong. The penalties for breaches of the Competition Ordinance include, but are not limited to, financial penalties of up to 10% of the total gross revenues obtained in Hong Kong for each year of infringement, up to a maximum of three years in which the contravention occurs.

The Inland Revenue Ordinance (Cap. 112 of the Laws of Hong Kong) (“IRO”)

The IRO imposes taxes on property, earnings and profits in Hong Kong. Pursuant to section 14(1) of the Inland Revenue Ordinance, profits tax shall be charged for each year of assessment on every person carrying on a trade, profession or business in Hong Kong in respect of his/her/its assessable profits arising in or derived from Hong Kong for that year from such trade, profession or business (excluding profits arising from the sale of capital assets). Section 51C of the IRO requires every person carrying on a trade, profession or business in Hong Kong to keep sufficient records of his/her/its income and expenditure and to retain such records for a period of not less than seven years. Failure to comply with section 51C of the IRO without reasonable excuse may be liable to a maximum fine of HK$100,000.

MANAGEMENT

Directors and Executive officers	Age	Position
Andrew Teh Yao, HO	39	Chairman of the Board, Director and Chief Executive Officer
Irene Man Yi, HO	37	Director
Man Chi Brenda, LUI	47	Chief Financial Officer
Wai Kong, POON	54	Independent Director nominee(1)
Fiona, LEE	38	Independent Director nominee(1)
Kee Yang Julian, MAN	33	Independent Director nominee(1)
Eddie Shing Cheuk, KAM	51	Independent Director nominee(1)

____________

(1)      The appointment of the Independent Director nominees will become effective upon the effectiveness of the registration statement of which this prospectus forms a part.

Andrew Teh Yao, HO is our Chairman of the Board, Director and Chief Executive Officer. Mr. Ho, in addition being the founder of TalentQuest, our Operating Subsidiary, he is also a serial entrepreneur and technology investor with over a decade of experience. In addition to his services in CALM Chain and TalentQuest, he currently serves as a venture partner and startup mentor at Inspect Ventures Fund, a USD5 million seed capital fund partnered with the Cyberport Accelerator Support and HKSTP Ideation Program. Mr. Ho also founded of Code for Hong Kong and served as a director from 2018 to 2020, a coding academy specialized in artificial intelligence and machine learning. Mr. Ho is a co-founder of Elite Educational Institution Limited since 2017, an approved charity focusing on volunteering service for education and environment. Since 2013, Mr. Ho also co-founded Elite Intern Limited, a career coaching and overseas internship placement platform and also provides premier education counselling service under the business name of Elite Education. Mr. Ho obtained an MSc in Finance from Cass Business School (now known as Bayes Business School) in 2010 and a BSc in Mathematics and Economics from the London School of Economics and Political Science in 2009, both in the United Kingdom.

Irene Man Yi, HO is our Director. With over 10 years of experience in corporate finance, equity capital markets, and regulatory compliance, Ms. Ho has a strong record in financial services which brings extensive expertise to her role, especially in guiding the Company’s strategic direction and upholding its governance framework. Since 2019, she has been the sponsor principal, responsible officer, and vice president at Alpha Financial Group Limited where she focuses on corporate finance transactions advisory, regulatory compliance, and capital markets strategies. Previously, she worked as a manager at Ample Capital Limited from 2014 to 2019. Her deep knowledge of listings, corporate governance, and cross-professional coordination ensures the Company’s rigorous governance standards. Ms. Ho obtained a Bachelor’s degree of Science in Economics from the London School of Economics and Political Science in 2010 and a Bachelor’s degree of Law (GDL Conversion) from BPP Law School in 2012, both in the United Kingdom.

Man Chi Brenda, LUI is our Chief Financial Officer. Ms. Lui has over 20 years of experience in accounting, financial management, and cross-regional operations. She currently serves as the assistant accounting and finance manager at TalentQuest, our Operating Subsidiary, overseeing financial reporting, payroll, audits, and GAAP compliance, while managing banking relationships and cash flow, Previously, she was positioned as assistant accountant at Y.S. Kwan & Co. and Lotus Love HK from 2023 to 2024. She served as assistant project manager at Hong Kong Trade Development Council from 2018 to 2021 payroll and outsourcing supervisor at Harris Corporation from 2008 to 2014 and 2017 to 2018, senior accounts payable officer at Seneca College in Canada from 2015 to 2016. Over the years, she has led accounting teams, implemented ERP systems (Oracle, PeopleSoft), and streamlined AP/AR processes across APAC. Her expertise spans month-end closing, statutory audits, system integrations, and multinational payroll coordination. She holds a Bachelor of Commerce (Honours) from McMaster University, Canada, with a minor in Economics.

Wai Kong, POON is our Independent Director nominee and will be the chair of the audit committee and the member of the compensation committee and the nominating committee. Mr. Poon has over 30 years of experience in accounting and worked for and served senior roles in management, where Mr. Poon has served as non-executive director and independent non-executive director for several Hong Kong listed companies of various industries over the years. Mr. Poon has also served as the deputy chief financial officer for Hong Kong King Wai Group Company Limited from 2019 to 2020, being in charge of all aspects of accounting and financial duties. Mr. Poon has also served as the executive director, chief financial officer and company secretary during 2005 to 2019 at Wing Shing International Holdings Limited (HK: 0850), where he acted as non-executive director from 2019 to 2020. Before that, Mr. Poon as worked as financial controller and various accounting related roles at different companies. He holds a diploma in economics and a bachelor’s degree of science in economics from the University of London, a master’s degree in practicing accounting from Monash University Australia, a Master’s degree in Business Administration and a Master’s degree in Professional Accounting and Corporate Governance from City University of Hong Kong. He is currently a fellow member of the Hong Kong Institute of Certified Public Accountants, a fellow member of Certified Public Accountants (Australia) and a qualified member of The Chartered Governance Institute in the United Kingdom and Ireland.

Fiona, LEE is our Independent Director nominee and will be the chair of the compensation committee and the member of the audit committee and the nominating committee. Ms. Lee possesses over 10 years of professional experience in public companies regulation, corporate finance, and compliance, equipping her with in-depth knowledge of capital markets and listing framework in relation to Hong Kong capital market. From 2018 to 2024, she served as assistant vice president in the IPO vetting division of Hong Kong Exchanges and Clearing Limited, where she was responsible for reviewing listing applications, assessing compliance with the Hong Kong Stock Exchange Listing Rules, and overseeing complex cases, including Main Board, GEM, overseas secondary listings, and SPAC transactions. Earlier, from 2014 to 2018 as a senior manager at Ample Capital Limited, she led initial public offering sponsorship engagements for Hong Kong Stock Exchange, advised on regulatory compliance, and managed due diligence processes for listing applicants. Her career also includes roles in taxation at Ernst & Young from 2011 to 2013 and audit at Au Yeung & Au Yeung CPA Limited from 2010 to 2011, providing her with a strong foundation in financial reporting and regulatory matters. She is a qualified member of the Hong Kong Institute of Certified Public Accountants (HKICPA) and holds a Bachelor’s degree in Music from the University of East Anglia, UK. Her unique combination of regulatory expertise, corporate finance experience, and governance acumen positions her to contribute effectively to the Company’s strategic direction as a listed entity.

Kee Yang Julian, MAN is our Independent Director nominee and will be the chair of the nominating committee and the member of the audit committee and the compensation committee. Mr. Man has over 10 years of experience in investment banking and corporate finance and held senior positions at various financial institutions. Currently, Mr. Man serves as the vice president at SDIC Securities International Financial Holdings Limited. Mr. Man has also served as the vice president at Mont Avenir Capital Limited from 2022 to 2024 and held senior positions at various financial institutions. Over the years, he has advised on various corporate finance transactions, regulatory compliance, and capital markets strategies where his deep understanding of licensing requirements, corporate governance, and deal execution aligns with the board’s oversight responsibilities, ensuring robust independent scrutiny of the company’s strategic and financial decisions. He holds a Master’s degree of Science in Administration Studies from the Boston University and a Bachelor’s degree of Science in Business Administration from the Northeastern University.

Eddie Shing Cheuk, KAM is our Independent Director nominee and will be the member of the audit committee, the nominating committee and the compensation committee. Mr. Kam has over 27 years of experience in auditing, professional accounting and worked for several Hong Kong listed companies of various industries and served senior roles in financial management and secretarial functions. Mr. Kam is currently an independent director of Happy City Holdings Limited (Nasdaq: HCHL), a non-executive director of Pangaea Connectivity Technology Limited (HKEX: 1473); an independent non-executive director of Ever Harvest Group Holdings Limited (HKEX: 1549), Genes Tech Group Holdings Company Limited (HKEX: 8257), CityChamp Watch & Jewellery Group Limited (HKEX: 256). Mr. Kam has been the chief executive officer and executive director of Get Nice Holdings Limited (HKEX: 64) since June 2022. He holds a bachelor’s degree in accountancy and a master’s degree in corporate governance from the Hong Kong Polytechnic University. He is currently a fellow member of the Hong Kong Institute of Certified Public Accountants, a member of The Institute of Chartered Accountants in England and Wales, an associate member of The Hong Kong Chartered Governance Institute and The Chartered Governance Institute in the United Kingdom and Ireland.

Family Relationships

None of the directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Chinese Communist Party Affiliations

None of the members of our board of directors or the boards of our combined foreign operating entities are officials of the Chinese Communist Party (“CCP”). None of the members of our board of directors or the boards of our combined foreign operating entities are or were members of, or affiliated, with the CCP.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Terms of Directors

Pursuant to our Amended and Restated Memorandum and Articles of Association, each of our directors holds office for the term, if any, fixed by the resolution of members or resolution of directors appointing him/her, or until his/her earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his/her earlier death, resignation or removal.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Board of Directors

Our board of directors will consist of 6 directors, comprising 2 executive directors and 4 independent directors. A director is not required to hold any shares in our Company to qualify to serve as a director.

A director may vote, attend a meeting of the board of directors or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director must promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to the board of directors or otherwise contained in the minutes of a meeting or a written resolution of the board of directors or any committee of the board of directors that a director is a shareholder, director, officer or trustee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company will be sufficient disclosure, and, after such general notice, it will not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Committees of the Board of Directors

We will establish three committees under the board of directors immediately upon effectiveness: an Audit Committee, a Compensation Committee and a Nominating Committee. Even though we are exempted from corporate governance standards because we are a foreign private issuer, we have voluntarily adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Wai Kong, POON, Fiona, LEE, Kee Yang Julian, MAN, and Eddie Shing Cheuk, KAM, upon the effectiveness of their appointments. Wai Kong, POON will be the chair of our audit committee. We have determined that Wai Kong, POON qualifies as an “audit committee financial expert” and has the accounting or financial management expertise as defined under Item 407(d)(5) of Regulation S-K and meets the financial sophistication requirements of Nasdaq Rule 5605(c)(2)(A). We have also determined that ai Kong, POON, Fiona, LEE, Kee Yang Julian, MAN, and Eddie Shing Cheuk, KAM satisfy the “independence” requirements for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and Nasdaq Rule 5605. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of Wai Kong, POON, Fiona, LEE, Kee Yang Julian, MAN, and Eddie Shing Cheuk, KAM, upon the effectiveness of their appointments. Fiona, LEE will be the chair of our compensation committee. We have determined that each of Wai Kong, POON, Fiona, LEE, Kee Yang Julian, MAN, and Eddie Shing Cheuk, KAM satisfy the “independence” requirements under Nasdaq Rule 5605. The compensation committee will be responsible for, among other things:

•        reviewing and approving, or recommending to the board of directors for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating Committee.    Our nominating committee will consist of Wai Kong, POON, Fiona, LEE, Kee Yang Julian, MAN, and Eddie Shing Cheuk, KAM, upon the effectiveness of their appointments. Kee Yang Julian, MAN will be the chair of our nominating committee. We have determined that each of Wai Kong, POON, Fiona, LEE, Kee Yang Julian, MAN, and Eddie Shing Cheuk, KAM satisfy the “independence” requirements under Nasdaq Rule 5605. The nominating committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board of directors and its committees. The nominating committee will be responsible for, among other things:

•        selecting and recommending to the board of directors nominees for election by the shareholders or appointment by the board;

•        reviewing annually with the board of directors the current composition of the board of directors with regards to characteristics such as independence, knowledge, skills, experience and diversity;

•        making recommendations on the frequency and structure of board of director meetings and monitoring the functioning of the committees of the board; and

•        advising the board of directors periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board of directors on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, our directors also have a duty to exercise the care, diligence and skills that a reasonable director would exercise in comparable circumstances, taking into account, without limitation, the nature of the Company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes our Memorandum and Articles of Association or the BVI Act. See “Description of Shares Capital — Differences in Corporate Law” beginning on page 111 for additional information on our directors’ fiduciary duties under British Virgin Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our Amended and Restated Memorandum and Articles of Association. A shareholder may in certain limited exceptional circumstances have the right to seek damages if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of our company and mortgaging the property of our company; and

•        approving the transfer of shares in our company, including the registration of such shares in our share register.

Remuneration

The directors may receive such remuneration as our board of directors may determine from time to time. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Meetings of our Board of Directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable. A director must be given not less than 3 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

•        Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require the approval of our board of directors of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

•        Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•        Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (1) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution of our board of directors, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to BVI requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, including the requirement to hold annual meetings of shareholders.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices. In addition, Nasdaq rules provide that foreign private issuers may follow home country practices in lieu of the Nasdaq corporate governance standards, subject to certain exceptions and except to the extent that such exemptions would be contrary to U.S. federal securities laws.

Code of Business Conduct and Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt (i) a written code of business conduct and ethics; (ii) Insider Trading Policy that applies to our Directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions; and (iii) Executive Compensation Recovery Policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). We intend to disclose any amendments to the Policies, and any waivers of the Policies for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Agreements with Executive Officers and/or Directors

We have entered into employment agreements with our senior executive officers and/or directors.

Calm Chain entered into separate standard employment agreements with: (a) Mr. Andrew Teh Yao, HO, the Chairman of the Board, Director and Chief Executive Officer, on July 4, 2025; (b) Ms. Irene Man Yi, HO, the Director, on July 4, 2025; and (c) Ms. Man Chi Brenda, LUI, the Chief Financial Officer, on August 31, 2025, respectively (collectively, the Directors and Officer Employment Agreements) (Mr. Ho, Ms. Ho, and Ms. Lui are collectively referred as the Named Directors and Officers). The initial term of employment under the Directors and Officer Employment Agreements is for a term of one year unless terminated earlier. Upon expiration of the initial-year term, the Directors and Officer Employment Agreements shall be automatically extended for successive one-year terms unless a three-months prior written notice to terminate the Directors and Officer Employment Agreement or unless terminated earlier pursuant to the terms of the Directors and Officer Employment Agreements.

Pursuant to the Directors Employment Agreements, Mr. Andrew Teh Yao, HO will receive cash compensation of annual salary of $24,000 from TalentQuest HR Limited, Calm Chain’s operating entity, and nil from Calm Chain; Ms. Irene Man Yi, HO will receive cash compensation of annual salary of nil from TalentQuest HR Limited, Calm Chain’s operating entity, and annual salary $24,000 from Calm Chain; and Ms. Man Chi Brenda, LUI will receive cash compensation of annual salary of $45,000 from TalentQuest HR Limited, Calm Chain’s operating entity, and nil from Calm Chain.

Calm Chain is entitled to terminate their agreement for cause at any time without remuneration for certain acts of the Named Directors and Officers, as being convicted of any criminal conduct, any act of gross or willful misconduct, or any severe, willful, grossly negligent, or persistent breach of any employment agreement provision, or engaging in any conduct which may make the continued employment of such officer detrimental to our company. The Named Directors and Officers have agreed to hold, both during and after the terms of his or her agreement, in confidence and not to use for their benefit or the benefit of any third party, any trade secrets, other information of a confidential nature or non-public information of or relating to us in respect of which we owe a duty of confidentiality to a third party. In addition, each Named Directors and Officers has agreed not to, for a period of one year following the termination of his employment, carry on any business in direct competition with the business of the Calm Chain group of companies, solicit or seek or endeavor to entice away any customers, clients, representative, or agent of the Calm Chain group of companies or in the habit of dealing with the Calm Chain group of companies who is or shall at any time within two years prior to such cessation have been a customer, client, representative, or agent of the Calm Chain group of companies, and use a name including the words used by the Calm Chain group of companies in its name or in the name of any of its products, services or their derivative terms, or Chinese or English equivalent in such a way as to be capable of or likely to be confused with the name of the Calm Chain group of companies.

Except for Irene Man Yi, HO, the Named Directors and Officers will continue to receive cash compensation, in the form of salary from the Operating Subsidiaries. Other than as disclosed above, none of the Named Directors and Officers has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

None of the Named Directors and Officers is entitled to any pension, retirement or related benefit upon termination of his employment.

Agreements with independent directors

We will enter into director offer letters with each of our independent director nominees which agreements set forth the terms and provisions of their engagement.

Compensation of Directors and Executive Officers

For the years ended May 31, 2026 and 2025, we and our Operating Subsidiary paid compensation of $614 and Nil to Andrew Teh Yao HO, respectively, and $21,965 and nil to Irene Man Yi, HO, respectively, as well as contributions to the Mandatory Provident Fund (“MPF”), a statutory retirement scheme introduced after the enactment of the Mandatory Provident Fund Schemes Ordinance in Hong Kong. For the years ended May 31, 2026 and 2025, we and the Operating Subsidiary paid compensation of $37,968 and $14,262 to Man Chi Brenda, LUI, including the MPF.

For the fiscal year ended May 31, 2026, 2025 and 2024, we did not have any non-executive directors and therefore have not paid any compensation to any non-executive directors.

Except for our contribution to the MPF, we have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. We do not have any equity incentive plan in place as of the date of this prospectus.

In addition, no director, officer, or senior executive is entitled to any pension, retirement or related benefit upon termination of his employment.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of the date of the prospectus, and the years ended May 31, 2026, 2025 and 2024, we had no outstanding equity awards.

RELATED PARTY TRANSACTIONS

In the ordinary course of business, from time to time, we carry out transactions and enter into arrangements with related parties. Our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred. The following is a description of material transactions, or series of related material transactions, to which we were or will be a party and in which the other parties included or will include our directors, director nominees, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing persons.

Employment Agreements

See “Management — Agreements with Executive Officers and/or Directors” on page 104.

Other Transactions with Related Parties

(a)    Names and relationship of related parties:

Name of related parties	Relationship with the Company
Mr. Andrew Teh Yao, HO	Chief Executive Officer, Chair of the board, and Director of the Company
Ms. Jie, WANG	Spouse of Mr. Andrew Teh Yao, HO
Ms. Irene Man Yi, HO	Director of the Company
Elite Intern Limited	Controlled by Ms. Wang Jie and Mr. Andrew Teh Yao, HO
Harvest Globe Investment Limited	Controlled by Mr. Andrew Teh Yao, HO

(b)    Summary of balances with related parties:

Amount due from/(to) a director:	As of the date of this prospectus	As of November 30, 2025	As of May 31,
			2026	2025	2024
Mr. Andrew Teh Yao, HO	$—	$58,888	$408,340	$(3,761)	$609,626

The amount due from Mr. Andrew Teh Yao, HO (Company’s CEO and Chairman of the Board) as of May 31, 2026 represented the funds advanced by TalentQuest, Company’s Operating Subsidiary, to Mr. Ho for Company’s operational purpose. Such advance is unsecured, interest free with no specific repayment terms. In August 2026, the amounts due from Mr. Andrew Teh Yao, HO (in amount of US$408,340) were fully settled.

As of May 31, 2025, the amount due to Mr. Andrew Teh Yao, HO, represented the advances made by Mr. Ho to TalentQuest for operational purpose. The amount due to Mr. Ho as of May 31, 2025 is unsecured, interest-free, repayable on demand and have no fixed term of payment and are not governed by or subject to any written agreements.

(c)     Summary of transactions with related parties:

Name	Nature	For the six months ended November 30, 2025	For the years ended May 31,
			2026	2025	2024
Ms. Jie, WANG	Employee compensation and benefits expenses	$—	$—	$—	$(191,799)
Mr. Andrew Teh Yao, HO	Employee compensation and benefits expenses	307	614	—	—
Ms. Irene Man Yi, HO	Employee compensation and benefits expenses	9,986	21,965	—	—
Elite Intern Limited	Income from the provision of human resources research services	—	89,600	30,824	30,688
Elite Intern Limited	Income from the provision of executive search services	—	76,800	38,067	—
Harvest Globe Investment Limited	Licensing fee to use Unit 909, 9/F Wing On Centre 211 Des Voeux Road Central	(11,523)	(23,040)	(1,926)	—

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus by:

•        Each person who is known by us to beneficially own more than 5% our outstanding Class A Ordinary Shares and Class B Ordinary Shares;

•        Each of our Directors, Director nominees and named executive officers; and

•        All Directors, Director nominees and named executive officers as a group.

The number and percentage of Class A Ordinary Shares and Class B Ordinary Shares beneficially owned before the Offering are based on 15,500,000 Class A Ordinary Shares of no par value, and 2,500,000 Class B Ordinary Shares, of no par value, issued and outstanding as of the date of this prospectus.

Holders of Class A Ordinary Share will be entitled to one (1) vote per share. Holders of Class B Ordinary Shares will be entitled to twenty (20) votes per share. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of either Class A Ordinary Shares or Class B Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities.

In computing the number of Class A Ordinary Shares and Class B Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Class A Ordinary Shares and Class B Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Class A Ordinary Shares and Class B Ordinary Shares shown as beneficially owned by them.

As of the date of this prospectus, there are nine (9) shareholders of record.

	Class A Ordinary Shares Beneficially Owned Prior to this Offering		Class B Ordinary Shares Beneficially Owned Prior to this Offering		Class A Ordinary Shares Beneficially Owned After this Offering(1)		Class B Ordinary Shares Beneficially Owned After this Offering(1)		Voting Power After this Offering(1)(2)
Name of Beneficial Owner	Number	%	Number	%	Number	%	Number	%	%
Directors, Director Nominees and Named Executive Officers:
Andrew Teh Yao, HO(3)	9,500,000	61.29%	2,500,000	100%	9,500,000	46.34%	2,500,000	100%	84.40%
Irene Man Yi, HO	—	—	—	—	—	—	—	—	—
Man Chi Brenda, LUI	—	—	—	—	—	—	—	—	—
Wai Kong, POON	—	—	—	—	—	—	—	—	—
Fiona, LEE	—	—	—	—	—	—	—	—	—
Kee Yang Julian, MAN	—	—	—	—	—	—	—	—	—
Eddie Shing Cheuk, KAM	—	—	—	—	—	—	—	—	—
Directors, Director Nominees and Named Executive Officers as a group (7 persons)	9,500,000	61.29%	2,500,000	100%	9,500,000	46.34%	2,500,000	100%	84.40%

5% or Greater Shareholders:
Andrew Teh Yao, HO(3)	9,500,000	61.29%	2,500,000	100%	9,500,000	46.34%	2,500,000	100%	84.40%

____________

(1)      Based on a total of 20,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares, that will be issued and outstanding upon completion of this Offering, assuming no exercise of the over-allotment option by the underwriter.

(2)      Percentage total voting power represents voting power with respect to all shares of our Class A Ordinary Shares and Class B Ordinary Shares, as a single class. Each holder of Class B Ordinary Shares shall be entitled to twenty (20) votes per Class B Ordinary Share and each holder of Class A Ordinary Shares shall be entitled to one (1) vote per Class A Ordinary Share on all matters submitted to our shareholders for a vote. The Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. The Class B Ordinary Share is convertible at any time by the holder into shares of Class A Ordinary Share on a share-for-share basis.

(3)      Mr. Andrew Teh Yao, HO is our Chief Executive Officer, Chairman of the Board and Director. Mr. Ho holds voting and/or dispositive power over the 9,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares of the Company.

DESCRIPTION OF SHARES

We were incorporated as a BVI business company under the laws of the British Virgin Islands on June 10, 2025. Our affairs are governed by our Amended and Restated Memorandum and Articles of Association (as amended and restated from time to time), under the BVI Act and the common law of the BVI.

As of the date of this prospectus, CALM Chain is authorized to issue a maximum of 500,000,000 Ordinary Shares, of no par value, divided into (i) 450,000,000 Class A Ordinary Shares of no par value and (ii) 50,000,000 Class B Ordinary Shares, of no par value. All of our shares to be issued in the offering will be issued as fully paid.

As of the date of this prospectus, there are 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares issued and outstanding.

Ordinary Shares

As of the date of this Prospectus, the Company has no outstanding options, warrants or other convertible securities.

Listing

We plan to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “CCIL”. We cannot guarantee that we will be successful in listing on Nasdaq; however, we will not complete this offering unless we receive conditional approval letter.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Transhare Corporation.

Dividends

The holders of CALM Chain’s Ordinary Shares are entitled to such dividends as may be declared by our board of directors, subject to the BCA. Our Amended and Restated Memorandum and Articles of Association provide that the directors may from time to time authorize a distribution (including dividends and interim dividends) at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as and when they fall due. Under the laws of the British Virgin Islands, our Company may pay a dividend if the board of directors are satisfied, on reasonable grounds that, immediately after the distribution, the value of our assets will exceed our liabilities, and we will be able to pay our debts as they fall due.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of members entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the Amended and Restated Memorandum and Articles of Association. Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to a vote at general meetings of our company. Each Class B Ordinary Share shall be entitled to twenty (20) votes on all matters subject to a vote at general meetings of our company. At any meeting of members, the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. At each meeting of members, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have the corresponding vote(s) for the shares that such shareholder holds.

Cumulative Voting

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. There are no prohibitions in relation to cumulative voting under the laws of the BVI but our Amended and Restated Memorandum and Articles of Association do not provide for cumulative voting.

Conversion Rights

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares

Transfer of ordinary shares

Subject to the restrictions in our Amended and Restated Memorandum and Articles of Association, the lock-up agreements as described below and applicable securities laws, any of our shareholders may transfer all or any of his or her Ordinary Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any Ordinary Shares. Our directors may not resolve or refuse or delay the transfer of the Ordinary Shares unless (a) the Ordinary Shares are not fully paid up or on which our Company has a lien; (b) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred exceeds four; or (c) such refusal or delay is deemed necessary or advisable in our view or that of our legal counsel in order to avoid violation of, or in order to ensure compliance with, any applicable, corporate, securities and other laws and regulations.

Liquidation

As permitted by BVI law and our memorandum and articles, we may be voluntarily liquidated by a resolution of shareholders or, if permitted under Part XII of the BVI Act by resolution of directors or resolution of shareholders provided the shareholders have approved, by resolution of shareholders, a liquidation plan approved by the directors, if our assets equal or exceed our liabilities and we are able to pay our debts as they fall due. We may also be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of Ordinary Shares under our Amended and Restated Memorandum and Articles of Association.

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the BVI Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, which is currently effective, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they determine necessary or desirable. We must provide notice of all meetings of members, 7 days before the date of the proposed meeting counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting, to such persons whose names on the date the notice is given appear as members in the share register of our Company and are entitled to vote at the meeting. Our board of directors must convene a meeting of members upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 30% of the voting rights in respect of the matter for which the meeting is requested. A meeting of members may be called on short notice if at least 90% of the Ordinary Shares entitled to vote on the matters to be considered at the meeting have waived notice of the meeting, and presence at the meeting shall be deemed to constitute waiver for this purpose.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the Ordinary Shares entitled to vote on resolutions of members to be considered at the meeting. If, within two hours from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one-third of the votes of the Ordinary Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved. At every meeting, the chairman of the board shall preside as chairman of the meeting. If there is no chairman of the board or if the chairman of the board is not present at the meeting, the members present shall choose one of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our Amended and Restated Memorandum and Articles of Associations to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors shall be not less than one-half of the total number of directors, unless there are only two directors in which case the quorum is two. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amount unpaid on their Ordinary Shares in a written notice served to such shareholders at least fourteen (14) days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Amended and Restated Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

Variations of Rights of Shares

The rights attached to our shares may only, whether or not the Company is being wound up, vary with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 percent (50%) of the issued shares of that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors or by a resolution of shareholders:

•        amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

•        subject to our memorandum of association, divide our authorized and issued shares into a larger number of shares; and

•        subject to our memorandum of association, combine our authorized and issued shares into a smaller number of shares.

Inspection of Books and Records

Under BVI Law, holders of our Ordinary Shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association (as may be amended from time to time), (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members (shareholders), and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find Additional Information.”

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to corporations incorporated in the State of Delaware in the United States and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.

Mergers and Similar Arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BCA. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. While a director may vote on the plan of merger or consolidation, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the Company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company. A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board of directors prior to the transaction or (b) the transaction is (i) between the director and the Company and (ii) the transaction is in the ordinary course of the Company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the Company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the Company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands.

A shareholder may dissent from a mandatory redemption of his or her shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his or her shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the Company must give notice of this fact to each shareholder within 20 days (from the date of notice) who gave written objection. These shareholders then have

20 days from the date of such notice to give to the Company their written election in the form specified by the BCA to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days start when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his or her shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the Company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the Company determines to be the fair value of the shares. The Company and the shareholder then have 30 days to agree upon the price. If the Company and a shareholder fail to agree on the price within the 30 days, then the Company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below.

•        Prejudiced members

A shareholder who considers that the affairs of the Company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the Company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the British Virgin Islands Court regulate the future conduct of the Company, or that any decision of the Company which contravenes the BVI Act or our Amended and Restated Memorandum and Articles of Association be set aside.

•        Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the Company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI Court may only grant permission to bring a derivative action where the Court is satisfied that:

•        the Company does not intend to bring, diligently continue or defend or discontinue proceedings; and

•        it is in the interests of the Company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

•        whether the shareholder is acting in good faith;

•        whether a derivative action is in the Company’s best interests, taking into account the directors’ views on commercial matters;

•        whether the action is likely to proceed;

•        the costs of the proceedings in relation to the relief likely to be obtained; and

•        whether an alternative remedy is available.

•        Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended) for the appointment of a liquidator to liquidate the Company and the court may appoint a liquidator for the Company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the Company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Amended and Restated Memorandum and Articles of Association, we indemnify, hold harmless and exonerate against all expenses, including legal expenses, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or (b) is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, a director of a British Virgin Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the Company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a British Virgin Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person carrying out the same functions as are carried out by that director in relation to the Company. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the British Virgin Islands.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that shareholder may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, a copy of such resolution shall forthwith be sent to all members not consenting to such resolution. Our Amended and Restated Memorandum and Articles of Association permit shareholders to act by written consent.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. The BCA does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding at least 30% of the voting rights of our Company at general meetings to requisition a meeting of shareholders, in which case our board of directors is obliged to convene a meeting of shareholders and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our articles of association do not provide our shareholders with any other right to put proposals before meetings of shareholders. As a British Virgin Islands business company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the British Virgin Islands but our Amended Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board of directors may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles, subject to certain restrictions as contained herein, directors can be removed from office, with or without cause, by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by written resolutions passed at least 75 percent of the vote of the shareholders entitled to vote or by a resolution of directors of our Company.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although British Virgin Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholder.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the British Virgin Islands law and our Amended and Restated Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of directors or a resolution of the shareholders, provided that the directors have made a declaration of solvency that the Company is and will continue to be able to discharge its debts, pay or provide for its debts as they fall due and that the value of the Company’s assets equals or exceed its liabilities, and the shareholders have approved, by resolutions of shareholders, a liquidation plan approved by the directors.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles of Association, the rights attached to the shares may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent (50%) of the issued shares of that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under British Virgin Islands law, our Amended and Restated Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Before this Offering, there has not been a public market for our Ordinary Shares, including our Class A Ordinary Shares. Future sales of substantial amounts of Class A Ordinary Shares in the public market after this Offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Ordinary Shares to fall or impair our ability to raise equity capital in the future.

Upon completion of this Offering and assuming the issuance of 5,000,000 Class A Ordinary Shares offered by the Company hereby and exclusion of the exercise of underwriter’s over-allotment options, we will have an aggregate of 20,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares issued and outstanding. The Class A Ordinary Shares sold in this Offering by the Company will be freely tradable without restriction or further registration under the Securities Act.

All of our Class A Ordinary Shares and Class B Ordinary Shares that will be outstanding upon the completion of this Offering, other than those Class A Ordinary Shares sold in this Offering, are “restricted securities”, as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•        1% of the number of Class A Ordinary Shares then outstanding, in the form of ordinary share or otherwise, which will equal approximately shares immediately after this Offering; or

•        the average weekly trading volume of the Class A Ordinary Shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, consultants or advisors who purchase our Class A Ordinary Shares and Class B Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement in a transaction before the effective date of our initial public offering that was completed in reliance on Rule 701 and complied with the requirements of Rule 701 will be eligible to resell such shares 90 days after the date of this prospectus in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-Up Agreements

We have agreed, subject to certain exceptions, not to, except in connection with this Offering, offer, pledge, sell, or otherwise transfer or dispose of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, including any Ordinary Shares or file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exemptions, for a period of 180 days from the closing of this Offering.

Furthermore, our directors, officers and shareholders holding 5% or more of the issued and outstanding securities of the Company (including warrants, options, convertible securities and Ordinary Shares), will enter into a lock-up agreement with the underwriter not to offer, pledge, sell, or otherwise transfer or dispose of any securities of the Company, including the Ordinary Shares, subject to certain exceptions, for a period of 180 days from the effective date of this prospectus. See “Underwriting.”

TAXATION

The following summary of material BVI, Hong Kong, and United States federal income tax consequences of an investment in our Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A Ordinary Shares, such as the tax consequences under state, local, and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Class A Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of shares and you are, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SHARES.

United States Federal Income Tax Considerations

The following discussion is a summary of United States federal income tax considerations relating to the ownership and disposition of our Class A Ordinary Shares by a U.S. holder (as defined below) that holds our Class A Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations and may be changed, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (for example, banks or other financial institutions, insurance companies, broker-dealers, pension plans, cooperatives, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), holders who are not U.S. holders, holders who own (directly, indirectly, or constructively) 10% or more of our voting shares, holders who will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or investors that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States, alternative minimum tax, state, or local tax considerations, or the Medicare tax on net investment income. Each U.S. holder is urged to consult its tax advisors regarding the United States federal, state, local, and non-United States income and other tax considerations with respect to the ownership and disposition of our Class A Ordinary Shares.

General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our Class A Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under applicable United States Treasury regulations.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Class A Ordinary Shares.

Passive Foreign Investment Company Considerations

A non-United States corporation, such as our company, will be a “passive foreign investment company,” or “PFIC,” for United States federal income tax purposes, if, in any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the average quarterly value of its assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

The discussion below under “Dividends” and “Sale or Other Disposition of Ordinary Shares” is written on the basis that we will not be or become a PFIC for United States federal income tax purposes. The United States federal income tax rules that apply if we are a PFIC for the current taxable year or any subsequent taxable year are generally discussed below under “Passive Foreign Investment Company Rules.”

Dividends

Subject to the PFIC rules discussed below, any cash distributions (including the amount of any tax withheld) paid on our Class A Ordinary Shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. holder as dividend income on the day actually or constructively received by the U.S. holder. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution paid will generally be reported as a “dividend” for United States federal income tax purposes. A non-corporate recipient of dividend income will generally be subject to tax on dividend income from a “qualified foreign corporation” at a reduced United States federal tax rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met.

A non-United States corporation (other than a corporation that is a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (b) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. In the event we are deemed to be a resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the United States-PRC income tax treaty (which the U.S. Treasury Department has determined is satisfactory for this purpose) and in that case we would be treated as a qualified foreign corporation with respect to dividends paid on our Class A Ordinary Shares. Each non-corporate U.S. holder is advised to consult its tax advisors regarding the availability of the reduced tax rate applicable to qualified dividend income for any dividends we pay with respect to our Class A Ordinary Shares. Dividends received on the Ordinary Shares will not be eligible for the dividends received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. In the event that we are deemed to be a PRC “resident enterprise” under the Enterprise Income Tax Law, a U.S. holder may be subject to PRC withholding taxes on dividends paid on our Class A Ordinary Shares. In that case, a U.S. holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on Class A Ordinary Shares. A U.S. holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of Ordinary Shares

Subject to the Passive Foreign Investment Company (PFIC) rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be treated as a capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company Rules

Based on our current and anticipated operations and the composition of our assets, we were not PFIC for U.S. federal income tax purposes for the taxable year ended May 31, 2025 and the taxable year ended May 31, 2024. Depending on the amount of cash we raise in this Offering, together with any other assets held for the production of passive income, it is possible that, for our taxable year ending May 31, 2026 or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year. PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code (“IRC”), for any taxable year if either:

•        at least 75% of its gross income is passive income; or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this Offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares and the amount of cash we raise in this Offering. Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this Offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in this Offering) that may not be within our control. If we are a PFIC for any year during which you hold Class A Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. If we cease to be a

PFIC and you did not previously make a timely “mark-to-market” election as described below, you will continue to be treated as a PFIC, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

If we are a PFIC for any taxable year during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

•        the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income,

•        the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year, and

•        An additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the Class A Ordinary Shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of your taxable year over your adjusted basis in such Class A Ordinary Shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the Class A Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Class A Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Class A Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Class A Ordinary Shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Class A Ordinary Shares when inherited from a decedent that was previously a holder of our Class A Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares, or a mark-to-market election and ownership of those Class A Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the IRC Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Class A Ordinary Shares from a U.S. Holder to not get a step-up in basis under IRC Section 1014 and instead will receive a carryover basis in those Class A Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report the information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file Form 8938.

Hong Kong Taxation

Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Ordinary Shares. Generally, gains arising from disposal of the Ordinary Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profit tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses. In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Ordinary Shares or with respect to the receipt of dividends on their Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Class A Ordinary Shares exists between Hong Kong and the United States.

Stamp duty

Hong Kong stamp duty is generally payable on the transfer of “Hong Kong stocks”. The term “stocks” refers to shares in companies incorporated in Hong Kong, as widely defined under the Stamp Duty Ordinance (Cap. 117 of the laws of Hong Kong), or SDO, and includes shares. However, our Ordinary Shares are not considered “Hong Kong stocks” under the SDO since the transfer of the Ordinary Shares are not required to be registered in Hong Kong given that the books for the transfer of Ordinary Shares are located in the United States. The transfer of Ordinary Shares is therefore not subject to stamp duty in Hong Kong. If Hong Kong stamp duty applies, both the purchaser and the seller are liable for the stamp duty charged on each of the sold note and bought note at the ad valorem rate of 0.1% on the higher of the consideration stated on the contract notes or the fair market value of the shares transferred. In addition, a fixed duty, currently of HK$5.00, is payable on an instrument of transfer.

Estate Duty

The Revenue (Abolition of Estate Duty) Ordinance 2005 came into effect on February 11, 2006 in Hong Kong. No Hong Kong estate duty is payable and no estate duty clearance papers are needed for an application for a grant of representation in respect of holders of Class A Ordinary Shares whose death occurs on or after February 11, 2006.

BVI Taxation

The following is a discussion on certain British Virgin Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under British Virgin Islands law.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the British Virgin Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to British Virgin Islands income or corporation tax.

The British Virgin Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the British Virgin Islands except to the extent that we have any interest in real property in the BVI, all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from the payment of stamp duty in the BVI. There are no exchange control regulations or currency restrictions in the British Virgin Islands. Under the laws of the British Virgin Islands, no stamp duty is payable in the British Virgin Islands on the issue of shares by, or any transfers of shares of, British Virgin Islands companies (except those which hold interests in land in the British Virgin Islands).

There are currently no withholding taxes or exchange control regulations in the BVI applicable to our Company.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI as a business company with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI business company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws than the United States and provides less protection for investors. In addition, BVI companies do not have standing to sue before the federal courts of the United States.

Currently, all of our operations are conducted in Hong Kong, and substantially all of our assets are located in Hong Kong, outside the United States. All our directors, officers and senior management are located in Hong Kong, and all or a substantial portion of their assets are located outside of the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons or to enforce judgments obtained in United States courts against them or against us, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any State of the United States.

British Virgin Islands

Ogier, our counsel as to BVI law, has advised us that there is uncertainty as to whether the courts of the BVI would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the BVI against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

We have been advised by Ogier, our counsel as to the laws of the BVI that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the BVI. We have also been advised by Ogier that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation.

Hong Kong

David Fong & Co., our counsel with respect to Hong Kong law, have advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

UNDERWRITING

In connection with this Offering, we will enter into an underwriting agreement with Pacific Century Securities LLC, as the Representative of the underwriters in this Offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this Offering. The underwriters has agreed to purchase from us, and we have agreed to sell to them, the number of Class A Ordinary Shares set forth opposite to its name below, at the Offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriter	Number of Class A Ordinary Shares
Pacific Century Securities LLC	[*]
Total	[*]

The underwriters are committed to purchase all the Class A Ordinary Shares offered by this prospectus if they purchase any Class A Ordinary Shares. The underwriters are offering the Class A Ordinary Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

Pursuant to the underwriting agreement, we have agreed to grant to the underwriters an option to purchase from us up to an additional 750,000 Class A Ordinary Shares, representing 15.0% of the Class A Ordinary Shares sold by the Company in the Offering, solely to cover over-allotments, if any, at the initial public offering price less the underwriting discounts. The underwriters may exercise this option any time during the 45 day period after the closing date of the Offering, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

Any Class A Ordinary Shares issued or sold under the over-allotment option will be issued and sold on the same terms and conditions as the other shares that are the subject of this Offering.

Fees, Commissions and Expense Reimbursement

We will pay the underwriters a fee/commission equivalent to seven percent (7.0%) of the gross proceeds of this Offering. The underwriters propose initially to offer the Class A Ordinary Shares to the public at the Offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the Class A Ordinary Shares offered by us are not sold at the Offering price, the underwriters may change the Offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the underwriting fees/commission payable to the underwriters with this Offering:

	Per Class A Ordinary Share		Total
Public Offering price	$	[*]	$	[*]
Underwriting fees and commissions (7.0%)	$	[*]	$	[*]
Proceeds, before expenses, to us	$	[*]	$	[*]
Non-accountable expense allowance (1.0%)	$	[*]	$	[*]

We agreed to pay to the Representative non-accountable expenses equal to 1.0% of the gross proceeds of this Offering. We have also agreed to reimburse the Representative for certain accountable expenses not to exceed the total amount of $250,000, including the Representative’s legal fees, background check expenses, and all other expenses related to the Offering. Any expense deposits will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have paid a $100,000 advance to the Representative, which will be credited against the accountable expenses actually incurred by the Representative in connection with this Offering and which shall be reimbursed to us to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Right of First Refusal

We have granted the Representative a right of first refusal, subject to the successful closing of this Offering, for a period of twelve (12) months from the closing of this Offering, which, if the Company or any of its subsidiaries decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent, the Representative (or any affiliate designated by the Representative) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the date of commencement of sales of the public offering or the termination date of the engagement between us and the underwriters.

Lock-Up Agreements

We have agreed that, subject to certain exceptions set forth in the underwriting agreement, we will not, without the prior written consent of the underwriters, from the date of execution of the underwriting agreement and continuing for a period of 180 days from the closing of the Offering, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Ordinary Shares or such other securities, in cash or otherwise, except to the underwriters pursuant to the underwriting agreement. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

Each of our officers, directors, and existing shareholders who own 5% or more of the issued and outstanding securities of the Company (including warrants, options, convertible securities and Ordinary Shares), have agreed, subject to certain exceptions, to a 180-day “lock-up” period from the effective date of this prospectus with respect to the Ordinary Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of 180 days following the closing of this Offering, such person may not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of any Ordinary Shares or other securities convertible into or exercisable or exchangeable for Ordinary Shares for a period of up to 180 days from the effective date of this prospectus, without the prior written consent of the underwriters.

The underwriters have no present intention to waive or shorten the lock-up period; however, the underwriters may in their sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the underwriters will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested, the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Stabilization, Short Positions and Penalty Bids

In connection with the Offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Exchange Act.

•        Stabilizing transactions permit the underwriters to make bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A Ordinary Shares, so long as stabilizing bids do not exceed a specified maximum.

•        Over-allotment involves sales by the underwriters of the Class A Ordinary Shares in excess of the number of Class A Ordinary Shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of Class A Ordinary Shares over-allotted by the underwriters is not greater than the number of Class A Ordinary Shares that they may purchase in the over-allotment option. In a naked short position, the number of Class A Ordinary Shares involved is greater than the number of Class A Ordinary Shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing Class A Ordinary Shares in the open market.

•        Syndicate covering transactions involve purchases of Class A Ordinary Shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of Class A Ordinary Shares to close out the short position, the underwriters will consider, among other things, the price of our Class A Ordinary Shares available for purchase in the open market as compared to the price at which they may purchase Class A Ordinary Shares through the over-allotment option. If the underwriters sell more Class A Ordinary Shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying Class A Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the Class A Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the Offering.

•        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A Ordinary Shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

•        In passive market making, market makers in the Class A Ordinary Shares who are the underwriters or prospective underwriter may, subject to limitations, make bids for or purchases of our Class A Ordinary Shares until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Class A Ordinary Shares or preventing or retarding a decline in the market price of Class A Ordinary Shares. As a result, the price of Class A Ordinary Shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Stock Market LLC or otherwise, and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any the underwriters make any representation that any of the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Determination of Initial Public Offering Price

The initial public offering price of the shares we are offering was determined by us in consultation with the underwriters based on discussions with potential investors in light of the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the Offering and such other factors as were deemed relevant.

Listing

We plan to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “CCIL”.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be delivered to potential investors by the underwriters. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained on any other website maintained by the underwriters is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and the Exchange Act and liabilities arising from breaches of representations and warranties contained in the Underwriting Agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include the sales and trading of securities, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, financing, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates may have, from time to time, performed, and may in the future perform, a variety of such activities and services for us and for persons or entities with relationships with us for which they received or will receive customary fees, commissions and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, directors, officers and employees may at any time purchase, sell or hold a broad array of investments, and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own accounts and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments. In addition, the underwriters and their respective affiliates may at any time hold, or recommend to clients that they should acquire, long and short positions in such assets, securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Class A Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Class A Ordinary Shares, where action for that purpose is required. Accordingly, the Class A Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Class A Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Notice to Prospective Investors in Australia

This prospectus:

•        does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

•        has not been, and will not be, lodged with the Australian Securities and Investments Commission, or the ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•        does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•        may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The Class A Ordinary Shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Class A Ordinary Shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Class A Ordinary Shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Class A Ordinary Shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of Class A Ordinary Shares under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Class A Ordinary Shares you undertake to us that you will not, for a period of 12 months from the date of issue of the Class A Ordinary Shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Canada

Resale restrictions.    The distribution of the Class A Ordinary Shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Class A Ordinary Shares are made. Any resale of the Class A Ordinary Shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian purchasers.    By purchasing Class A Ordinary Shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•        the purchaser is entitled under applicable provincial securities laws to purchase the Class A Ordinary Shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 — Prospectus Exemptions;

•        the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations;

•        where required by law, the purchaser is purchasing as principal and not as agent; and

•        the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest.    Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this prospectus.

Statutory rights of action.    Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of legal rights.    All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and eligibility for investment.    Canadian purchasers of Class A Ordinary Shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Class A Ordinary Shares in their particular circumstances and about the eligibility of the Class A Ordinary Shares for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in Cayman Islands

This prospectus does not constitute a public offer of the Class A Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. The Class A Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Notice to Prospective Investors in Dubai International Financial Centre, or the DIFC

This prospectus relates to an Exempt Offer of the Dubai Financial Services Authority, or the DFSA, in accordance with the Markets Rules 2012 of the DFSA. This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in European Economic Area

In relation to each Member State of the European Economic Area (each, a Relevant State), no Class A Ordinary Shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Class A Ordinary Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Class A Ordinary Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

•        to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•        to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•        in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Class A Ordinary Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A Ordinary Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the Class A Ordinary Shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Class A Ordinary Shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the Class A Ordinary Shares has been or will be:

•        released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•        used in connection with any offer for subscription or sale of the Class A Ordinary Shares to the public in France.

Such offers, sales and distributions will be made in France only:

•        to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the FrenchCode monétaire et financier;

•        to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•        in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The Class A Ordinary Shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The Class A Ordinary Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class A Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class A Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

Notice to Prospective Investors in Japan

The Class A Ordinary Shares will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Class A Ordinary Shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Investors in Kuwait who approach us or any of the underwriters to obtain copies of this prospectus are required by us and the underwriters to keep such prospectus confidential and not to make copies thereof nor distribute the same to any other person in Kuwait and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the Class A Ordinary Shares.

Notice to Prospective Investors in People’s Republic of China

This prospectus may not be circulated or distributed in the People’s Republic of China, or the PRC, and the Class A Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Qatar

In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Notice to Prospective Investors in Saudi Arabia

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus in Singapore with the Monetary Authority of Singapore. Accordingly, this prospectus and any other documents or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A Ordinary Shares may not be circulated or distributed, nor may the Class A Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, or (ii) to a relevant person pursuant to Section 275(1), or to any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where our Class A Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A Ordinary Shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Notice to Prospective Investors in Switzerland

The Class A Ordinary Shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to our company or the Class A Ordinary Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the Class A Ordinary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Class A Ordinary Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Class A Ordinary Shares.

Notice to Prospective Investors in Taiwan

The Class A Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Class A Ordinary Shares in Taiwan.

Notice to Prospective Investors in United Arab Emirates

The Class A Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (i) in compliance with all applicable laws and regulations of the United Arab Emirates; and (ii) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

Notice to Prospective Investors in United Kingdom

This prospectus is only being distributed to and is only directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order; or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (i)-(iii) together being referred to as “relevant persons”). The Class A Ordinary Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Class A Ordinary Shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Application for Nasdaq Listing

We intend to apply to have our Class A Ordinary Shares approved for listing/quotation on the Nasdaq Capital Market. We will not consummate and close this Offering without a listing approval letter from the Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of Class A Ordinary Shares in this Offering sufficient to satisfy applicable listing criteria, our Class A Ordinary Shares will in fact be listed.

If the application is approved, trading of our Class A Ordinary Shares on the Nasdaq Capital Market will begin within five days following the closing of this Offering. If our Class A Ordinary Shares are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, that we expect to incur in connection with this Offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$5,559
The Nasdaq Capital Market Listing Fee	75,000
FINRA Filing Fee	2,750
Legal Fees and Expenses	589,226
Accounting Fees and Expenses	5,000
Miscellaneous Expenses	1,117,894
Total Expenses(1)	$1,795,429

____________

(1)      Among these total expenses of US$1,795,429, the amount of US$401,870 that has been incurred by the Company was capitalized as “deferred offering costs” on the Company’s unaudited interim condensed consolidated balance sheet as of November 30, 2025. The remaining amount of US$1,393,559 consists of the amount of expenses that has been incurred but was not capitalized on the Company’s unaudited interim condensed consolidated balance sheet as of November 30, 2025 or expected to further be incurred by the Company.

LEGAL MATTERS

The validity of the Class A Ordinary Shares offered hereby and certain legal matters as to BVI law will be passed upon for us by Ogier. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. Certain legal matters as to Hong Kong law will be passed upon for us by David Fong & Co. Certain legal matters as to PRC law will be passed upon for us by China Commercial Law Firm. Ortoli Rosenstadt LLP may rely upon David Fong & Co., with respect to matters governed by Hong Kong law, and China Commercial Law Firm with respect to matters governed by PRC law, respectively. The underwriter is being represented by Sullivan & Worcester LLP with respect to certain legal matters as to United States federal securities and New York State law.

EXPERTS

The combined financial statements as of and for the years ended May 31, 2025 and 2024 as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of SRCO Professional Corporation Chartered Professional Accountants, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of SRCO Professional Corporation Chartered Professional Accountants is Park Place Corporate Centre, 15 Wertheim Court, Suite 409, Richmond Hill, ON L4B 3H7, Canada.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 (including amendments and exhibits to the registration statement) under the Securities Act with respect to the Class A Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Class A Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents. We currently do not file periodic reports with the SEC. Upon the closing of our initial public offering, we will be required to file periodic reports and other information with the SEC pursuant to the Exchange Act, as applicable to foreign private issuers. As we are a foreign private issuer, we are exempt from some of the Exchange Act reporting requirements, the rules prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit rule for our officers and directors and for holders of more than 10% of our shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The SEC maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We maintain a website at https://talentquest.com.hk. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

CALM CHAIN INTERNATIONAL LIMITED

INDEX TO THE COMBINED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of CALM Chain International Limited

Opinion on the Combined Financial Statements

We have audited the accompanying combined balance sheets of CALM Chain International Limited and its subsidiary (collectively referred to as the “Group”) as of May 31, 2025 and 2024, and the related combined statements of operations and comprehensive income (loss), changes in shareholders’ equity (deficit), and cash flows for each of the years in the two-year period ended May 31, 2025, and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Group as of May 31, 2025 and 2024 and the results of its operations and its cash flows for each of the years in the two-year period ended May 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These combined financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Group’s auditor since 2025. Richmond Hill, Canada September 8, 2025, except for Notes 1, 15 and 16, as to which the date is February 10, 2026	/s/ SRCO Professional Corporation CHARTERED PROFESSIONAL ACCOUNTANTS Authorized to practice public accounting by the Chartered Professional Accountants of Ontario

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
COMBINED BALANCE SHEETS
(Amounts in U.S. dollars, except for number of shares)

	As of May 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$1,036,416	$2,256
Accounts receivable, net (Note 4)	1,087,197	735,385
Prepayments and deposits (Note 5)	9,659	64,274
Amount due from a director (Note 10)	—	609,626
Total current assets	2,133,272	1,411,541

Non-current assets
Property and equipment, net (Note 6)	11,498	25,541
Operating lease right-of-use assets, net (Note 7)	—	109,624
Deferred tax assets, net (Note 12)	1,895	60,728
Total non-current assets	13,393	195,893
TOTAL ASSETS	$2,146,665	$1,607,434

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accrued expenses and other payables (Note 8)	$427,594	$429,636
Contract liabilities (Note 9)	—	106,830
Bank and other borrowings – current (Note 11)	462,259	198,760
Operating lease liabilities – current (Note 7)	—	109,624
Amount due to a director (Note 10)	3,761	—
Income tax payable (Note 12)	109,034	238
Total current liabilities	1,002,648	845,088
Non-current liability
Bank and other borrowings – non-current (Note 11)	1,034,714	1,041,908
TOTAL LIABILITIES	$2,037,362	$1,886,996

Shareholders’ equity (deficit)
Class A Ordinary Shares, no par value per share; 450,000,000 Class A Ordinary Shares authorized, 15,500,000 Class A Ordinary Shares issued and outstanding as of May 31, 2025 and 2024* (Note 15)	2	2
Class B Ordinary Shares, no par value per share; 50,000,000 Class B Ordinary Shares authorized, 2,500,000 Class B Ordinary Shares issued and outstanding as of May 31, 2025 and 2024* (Note 15)	1	1
Accumulated other comprehensive (loss) income	(6,257)	14
Retained earnings (accumulated deficit)	115,557	(279,579)
Total shareholders’ equity (deficit)	109,303	(279,562)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$2,146,665	$1,607,434

Commitments and contingencies (Note 13)
Subsequent events (Note 16)

____________

*        Retrospectively restated for effect of reorganization and share restructuring (Note 1)

The accompanying notes are an integral part of these combined financial statements.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Amounts in U.S. dollars, except for number of shares)

	For the years ended May 31,
	2025	2024
Revenue
Employer of record and human resources outsourcing services (Note 3)	$6,151,243	$4,675,423
Executive search services (Note 3)	712,452	796,858
Human resources research services (Note 3)	1,123,827	30,688
Total revenue	7,987,522	5,502,969

Operating costs and expenses
Business service fees – direct cost	(19,286)	(53,266)
Employee and compensation benefits expenses – direct cost	(5,646,448)	(4,230,189)
Employee and compensation benefits expenses	(734,241)	(1,180,738)
Legal and professional fees	(744)	(5,028)
Depreciation of property and equipment (Note 6)	(9,280)	(9,874)
Operating lease expenses (Note 7)	(113,020)	(135,026)
Current expected credit losses on accounts receivable (Note 4)	(4,599)	(1,269)
Advertising and marketing expenses	(72,118)	(82,027)
Other operating costs and expenses	(99,727)	(137,057)
Total operating costs and expenses	(6,699,463)	(5,834,474)

Income (loss) from operations	1,288,059	(331,505)

Other income (expenses):
Interest income	495	697
Other income	2,349	—
Interest expenses	(105,457)	(46,219)
Loss on disposal of property and equipment (Note 6)	(4,793)	—
Total other expenses, net	(107,406)	(45,522)

Income (loss) before income tax expense	1,180,653	(377,027)

Income tax (expense)/benefit (Note 12)	(173,342)	59,256

Net income (loss)	$1,007,311	$(317,771)

Other comprehensive (loss) income
Foreign currency translation adjustment	(6,271)	14
Comprehensive income (loss)	$1,001,040	$(317,757)

Earnings (loss) per share – basic and diluted*	$0.056	$(0.018)

Basic and diluted weighted average number of ordinary shares outstanding*	18,000,000	18,000,000

____________

*        Retrospectively restated for effect of reorganization and share restructuring (Note 1)

The accompanying notes are an integral part of these combined financial statements.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
(Amounts in U.S. dollars, except for number of shares)

	Class A Ordinary Shares*		Class B Ordinary Shares*		Accumulated other comprehensive income (loss)	Retained earnings (accumulated deficit)	Total shareholders’ equity (deficit)
	No. of shares	Amount	No. of shares	Amount
Balance, June 1, 2023	15,500,000	$2	2,500,000	$1	$—	$38,192	$38,195

Net loss for the year	—	—	—	—	—	(317,771)	(317,771)
Foreign currency translation adjustment	—	—	—	—	14	—	14
Balance, May 31, 2024	15,500,000	$2	2,500,000	$1	$14	$(279,579)	$(279,562)

Net income for the year	—	—	—	—	—	1,007,311	1,007,311
Foreign currency translation adjustment	—	—	—	—	(6,271)	—	(6,271)
Dividend declared (Note 15)	—	—	—	—	—	(612,175)	(612,175)
Balance, May 31, 2025	15,500,000	$2	2,500,000	$1	$(6,257)	$115,557	$109,303

____________

*        Retrospectively restated for effect of reorganization and share restructuring (Note 1)

The accompanying notes are an integral part of these combined financial statements.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
COMBINED STATEMENTS OF CASH FLOWS
(Amounts in U.S. dollars, except for number of shares)

	For the years ended May 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$1,007,311	$(317,771)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation on property and equipment	9,280	9,874
Operating lease expenses	113,020	135,026
Loss on disposal of property and equipment	4,793	—
Current expected credit losses on accounts receivable	4,599	1,269
Deferred income tax expense (benefit)	59,081	(62,325)
Change in operating assets and liabilities:
Accounts receivable, net	(356,411)	(89,378)
Prepayments and deposits	54,615	29,643
Accrued expenses and other payables	(2,042)	(39,254)
Contract liabilities	(106,830)	96,443
Operating lease liabilities	(113,019)	(135,026)
Tax payable	109,560	12,151
Net cash provided by (used in) operating activities	783,957	(359,348)

Cash flows from investing activities
Purchase of property and equipment	—	(7,953)
Repayment from a director	1,212	120,486
Net cash provided by investing activities	1,212	112,533

Cash flows from financing activities
Proceeds from bank and other borrowings	846,841	575,455
Repayments of bank and other borrowings	(587,214)	(457,184)
Net cash provided by financing activities	259,627	118,271

Foreign currency translation adjustment	(10,636)	1,462

Net change in cash and cash equivalents	1,034,160	(127,082)

Cash and cash equivalents at the beginning of the year	2,256	129,338
Cash and cash equivalents at the end of the year	$1,036,416	$2,256

Supplemental cash flow information:
Cash received for interest income	$495	$697
Cash (paid) refund for income tax expense	$(4,701)	$9,082

Supplemental schedule of non-cash financing activities:
Dividend paid to settle the amount due from a director	$612,175	$—

The accompanying notes are an integral part of these combined financial statements.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Amounts in U.S. dollars, except for number of shares)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Organization

CALM Chain International Limited (the “Company”) is a limited liability company established under the laws of the British Virgin Islands on June 10, 2025. The registered office of the Company is located at Corporate Registrations Limited of Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands. The principal office is located at 909, 9/F, Wing On Centre, 211 Des Voeux Road Central, Hong Kong. It is a holding company with no business operation of its own.

The Company owns 100% equity interest of TalentQuest HR Limited, a limited liability company established in Hong Kong on December 12, 2007.

The Company and its subsidiary (collectively, the “Group”) are an award-winning human resources solutions service provider which provides: (a) Employer of Record (“EoR”) and human resources outsourcing services; (b) executive search services; and (c) human resources research services. Since the commencement of TalentQuest HR Limited’s business in 2012, it has been an active player in the human resource solution market in Hong Kong, serving clients and industry from a wide spectrum, including: (a) multinational companies and governmental organizations that outsource their human resources functions; (b) multinational companies, financial institutions, construction companies, fintech companies and other SMEs that engage our Operating Subsidiary searching for suitable and qualified executives or staff placements; and (c) companies that consult us in human resources perspective for their future expansion regionally and worldwide.

Reorganization

A reorganization of the legal structure of the Company (the “Reorganization”) was completed in January 2026. Prior to the Reorganization, TalentQuest HR Limited, the operating subsidiary of the Company, was wholly owned and controlled by Harvest Globe Investment Limited which was wholly owned and controlled by Mr. Andrew Teh Yao, HO.

Pursuant to the Reorganization to rationalize the structure of the Company and its subsidiary in preparation for the listing of the shares, the Company becomes the holding company of TalentQuest HR Limited. To prepare for this offering, the Company underwent the reorganization with the following steps:

Step 1 Incorporation of CALM Chain International Limited

CALM Chain International Limited was incorporated under the laws of the British Virgin Islands on June 10, 2025 as a limited liability company with the intention to become the issuer of this offering. The authorized share capital of CALM Chain International Limited was 7,000,000 ordinary shares of no par value (the “Ordinary Shares”) divided into (i) 5,000,000 Class A ordinary shares of no par value (the “Class A Ordinary Shares”); and 2,000,000 Class B ordinary shares of no par value (the “Class B Ordinary Shares”). Upon incorporation, CALM Chain International Limited has 1 Class B Ordinary Share in issue and held by Mr. Andrew Teh Yao, HO at a consideration of US$1.00. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares will be entitled to one vote per Class A Ordinary Share, while holders of Class B Ordinary Shares will be entitled to twenty votes per Class B Ordinary Share.

Step 2 Transfer the shares by Harvest Globe Investment Limited

On June 23, 2025, Harvest Globe Investment Limited, which was wholly owned and controlled by Mr. Andrew Teh Yao, HO, transferred all of its ordinary shares in TalentQuest HR Limited to the Company. Consequently, the Company became the holding company of TalentQuest HR Limited on the same date.

Following the Reorganization, the Company owned 100% of TalentQuest HR Limited and the Company was owned 100% by Mr. Andrew Teh Yao, HO, which was the same ultimate controlling shareholder of TalentQuest HR Limited prior to the Reorganization.

The Company and its subsidiary resulting from Reorganization have always been under the common control of the same controlling shareholder before and after the Reorganization. The combination of the Company and its subsidiary has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

effective as of the beginning of the first period presented in the accompanying combined financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

Step 3 Share restructuring

On July 10, 2025, the Company effectuated an increase in the maximum number of authorized ordinary shares from 7,000,000 Ordinary Shares divided into 5,000,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares to 500,000,000 Ordinary Shares divided into 450,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares, with 1 Class B Ordinary Share issued and outstanding issued to Mr. Andrew Teh Yao, HO. Immediately after the increase in the maximum number of authorized ordinary shares of the Company on July 10, 2025, the Company issued and allotted an aggregate of 9,000,000 Class A Ordinary Shares at a consideration of US$0.9 and 8,999,999 Class B Ordinary Shares at a consideration of US$0.9 to Mr. Andrew Teh Yao, HO (the “Share Restructuring”). As a result, 9,000,000 Class A Ordinary Shares and 9,000,000 Class B Ordinary Shares issued and outstanding were issued to Mr. Andrew Teh Yao, HO post-Share Restructuring. On January 28, 2026, Mr. Andrew Teh Yao, HO elected to convert an aggregate of 6,500,000 Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis. Upon such conversion, 6,500,000 Class B Ordinary Shares held by Mr. Andrew Teh Yao, HO were re-designated as 6,500,000 Class A Ordinary Shares on the same day. Subsequently, 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares are issued and outstanding.

The Ordinary Shares are presented on a post-Share Restructuring basis, or as having been retroactively adjusted and restated to give effect to the Share Restructuring, as if the Share Restructuring had occurred by the relevant earlier date.

The accompanying combined financial statements reflect the activities of CALM Chain International Limited and the following subsidiary:

Subsidiary	Date of incorporation	Jurisdiction of formation	Percentage of direct/indirect economic ownership	Principal activities
TalentQuest HR Limited	December 12, 2007	Hong Kong	100%	Provision of EoR and human resources outsourcing services, executive search services and human resources research services

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying combined financial statements include the results of TalentQuest HR Limited (the “subsidiary”) and Calm Chain International Limited (the “Company”), which was incorporated on June 10, 2025, subsequent to the fiscal year ended May 31, 2025. These financial statements are presented on a combined basis in accordance with Rule 210.3(c) of Regulation S X, to reflect the operations of the combined group. Although the Company was incorporated after the reporting period, it is the sole shareholder of the Subsidiary, and the combined presentation provides a meaningful depiction of the financial position, results of operations, and cash flows of the group as if it had existed during the entire period. All principles of inclusion and exclusion have been consistently applied to ensure a fair and transparent presentation.

Basis of Presentation and Combination

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The combined financial statements include the financial statements of the Company and its wholly owned subsidiary. All intercompany transactions and balances among the Company and its subsidiary have been eliminated upon combination.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of estimates and assumptions

The preparation of combined financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Group and on various other assumptions that the Group believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to the useful lives of property and equipment, operating lease right-of-use assets, net, operating lease liabilities, allowance for current expected credit loss and allowance for deferred tax assets. Actual results could differ from those estimates, and as such, differences could be material to the combined financial statements.

Functional Currency and Foreign Currency Translation and transaction

The functional currency of the Company is United States Dollars (“US$” or “$”) and the functional currencies of its subsidiary in Hong Kong is Hong Kong Dollars (“HK$”). The Group’s combined financial statements are reported using the US$. The combined statements of operations and the combined statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the combined balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the combined statements of cash flows will not necessarily agree with changes in the corresponding balances on the combined balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in combined statements of changes in shareholders’ equity (deficit). Gains and losses from foreign currency transactions are included in the Group’s combined statements of operations and comprehensive income (loss).

The following table outlines the currency exchange rates that were used in preparing the combined financial statements:

	For the years ended May 31,
	2025	2024
Year-end spot rate	US$1 = HK$7.8409	US$1 = HK$7.8199
Average rate	US$1 = HK$7.7863	US$1 = HK$7.8207

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.
Level 2 —

Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 —

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Group considers the carrying amount of its financial assets and liabilities, which consist primarily of cash and cash equivalents, accounts receivable, net, amount due from a director, rental and other deposits, accrued expenses and other payables, and bank and other borrowings approximate the fair value of the respective assets and liabilities as of May 31, 2025 and 2024 due to their short-term nature or market rates of interest.

The Group had no transfers between levels during any of the periods presented. The Group did not have any instruments that were measured at fair value on a recurring or non-recurring basis as of May 31, 2025 and 2024.

Property and equipment, net

Property and equipment are stated at cost net of accumulated depreciation and impairment losses. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service and after the reduction for the estimated residual values of property and equipment. Estimated useful lives are as follows:

Classification	Estimated useful life
Furniture, fixture and equipment	5 years
Computer	5 years
Leasehold improvements	Over the lease terms

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the combined statements of operations and comprehensive income (loss). Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Cash and cash equivalents

Cash and cash equivalents includes cash at bank accounts maintained with commercial banks that can be added or withdrawn without limitation. The Group maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of approximately $102,029 (HK$800,000). Cash balances in bank accounts in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

Accounts receivable, net

Accounts receivable, net are recognized and carried at original invoiced amount less an allowance for current expected credit losses (“CECL”). The Group evaluates its accounts receivable for CECL on a regular basis. The Company adopted ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. This standard replaces the “incurred loss methodology” credit impairment model with a new forward-looking methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. In applying this standard, the Group has adopted the loss rate methodology to estimate historical losses on accounts receivable. The Group has adopted the aging methodology to estimate the credit losses on accounts receivable. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the CECL.

For the years ended May 31, 2025 and 2024, the Company recorded the provision for CECL for accounts receivable of $4,599 and $1,269, respectively.

Allowance for CECL

Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit losses methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures.

Related parties

The Company adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Impairment of long-lived assets

Long-lived assets, representing property and equipment with finite lives and operating lease right-of-use assets are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Group assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Group will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of May 31, 2025 and 2024, no impairment of long-lived assets was recognized.

Prepayments and deposits

Prepayment is mainly payment made to vendors or services providers for future services that have not been provided. These amounts are non-refundable and bear no interest. Prepayments represent advance payments made to the service providers for future services. Prepayments are short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired.

Deposits primarily include rental deposits, utility deposits and tender deposits. These amounts are refundable and bear no interest. The short-term deposits usually have a one-year term and are refundable upon contract termination.

The Group considers the prepayments and deposits to be impaired if the realizability of these amounts become doubtful. As of May 31, 2025 and 2024, there was nil allowance recorded as the Group considers all of the prepayments and deposits recoverable. Management reviews periodically to determine if the allowance is adequate and adjusts the allowance when necessary. The allowance is based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections and utilizations. Actual amounts received or utilized may differ from management’s estimate of credit worthiness and the economic environment.

Lease

The Group assesses whether a contract qualifies as a lease at inception. The Group only held operating leases as of and during the years ended May 31, 2025 and 2024. The Group’s material long-term operating lease agreements are for the office premises. The lease term begins on the date that the Group takes possession under the lease.

Operating lease right-of-use assets and operating lease liabilities are recognized at the lease commencement date for material leases with a term of greater than 12 months. Operating lease liabilities represent the present value of future minimum lease payments. Since the Group’s leases do not provide an implicit rate, operating lease liabilities are calculated using estimated incremental borrowing rate based on a collateralized borrowing over the term of each individual lease. Minimum lease payments include only fixed lease components of the agreement, as well as variable rate payments that depend on an index, initially measured using the index at the lease commencement date.

Operating lease right-of-use assets represent the Group’s right to use an underlying asset and are based upon the operating lease liabilities adjusted for prepaid or accrued lease payments, initial direct costs and lease incentives. Lease incentives are recognized when earned and reduce the Group’s operating lease asset related to the lease. They are amortized through the operating lease assets as reductions of rent expense over the lease term.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accrued expenses and other payables

Accrued expenses and other payables primarily include accrued payroll and employee benefits expenses and accrued expenses for the operation in the ordinary course of business.

Contract liabilities

Contract liabilities primarily include advance received from customers related to unsatisfied performance obligations, which will be recognized as revenues upon the satisfaction of performance obligations through transfer of related promised services to customers. The Group’s contract liabilities outstanding as of June 1, 2024 and 2023 amounting to $106,830 and $10,387 have been recognized as revenue during the years ended May 31, 2025 and 2024, respectively.

Bank and other borrowings

Borrowings are initially recognized at fair value, net of upfront fees incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the borrowings using the effective interest method.

Revenue recognition

The Group applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all periods presented.

The five-step model defined by ASC 606 requires the Group to (1) identify its contracts with customers, (2) identify its performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to its performance obligations in those contracts, and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the customer in an amount that reflects the consideration expected in exchange for those goods or services.

The Group has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

The Group is a professional human resources solutions service provider based in Hong Kong specializing in the provision of three main streams of services, namely (i) EoR and human resources outsourcing services; (ii) executive search services; and (iii) human resources research services.

The Group’s principal revenue stream includes:

1.      EoR and human resources outsourcing services

The Group provides EoR and human resources outsourcing services to the customers, which requires the Group to source candidates for the customers for a certain department as contract staff. Once the acceptance of the Group’s sourced candidate by the customers, the Group employs the sourced candidate as the Group’s contract staff and assigns the sourced candidate to the customers to provide services to the customers over a pre-determined period of time in return for the EoR and human resources outsourcing service fee.

The Group enters a distinct contract with its customers for the provision of EoR and human resources outsourcing services. The transaction price is typically fixed, distinctive and not contingent upon the occurrence or non-occurrence of any other event for individual tasks. The Group recognized the EoR and human resources outsourcing service income upon the delivery of the EoR and human resources outsourcing services. Therefore, the Group concludes that only one performance obligation is identified for the EoR and human resources outsourcing services. EoR and human resources outsourcing services are performed for the sole benefit of the customers and the services the Group performs does not have alternative benefits for the Group. EoR and human resources outsourcing service income is recognized as the Group’s obligations are satisfied over time consistent with the services are performed and customers simultaneously

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

receive and consume the benefits the Group provides. The Group uses the output method to recognize the EoR and human resources outsourcing service income for each assigned staff on a monthly basis based on an agreed fixed fee per assigned staff serviced, as the value to the customers of the goods or services transferred to date (e.g. the number of days of assigned staff performs service for the customers) appropriately depicts performance towards complete satisfaction of the performance obligation. There is no variable consideration, significant financing components or non-cash consideration in the contracts. Accordingly, based on the output methods, the Group recognizes revenues for the EoR and human resources outsourcing services on a monthly basis when it satisfies its performance obligations that it renders EoR and human resources outsourcing services throughout the contract terms.

There is no contract asset that the Group has right to consideration in exchange for its EoR and human resources outsourcing services that the Group has transferred to customers. Such right is not conditional on something other than the passage of time.

The Group considers the guidance in ASC 606 with respect to principal versus agent considerations, in determining the appropriate treatment for the transactions between the Group and the customers related to employment of sourced candidates under EoR and human resource outsourcing services. The classification of transactions under the arrangements is determined based on the nature and contractual terms of the arrangement along with the nature of the operations of the participants. The Group has its own discretion to pools, screens, shortlists and presents suitable candidates to the customers as per the customers’ candidate requirement and instruction, and to determine the remuneration package and the employment of the sourced candidates, and the Group has its responsibility and legal obligation in complying with the relevant labor laws as the sourced candidates’ employer. Therefore, the Group acts as a principal in the provision of such services and recognizes the revenue with the gross billings to the customers in the revenue and the employee and compensation benefits expenses relating to the sourced candidates in employee and compensation benefits expenses — direct cost included in the combined statements of operations and comprehensive income (loss).

2.      Executive search services

The Group provides executive search services to the customers, including identifying candidates which fit with the customers’ needs, conducting screening interviews and background checks, coordinating interviews between candidates and customers and negotiating offer terms as well as providing support in the onboarding process.

The Group enters a distinct contract with its customers for the provision of executive search services. The scope of work under executive search services is distinct and is identified as a single performance obligation. There is no variable consideration, significant financing components or non-cash consideration in the contracts. Revenue from the provision of executive search services to customers is recognized at a point in time when the service/goods is completed or delivered (i.e. the delivery and the acceptance of the candidates by the customers).

3.      Human resources research services

The Group provides human resources research services to the customers, including delivering the human resources research report covering the trends and market situation of the specific region, as well as analysis on wage requirements, social security or equivalent, benefit packages, key employment terms, visa procedures and unionisation and collective bargaining frameworks etc.

The Group enters a distinct contract with its customers for the provision of human resources research services. The scope of work under human resources research services is distinct and is identified as a single performance obligation. There is no variable consideration, significant financing components or non-cash consideration in the contracts. Revenue from the provision of human resources research services to customers is recognized at a point in time when the service/goods is completed or delivered (i.e. the delivery and the acceptance of the human resources research report by the customers).

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

For some executive search services and human resources research services, the Group is entitled to receive upfront payment upon signing the contract and such upfront payment is non-refundable. As there is one single performance obligation and the entire transaction prices of such executive search services and human resources research services are allocated to a single performance obligation, the fees received upon signing the contract and upon completion of services are recognized at a point in time when the service/goods is completed or delivered.

Operating costs and expenses

Operating costs and expenses include business service fees — direct cost, employee and compensation benefits expenses, legal and professional fees, depreciation on property and equipment, operating lease expenses, advertising and marketing expenses and other office expenses. During the years ended May 31, 2025 and 2024, the Group recorded advertising and marketing expenses of $72,118 and $82,027, respectively, for advertising the job recruitments for the customers.

Employee benefit plan

Payments to the Mandatory Provident Fund Scheme (“MPF scheme”) under the Hong Kong Mandatory Provident Fund Schemes Ordinance are recognized as an expense when employees have rendered service entitling them to the contributions. An employer is required to make regular mandatory contributions of at least 5% of the employee’s monthly income and $191 (HK$1,500) of the employee’s monthly income over $3,826 (HK$30,000).

Interest income

Interest income is mainly generated from savings and received from banks on a monthly basis.

Interest expenses

Interest expenses represent the borrowing costs of bank and other borrowings for supporting general business operation.

Income taxes

The Group accounts for income taxes pursuant to ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and the expected future tax benefit to be derived from tax losses and tax benefit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, is dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company adopted ASC 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, and prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

The Group’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income taxes.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Earnings per share

The Group computes earnings per share (“EPS”) in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended May 31, 2025 and 2024, there were no dilutive shares and hence no dilutive EPS.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of foreign currency translation adjustment resulting from the Group translating its combined financial statements from functional currency into reporting currency.

Recently adopted accounting pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the financial statements. The Group adopted this ASU from June 1, 2024, which did not have a material impact on the Group’s combined financial statements.

Recent accounting pronouncements not yet adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Group’s management does not believe the adoption of ASU 2023-09 will have a material impact on its combined financial statements and disclosures.

In November 2024, the FASB issued ASU no. 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosure (Subtopic 220-40). The amendments in this update enhance disclosures about a public business entity’s expense and provide more detailed information about the types of expenses included in certain notes in the combined financial statements. ASU no. 2024-03 is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption permitted.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The amendments may be applied prospectively to reporting periods after the effective date or retrospectively to all periods presented in the combined financial statements. The Group’s management is currently evaluating any new disclosures that may be required upon adoption of ASU 2024-03.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the combined balance sheets, statements of operations and comprehensive income (loss) and statements of cash flows.

3. SEGMENT INFORMATION AND REVENUE

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Group’s internal organizational structure as well as information about geographical areas, business segments and major customers in the combined financial statements for details on the Group’s business segments. The Group uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s CODM for making operating decisions and assessing performance as the source for determining the Group’s reportable segments. The Group’s CODM are the Executive Directors, who review the operating results by the revenue of different products or services when making decisions about allocating resources and assessing the performance of the segment. Based on management’s assessment, the Group has determined that it has only one operating segment. All assets of the Group are located in Hong Kong and all revenue is generated in Hong Kong for the years ended May 31, 2025 and 2024.

The significant expenses reviewed by the CODM are combined operating expenses, as presented in the combined statements of operations and comprehensive income. Combined operating costs and expenses include business service fees, employee and compensation benefits expenses, legal and professional fees, depreciation of property and equipment, which are disclosed in Note 6, “Property and Equipment, net”, operating lease expenses, which are disclosed in Note 7, “Lease”, current expected credit losses on accounts receivable, which are disclosed in Note 4, “Accounts receivable, net”, advertising and marketing expenses and other operating costs and expenses. Other segment items consist of interest expense and other income, net, as presented in the combined statements of operations and comprehensive income.

Other segment items for the years ended May 31, 2025 and 2024, totaled expenses $107,406 and US$45,522, respectively, and consisted of:

— Interest expense of US$105,457 and US$46,219, respectively

— Interest income of US$495 and US$697, respectively

The CODM does not utilize combined balance sheet information when evaluating performance or allocating resources.

The following table disaggregates the revenue for the years ended May 31, 2025 and 2024 are as follows:

	For the years ended May 31,
	2025	2024
Revenue by service line
EoR and human resources outsourcing services	$6,151,243	$4,675,423
Executive search services	712,452	796,858
Human resources research services	1,123,827	30,688
	7,987,522	5,520,969

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

3. SEGMENT INFORMATION AND REVENUE (cont.)

	For the years ended May 31,
	2025	2024
Revenue by recognition method
Revenue recognized at a point in time	$1,836,279	$827,546
Revenue recognized over time	6,151,243	4,675,423
	7,987,522	5,520,969

4. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of May 31,
	2025	2024
Accounts receivable	$1,101,231	$744,878
Less: Allowance for CECL	(14,034)	(9,493)
Accounts receivable, net	$1,087,197	$735,385

As at May 31, 2025 and 2024, the accounts receivable factored by the Group to secure the bank and other borrowings amounted to $387,711 and $191,818, respectively.

The movement of the allowance for CECL was as follows:

	For the years ended May 31,
	2025	2024
Balance at the beginning of the year	$9,493	$8,213
Provision for CECL	4,599	1,269
Exchange alignment	(58)	11
Balance at the end of the year	$14,034	$9,493

The Group generally conducts its business with creditworthy third parties. The Group determines, on a continuing basis, the probable losses and an allowance for CECL, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

The credit terms to clients are generally within 30 days. As of the end of each of the financial year, the ageing analysis of accounts receivable, net of allowance for doubtful accounts, based on the invoice date is as follows:

	As of May 31,
	2025	2024
Within 30 days	$1,009,324	$659,393
31 – 90 days	66,471	75,704
91 – 180 days	11,402	—
Over 180 days	—	288
Balance at end of the year	$1,087,197	$735,385

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

5. PREPAYMENTS AND DEPOSITS

Prepayments and deposits consisted of the following:

	As of May 31,
	2025	2024
Prepayments	$9,659	$—
Rental deposits	—	39,399
Tender deposits	—	24,044
Utility deposits	—	831
Total	$9,659	$64,274

6. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of May 31,
	2025	2024
At cost:
Furniture, fixture and equipment	$18,965	$19,016
Computer	27,754	27,829
Leasehold improvements	—	7,954
Less: accumulated depreciation	(35,221)	(29,258)
Net book value	11,498	25,541

Depreciation expenses recognized for the years ended May 31, 2025 and 2024 were $9,280 and $9,874, respectively and included in “Operating costs and expenses” and loss on disposal of property and equipment for the years ended May 31, 2025 and 2024 were $4,793 and nil, respectively and included in “Other expenses, net” on the combined statements of operations and comprehensive income (loss). No impairment losses were recognized for the years ended May 31, 2025 and 2024.

7. OPERATING LEASES

The Company entered into one operating leases for use of office in Hong Kong with lease term of 2 years. During the years ended May 31, 2025 and 2024, operating lease expenses amounted to $113,020 and $135,026, respectively, and the cash outflows for operating lease liabilities was amounted to $113,019 and $135,026, respectively.

The Company’s operating lease right-of-use assets and operating lease liabilities recognized in the combined balance sheets consisted of the following:

	As of May 31,
	2025	2024
Operating lease right-of-use assets	$—	$109,624
	As of May 31,
	2025	2024
Operating lease liabilities:
Current operating lease obligation	$—	$109,624
Non-current operating lease obligation	—	—
Total	$—	$109,624

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

7. OPERATING LEASES (cont.)

	As of May 31,
	2025	2024
Operating leases:
Weighted average remaining lease term (years)	N/A	0.92
Weighted average discount rate	N/A	5.75%

The Group did not enter into any lease agreements for the use of office in Hong Kong since the expiry of the lease agreement on April 30, 2025. Instead, the Group entered into the license agreement with the related party, Harvest Globe Investment Limited, a company controlled by Mr. Andrew Teh Yao, HO, for the use of office in Hong Kong since May 1, 2025.

The maturity analysis of the Group’s operating lease obligations as of May 31, 2024 was as follows:

Operating leases
Year ending May 31, 2025	$112,533
Future minimum operating lease payment	112,533
Less: imputed interest	(2,909)
Operating lease liabilities recognized in the combined balance sheet	$109,624

8. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consisted of the following:

	As of May 31,
	2025	2024
Accrued payroll and employee benefits expenses	$408,439	$396,941
Other payables	19,155	32,695
Total	$427,594	$429,636

9. CONTRACT LIABILITIES

Contract liabilities consisted of the following:

	As of May 31,
	2025	2024
Billings in advance of performance obligation under contracts	$—	$106,830
Total	$—	$106,830

Contract liabilities primarily include advance received from customers related to unsatisfied performance obligations, which will be recognized as revenues upon the satisfaction of performance obligations through transfer of related promised services to customers.

The movement in contract liabilities is as follows:

	For the years ended, May 31,
	2025	2024
Balance at beginning of the year	$106,830	$10,387
Decrease in contract liabilities as a result of recognizing revenue during the year which was included in the contract liabilities at the beginning of the year	(106,830)	(10,387)
Increase in contract liabilities as a result of billings in advance of performance obligation under contracts	—	106,830
Balance at end of the year	$—	$106,830

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

10. RELATED PARTY TRANSACTIONS AND BALANCES

Nature of relationships with related party

Name and relationship with the Group

a.      Mr. Andrew Teh Yao, HO, a sole shareholder and director of the Company

b.      Ms. Wang Jie, a spouse of Mr. Andrew Teh Yao, HO

c.      Elite Intern Limited, controlled by Ms. Wang Jie and Mr. Andrew Teh Yao, HO

d.      Harvest Globe Investment Limited, controlled by Mr. Andrew Teh Yao, HO

Related party balances

Amount due (to)/from a director

	As of May 31,
	2025	2024
Mr. Andrew Teh Yao, HO	$(3,761)	$609,626

The amount due (to)/from a director was unsecured, non-interest bearing and repayable on demand. The amount due to a director as of May 31, 2025 has been fully settled on September 5, 2025.

Related party transactions

The related party transactions for the years ended May 31, 2025 and 2024 were:

		For the years ended May 31,
Name	Nature	2025	2024
Ms. Wang Jie	Employee and compensation benefits expenses	$—	$(191,799)
Elite Intern Limited	Income from the provision of human resources research services	30,824	30,688
Elite Intern Limited	Income from the provision of executive search services	38,067	—
Harvest Globe Investment Limited	Licensing fee*	(1,926)	—

____________

*        Included in other operating costs and expenses in the combined statements of operations and comprehensive income (loss)

11. BANK AND OTHER BORROWINGS

Bank and other borrowings consisted of the following:

	Interest rate (per annum)	As of May 31,
		2025	2024
Bank borrowings:
Bank of China (Hong Kong) (“BOC”) – Term loan 1(1)	3.00%/3.63%	$445,540	$450,261
BOC – Term loan 2(2)	3.00%/3.63%	115,681	116,751
BOC – Term loan 3(3)	3.00%/3.63%	116,779	117,908
BOC – Term loan 4(4)	3.00%/3.63%	361,118	363,930
The Hongkong and Shanghai Banking Corporation Limited (“HSBC”) – Business instalment loan(5)	3.00%/N/A	70,145	—

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

11. BANK AND OTHER BORROWINGS (cont.)

	Interest rate (per annum)	As of May 31,
		2025	2024
Sub-total		$1,109,263	$1,048,850
Other borrowings:
Happy CP Company Limited – Accounts receivable factoring(6)	3.60% and 13.2%/N/A	$387,710	$—
Cygnus Deneb Limited – Accounts receivable factoring(7)	N/A/22.2%	—	191,818
Sub-total		$387,710	$191,818

Total bank and other borrowings		$1,496,973	$1,240,668
Less: non-current portion of bank and other borrowings		(1,034,714)	(1,041,908)
Current portion of bank and other borrowings		$462,259	$198,760

__________

(1)      On August 3, 2020, the Group borrowed $510,146 (HK$4,000,000) as working capital for 5 years (the August 2020 Loan Agreement — HK$4million) at an annual interest rate of the Hong Kong Dollars Prime Rate quoted by the Hong Kong Mortgage Corporation Limited (“HKDPR”) minus 2.5% under the loan agreement with BOC. The loan is secured by The Hong Kong Mortgage Corporation Limited and guaranteed by a director, Mr. Andrew Teh Yao, HO. There is no material covenant stated in this borrowing. In May 2021, the Group and BOC amended and restated the August 2020 Loan Agreement — HK$4million (the First Amended and Restated August 2020 Loan Agreement — HK$4million), the remaining payment schedule of the outstanding loan was modified to 87 payments of principal, plus accrued and unpaid interest. In June 2022, the Group and BOC amended and restated the First Amended and Restated August 2020 Loan Agreement — HK$4million (the Second Amended and Restated August 2020 Loan Agreement — HK$4million), the remaining payment schedule of the outstanding loan was modified to 98 payments of principal, plus accrued and unpaid interest. In January 2024, the Group and BOC amended and restated the Second Amended and Restated August 2020 Loan Agreement — HK$4million (the Third Amended and Restated August 2020 Loan Agreement — HK$4million), the remaining payment schedule of the outstanding loan was modified to 90 payments of principal, plus accrued and unpaid interest. In December 2024, the Group and BOC amended and restated the Third Amended and Restated August 2020 Loan Agreement — HK$4million (the Forth Amended and Restated August 2020 Loan Agreement — HK$4million), the remaining monthly payment schedule of the outstanding loan was modified to 90 monthly payments of principal, plus accrued and unpaid interest.

(2)      On October 30, 2020, the Group borrowed $127,536 (HK$1,000,000) as working capital for 5 years (the October 2020 Loan Agreement — HK$1million) at an annual interest rate of the HKDPR minus 2.5% under the loan agreement with BOC. The loan is secured by The Hong Kong Mortgage Corporation Limited and guaranteed by a director, Mr. Andrew Teh Yao, HO. There is no material covenant stated in this borrowing. In May 2021, the Group and BOC amended and restated the October 2020 Loan Agreement — HK$1million (the First Amended and Restated October 2020 Loan Agreement — HK$1million), the remaining payment schedule of the outstanding loan was modified to 90 payments of principal, plus accrued and unpaid interest. In June 2022, the Group and BOC amended and restated the First Amended and Restated October 2020 Loan Agreement — HK$1million (the Second Amended and Restated October 2020 Loan Agreement — HK$1million), the remaining payment schedule of the outstanding loan was modified to 100 payments of principal, plus accrued and unpaid interest. In January 2024, the Group and BOC amended and restated the Second Amended and Restated October 2020 Loan Agreement — HK$1million (the Third Amended and Restated October 2020 Loan Agreement — HK$1million), the remaining payment schedule of the outstanding loan was modified to 93 payments of principal, plus accrued and unpaid interest. In December 2024, the Group and BOC amended and restated the Third Amended and Restated October 2020 Loan Agreement — HK$1million (the Forth Amended and Restated October 2020 Loan Agreement — HK$1million), the remaining payment schedule of the outstanding loan was modified to 93 monthly payments of principal, plus accrued and unpaid interest.

(3)     On May 13, 2021, the Group borrowed $127,536 (HK$1,000,000) as working capital for 8 years (the May 2021 Loan Agreement — HK$1million) at an annual interest rate of the HKDPR minus 2.5% under the loan agreement with BOC. The loan is secured by The Hong Kong Mortgage Corporation Limited and guaranteed by a director, Mr. Andrew Teh Yao, HO. There is no material covenant stated in this borrowing. In June 2022, the Group and BOC amended and restated the

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

11. BANK AND OTHER BORROWINGS (cont.)

May 2021 Loan Agreement — HK$1million (the First Amended and Restated May 2021 Loan Agreement — HK$1million), the remaining payment schedule of the outstanding loan was modified to 107 payments of principal, plus accrued and unpaid interest. In January 2024, the Group and BOC amended and restated the First Amended and Restated May 2021 Loan Agreement — HK$1million (the Second Amended and Restated May 2021 Loan Agreement — HK$1million), the remaining payment schedule of the outstanding loan was modified to 99 payments of principal, plus accrued and unpaid interest. In December 2024, the Group and BOC amended and restated the Second Amended and Restated May 2021 Loan Agreement — HK$1million (the Third Amended and Restated May 2021 Loan Agreement — HK$1million), the remaining payment schedule of the outstanding loan was modified to 98 monthly payments of principal, plus accrued and unpaid interest.

(4)      On June 30, 2022, the Group borrowed $382,609 (HK$3,000,000) as working capital for 10 years (the June 2022 Loan Agreement — HK$3million) at an annual interest rate of the HKDPR minus 2.5% under the loan agreement with BOC. The loan is secured by The Hong Kong Mortgage Corporation Limited and guaranteed by a director, Mr. Andrew Teh Yao, HO. There is no material covenant stated in this borrowing. In January 2024, the Group and BOC amended and restated the June 2022 Loan Agreement — HK$3million (the First Amended and Restated June 2022 Loan Agreement — HK$3million), the remaining payment schedule of the outstanding loan was modified to 113 payments of principal, plus accrued and unpaid interest. In December 2024, the Group and BOC amended and restated the First Amended and Restated June 2022 Loan Agreement — HK$3million (the Second Amended and Restated June 2022 Loan Agreement — HK$3million), the remaining payment schedule of the outstanding loan was modified to 112 monthly payments of principal, plus accrued and unpaid interest.

(5)      On December 5, 2024, the Group borrowed $76,522 (HK$600,000) as working capital for 5 years at an annual interest rate of 3% under the loan agreement with HSBC. There is no material covenant stated in this borrowing.

(6)      On May 6, 2025 and 29 May 2025, the Group borrowed $132,638 (HK1,040,000) and $255,073 (HK2,000,000) as working capital at a monthly interest rate of 0.3% and 1.1%, respectively under the factoring agreement with Happy CP Company Limited. There is no material covenant stated in this borrowing. The loans are repayable 30 days from the date of drawdown and secured by personal guarantees from Mr. Andrew Teh Yao, HO.

(7)      On March 18, 2024, the Group borrowed $191,305 (HK$1,500,000) as working capital at an annual interest rate of 22.2% under the factoring agreement with Cygnus Deneb Limited. There is no material covenant stated in this borrowing. The loan is repayable 30 days from the date of drawdown and secured by personal guarantees from Mr. Andrew Teh Yao, HO. The amount was repaid during the year ended May 31, 2025.

Maturities of the principal and interest payments of bank and other borrowings based on scheduled repayments as of May 31, 2025 and 2024 were as follows:

For the years ending May 31,	As of May 31, 2025
2026	$496,675
2027	182,005
2028	182,005
2029	182,005
2030	174,672
2031	164,405
2032	164,405
2033	68,928
2034	37,970
Total bank and other borrowings repayments	1,653,070
Less: imputed interest	(156,097)
Total	$1,496,973

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

11. BANK AND OTHER BORROWINGS (cont.)

For the years ending May 31,	As of May 31, 2024
2025	$233,086
2026	91,610
2027	164,847
2028	164,847
2029	164,847
2030	164,847
2031	164,847
2032	164,847
2033	69,113
2034	38,072
Total bank and other borrowings repayments	1,420,963
Less: imputed interest	(180,295)
Total	$1,240,668

12. INCOME TAXES

British Virgin Islands

Under the current laws of the British Virgin Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to approximately $255,073 (HK$2,000,000), and 16.5% on any part of assessable profits generated approximately $255,073 (HK$2,000,000).

Income tax expense (benefit) consisted of the following components:

	For the years ended May 31,
	2025	2024
Hong Kong:
Current tax	$114,261	$—
Under provision in prior years	—	3,069
Deferred tax	59,081	(62,325)
Total	$173,342	$(59,256)

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

12. INCOME TAXES (cont.)

The following tables provide the reconciliation of the differences between the statutory and effective tax rates following for the years ended May 31, 2025 and 2024:

	For the years ended May 31,
	2025	2024
Income (loss) before income taxes	$1,180,653	$(377,027)
Hong Kong Profits Tax rate	16.5%	16.5%
Income taxes computed at statutory tax rate	194,808	(62,209)
Reconciling items:
Tax effect on non-taxable income*	(82)	(116)
Tax reduction allowed by Hong Kong government#	(193)	—
Under provision in respect of prior years	—	3,069
Effect of two-tier tax rate	(21,191)	—
Income tax expense (benefit)	$173,342	$(59,256)

____________

*        Income that is not taxable mainly consisted of the bank interest income, which is non-taxable under Hong Kong income tax law.

#       It represents a reduction granted by the Hong Kong SAR Government of 100% of the tax payable subject to a maximum reduction of HK$1,500 for each business during the years ended May 31, 2025.

The Company measures deferred tax assets and liabilities based on the difference between the combined financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Group’s deferred tax asset and liability are as follows as of May 31, 2025 and 2024:

	As of May 31,
	2025	2024
Deferred tax assets:
Net operating loss carry-forward	$—	$61,775
Provision for CECL	2,315	1,566
Total	$2,315	$63,341

Deferred tax liabilities:
Property and equipment	$(420)	$(2,613)
Total	$(420)	$(2,613)

Total deferred tax assets, net	$1,895	$60,728

As of May 31, 2025 and 2024, the Group had net operating loss carry-forward of nil and $374,388 (approximately HK$2,927,680), respectively, from TalentQuest HR Limited, which was operating at losses for the year ended May 31, 2024. These losses can offset future taxable income and can be carried forward indefinitely. As of May 31, 2024, management considers evidence, both positive and negative, that could affect its view of the future realization of deferred tax assets. The Group believed that it was probable that TalentQuest HR Limited will be able to fully utilize its deferred tax assets related to the net operating loss carry-forward in Hong Kong. As a result, none of the valuation allowance was recorded against the gross deferred tax asset balance as of May 31, 2024. For the year ended May 31, 2025, net operating loss carry-forward of $374,388 (approximately HK$2,927,680) has been utilized to offset taxable income for the year with corresponding income tax benefit of $62,041 (approximately HK$483,067) derived.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of May 31, 2025 and 2024, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

12. INCOME TAXES (cont.)

any interest and penalties related to potential underpaid income taxes for the years ended May 31, 2025 and 2024. The Company also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from May 31, 2025.

13. COMMITMENTS AND CONTINGENCIES

Limitation and contingencies

From time to time, the Group may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on the Group’s business, financial condition, or operating results.

The Group had no other material commitments, contingent liabilities, or guarantees as of May 31, 2025 and 2024 and for the years ended May 31, 2025 and 2024, respectively.

14. RISKS AND UNCERTAINTIES

Credit risk

The Group’s assets that are potentially subject to a significant concentration of credit risk primarily consist of bank balances and accounts receivable.

The Group believes that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where the Group’s Hong Kong subsidiaries are located. The Deposit Protection Scheme introduced by the Hong Kong Government insured each depositor at one bank for a maximum amount of US$102,029 (HK$800,000). Otherwise, these balances are not covered by insurance. The Group believes that no significant credit risk exists as these financial institutions have high credit quality and the Group has not incurred any losses related to such deposits.

For the credit risk related to accounts receivable, the Group adopted ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The Group performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Group has adopted the loss rate methodology to estimate historical losses on accounts receivable. The Group has adopted the aging methodology to estimate the credit losses on accounts receivable. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the CECL. The Group seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the Directors. The Group believes that no significant credit risk exists as the risk is mitigated by the Group’s assessment of its customers’ creditworthiness, years of relationship and its ongoing monitoring of outstanding balances.

Interest rate risk

The Group is exposed to cash flow interest rate risk through changes in interest rates related mainly to the Company’s bank and other borrowings.

The following table details the interest rate profile of the Group’s bank and other borrowings of May 31, 2025 and 2024:

	As of May 31,
	2025	2024
Fixed rate borrowings	$457,855	$191,818
Floating rate borrowings	1,039,118	1,048,850
Total	$1,496,973	$1,240,668

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

14. RISKS AND UNCERTAINTIES (cont.)

Fluctuations in interest rates may negatively affect the Group’s financial condition and results of operations. The Group is exposed to floating interest rate on floating rate bank borrowings. The Group has not used any derivative financial instruments to manage the interest rate exposure. At May 31, 2025 and 2024, it is estimated that a general increase/decrease of 100 basis points in interest rates, with all other variables held constant, would have decreased/increased the Group’s profit after tax by $8,677 and $8,758 respectively.

The fair value interest rate risk on fixed rate bank and other borrowings is not material to the Group.

Foreign currency risk

The Group’s operating activities are transacted in HK$. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations. The Group considers the foreign exchange risk in relation to transactions denominated in HK$ with respect to US$ is not significant as HK$ is pegged to US$.

Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

Typically, the Group ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Market and geographic risk

The Group’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Group’s business, financial condition, and results of operations.

Concentrations of risk

For the years ended May 31, 2025 and 2024, all of the Group’s assets were located in Hong Kong and all of the Company’s revenue were derived from its subsidiary located in Hong Kong. The Group has a concentration of its revenue and accounts receivable with specific customers.

The Group’s exposure to credit risk associated with its activities is measured on an individual counterparty basis, as well as by groups of counterparties that share similar attributes.

Details of the customers accounting for 10% or more of total revenue are as follows:

	For the years ended May 31,
	2025		2024
		%		%
Customer A	$5,942,086	74.4	$3,937,209	71.5

Details of the accounts receivable accounting for 10% or more of total accounts receivable, net are as follows:

	As of May 31,
	2025		2024
		%		%
Customer A	$590,140	54.3	$545,359	74.2
Customer B	308,482	28.4	—	—
Customer C	132,207	12.2	—	—
	$1,030,829	94.9	$545,359	74.2

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

15. SHAREHOLDERS’ EQUITY (DEFICIT)

Ordinary shares

The Company was incorporated as a British Virgin Islands business company with limited liability on June 10, 2025 under the laws of the British Virgin Islands. In connection with the incorporation, on the same date of its incorporation, the authorized share capital of CALM Chain International Limited was 7,000,000 Ordinary Shares divided into (i) 5,000,000 Class A Ordinary Shares; and 2,000,000 Class B Ordinary Shares. The Company issued a total of 1 Class B Ordinary Share to its sole shareholder, Mr. Andrew Teh Yao, HO, at the consideration of US$1.00. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares will be entitled to one vote per Class A Ordinary Share, while holders of Class B Ordinary Shares will be entitled to twenty votes per Class B Ordinary Share.

On July 10, 2025, the Company effectuated an increase in the maximum number of authorized ordinary shares from 7,000,000 Ordinary Shares divided into 5,000,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares to 500,000,000 Ordinary Shares divided into 450,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares, with 1 Class B Ordinary Share issued and outstanding issued to Mr. Andrew Teh Yao, HO. Immediately after the increase in the maximum number of authorized ordinary shares of the Company on July 10, 2025, the Company issued and allotted an aggregate of 9,000,000 Class A Ordinary Shares at a consideration of US$0.9 and 8,999,999 Class B Ordinary Shares at a consideration of US$0.9 to Mr. Andrew Teh Yao, HO (the “Share Restructuring”). As a result, 9,000,000 Class A Ordinary Shares and 9,000,000 Class B Ordinary Shares issued and outstanding were issued to Mr. Andrew Teh Yao, HO post-Share Restructuring. On January 28, 2026, Mr. Andrew Teh Yao, HO elected to convert an aggregate of 6,500,000 Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis. Upon such conversion, 6,500,000 Class B Ordinary Shares held by Mr. Andrew Teh Yao, HO were re-designated as 6,500,000 Class A Ordinary Shares on the same day. Subsequently, 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares are issued and outstanding.

The Ordinary Shares are presented on a post-Share Restructuring basis, or as having been retroactively adjusted and restated to give effect to the Share Restructuring, as if the Share Restructuring had occurred by the relevant earlier date.

Dividend

Before the incorporation of the Company, on May 31, 2025, the operating subsidiary of the Company, TalentQuest HR Limited declared a dividend of HK$48,000 per share (equivalent to $6,122 per share) with respect to the 100 issued shares of TalentQuest HR Limited or HK$4,800,000 (equivalent to $612,175) to the sole shareholder of TalentQuest HR Limited. On May 31, 2025, TalentQuest HR Limited settled the dividend payable to the sole shareholder of TalentQuest HR Limited of HK$4,800,000 (equivalent to $612,175) by way of offsetting the amount due from a director, who was the same ultimate shareholder of TalentQuest HR Limited.

16. SUBSEQUENT EVENT

On January 28, 2026, Mr. Andrew Teh Yao, HO elected to convert an aggregate of 6,500,000 Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis. Upon such conversion, 6,500,000 Class B Ordinary Shares held by Mr. Andrew Teh Yao, HO were re-designated as 6,500,000 Class A Ordinary Shares on the same day.

The Group evaluated all events and transactions that occurred after May 31, 2025 up through February 10, 2026, which is the date these combined financial statements were available to be issued. Other than the events disclosed elsewhere in the combined financial statements, there was no other subsequent event occurred that would require recognition or disclosure in the Group’s combined financial statements.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in U.S. dollars, except for number of shares)

	As of
	November 30, 2025 (Unaudited)	May 31, 2025 (Audited)
ASSETS
Current assets
Cash and cash equivalents	$456,999	$1,036,416
Accounts receivable, net (Note 4)	880,219	1,087,197
Prepayments and deposits (Note 5)	11,824	9,659
Short-term investments (Note 8)	646,739	—
Amount due from a director (Note 11)	58,888	—
Total current assets	2,054,669	2,133,272

Non-current assets
Property and equipment, net (Note 6)	7,960	11,498
Deferred offering costs	401,870	—
Deferred tax assets, net (Note 13)	3,865	1,895
Total non-current assets	413,695	13,393
TOTAL ASSETS	$2,468,364	$2,146,665

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accrued expenses and other payables (Note 9)	$437,572	$427,594
Bank and other borrowings – current (Note 12)	463,154	462,259
Amount due to a director (Note 11)	—	3,761
Income tax payable (Note 13)	153,815	109,034
Total current liabilities	1,054,541	1,002,648
Non-current liability
Bank and other borrowings – non-current (Note 12)	967,534	1,034,714
TOTAL LIABILITIES	$2,022,075	$2,037,362

Shareholders’ equity
Class A Ordinary Shares, no par value per share; 450,000,000 Class A Ordinary Shares authorized, 15,500,000 Class A Ordinary Shares issued and outstanding as of May 31, 2025 and 2024* (Note 16)	2	2
Class B Ordinary Shares, no par value per share; 50,000,000 Class B Ordinary Shares authorized, 2,500,000 Class B Ordinary Shares issued and outstanding as of May 31, 2025 and 2024* (Note 16)	1	1
Accumulated other comprehensive loss	(4,409)	(6,257)
Retained earnings	450,695	115,557
Total shareholders’ equity	446,289	109,303
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,468,364	$2,146,665

Commitments and contingencies (Note 14)
Subsequent events (Note 17)

____________

*        Retrospectively restated for effect of reorganization and share restructuring (Note 1)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Amounts in U.S. dollars, except for number of shares)

	For the six months ended November 30,
	2025 (Unaudited)	2024 (Unaudited)
Revenue
Employer of record and human resources outsourcing services (Note 3)	$2,489,633	$3,088,531
Executive search services (Note 3)	146,500	451,278
Human resources research services (Note 3)	546,053	198,953
Total revenue	3,182,186	3,738,762

Operating costs and expenses
Business service fees – direct cost	7,234	13,235
Employee and compensation benefits expenses – direct cost	2,184,728	2,829,807
Employee and compensation benefits expenses	299,311	365,774
Legal and professional fees	260,593	632
Depreciation of property and equipment (Note 6)	3,659	4,636
Operating lease expenses (Note 7)	—	67,755
Current expected credit losses on accounts receivable (Note 4)	8,531	10,065
Advertising and marketing expenses	37,262	45,489
Other operating costs and expenses	31,539	60,157
Total operating costs and expenses	2,832,857	3,397,550

Income from operations	349,329	341,212

Other income (expenses):
Interest income	449	404
Other income	92,357	2,347
Interest expenses	(64,935)	(49,680)
Total other income (expenses), net	27,871	(46,929)

Income before income tax expense	377,200	294,283

Income tax expense (Note 13)	(42,062)	(28,785)

Net income	$335,138	$265,498

Other comprehensive income (loss)
Foreign currency translation adjustment	1,848	(993)
Comprehensive income	$336,986	$264,505

Earnings per share – basic and diluted*	$0.02	$0.01

Basic and diluted weighted average number of ordinary shares outstanding*	18,000,000	18,000,000

____________

*        Retrospectively restated for effect of reorganization and share restructuring (Note 1)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
(Amounts in U.S. dollars, except for number of shares)

	Class A Ordinary Shares*		Class B Ordinary Shares*		Accumulated other comprehensive income (loss)	Retained earnings (accumulated deficit)	Total shareholders’ equity (deficit)
	No. of shares	Amount	No. of shares	Amount
Balance, June 1, 2024	15,500,000	$2	2,500,000	$1	$14	$(279,579)	$(279,562)

Net income for the period	—	—	—	—	—	265,498	265,498
Foreign currency translation adjustment	—	—	—	—	(993)	—	(993)
Balance, November 30, 2024 (Unaudited)	15,500,000	$2	2,500,000	$1	$(979)	$(14,081)	$(15,057)

Balance, June 1, 2025	15,500,000	$2	2,500,000	$1	$(6,257)	$115,557	$109,303
Net income for the period	—	—	—	—	—	335,138	335,138
Foreign currency translation adjustment	—	—	—	—	1,848	—	1,848
Balance, November 30, 2025 (Unaudited)	15,500,000	$2	2,500,000	$1	$(4,409)	$450,695	$446,289

____________

*        Retrospectively restated for effect of reorganization and share restructuring (Note 1)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in U.S. dollars, except for number of shares)

	For the six months ended November 30,
	2025 (Unaudited)	2024 (Unaudited)
Cash flows from operating activities
Net income	$335,138	$265,498
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation on property and equipment	3,659	4,636
Operating lease expenses	—	67,755
Unrealized gain on short-term investments	(4,447)	—
Current expected credit losses on accounts receivable	8,531	10,065
Deferred income tax benefit	(1,950)	(2,365)
Change in operating assets and liabilities:
Accounts receivable, net	198,447	(109,495)
Prepayments and deposits	(2,165)	23,840
Accrued expenses and other payables	9,978	152,166
Contract liabilities	—	(68,477)
Operating lease liabilities	—	(67,755)
Tax payable	42,062	28,785
Net cash provided by operating activities	589,253	304,653

Cash flows from investing activities
Purchase of property and equipment	(51)	—
Purchase of short-term investments	(642,292)	—
Advance to a director	(58,888)	(1,779,112)
Repayment from a director	—	1,485,345
Net cash used in investing activities	(701,231)	(293,767)

Cash flows from financing activities
Proceeds from bank and other borrowings	1,633,678	1,346,243
Repayments of bank and other borrowings	(1,710,496)	(1,257,577)
Repayment to a director	(3,761)	—
Payment of offering costs pursuant to initial public offering	(401,870)	—
Net cash (used in) provided by financing activities	(482,449)	88,666

Foreign currency translation adjustment	15,010	(6,933)

Net change in cash and cash equivalents	(579,417)	92,619

Cash and cash equivalents at the beginning of the period	1,036,416	2,256
Cash and cash equivalents at the end of the period	$456,999	$94,875

Supplemental cash flow information:
Cash received for interest income	$449	$404

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Organization

CALM Chain International Limited (the “Company”) is a limited liability company established under the laws of the British Virgin Islands on June 10, 2025. The registered office of the Company is located at Corporate Registrations Limited of Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands. The principal office is located at 909, 9/F, Wing On Centre, 211 Des Voeux Road Central, Hong Kong. It is a holding company with no business operation of its own.

The Company owns 100% equity interest of TalentQuest HR Limited, a limited liability company established in Hong Kong on December 12, 2007.

The Company and its subsidiary (collectively, the “Group”) are an award-winning human resources solutions service provider which provides: (a) Employer of Record (“EoR”) and human resources outsourcing services; (b) executive search services; and (c) human resources research services. Since the commencement of TalentQuest HR Limited’s business in 2012, it has been an active player in the human resource solution market in Hong Kong, serving clients and industry from a wide spectrum, including: (a) multinational companies and governmental organizations that outsource their human resources functions; (b) multinational companies, financial institutions, construction companies, fintech companies and other SMEs that engage our Operating Subsidiary searching for suitable and qualified executives or staff placements; and (c) companies that consult us in human resources perspective for their future expansion regionally and worldwide.

Reorganization

A reorganization of the legal structure of the Company (the “Reorganization”) was completed in January 2026. Prior to the Reorganization, TalentQuest HR Limited, the operating subsidiary of the Company, was wholly owned and controlled by Harvest Globe Investment Limited which was wholly owned and controlled by Mr. Andrew Teh Yao, HO.

Pursuant to the Reorganization to rationalize the structure of the Company and its subsidiary in preparation for the listing of the shares, the Company becomes the holding company of TalentQuest HR Limited. To prepare for this offering, the Company underwent the reorganization with the following steps:

Step 1 Incorporation of CALM Chain International Limited

CALM Chain International Limited was incorporated under the laws of the British Virgin Islands on June 10, 2025 as a limited liability company with the intention to become the issuer of this offering. The authorized share capital of CALM Chain International Limited was 7,000,000 ordinary shares of no par value (the “Ordinary Shares”) divided into (i) 5,000,000 Class A ordinary shares of no par value (the “Class A Ordinary Shares”); and 2,000,000 Class B ordinary shares of no par value (the “Class B Ordinary Shares”). Upon incorporation, CALM Chain International Limited has 1 Class B Ordinary Share in issue and held by Mr. Andrew Teh Yao, HO at a consideration of US$1.00. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares will be entitled to one vote per Class A Ordinary Share, while holders of Class B Ordinary Shares will be entitled to twenty votes per Class B Ordinary Share.

Step 2 Transfer the shares by Harvest Globe Investment Limited

On June 23, 2025, Harvest Globe Investment Limited, which was wholly owned and controlled by Mr. Andrew Teh Yao, HO, transferred all of its ordinary shares in TalentQuest HR Limited to the Company. Consequently, the Company became the holding company of TalentQuest HR Limited on the same date.

Following the Reorganization, the Company owned 100% of TalentQuest HR Limited and the Company was owned 100% by Mr. Andrew Teh Yao, HO, which was the same ultimate controlling shareholder of TalentQuest HR Limited prior to the Reorganization.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

The Company and its subsidiary resulting from Reorganization have always been under the common control of the same controlling shareholder before and after the Reorganization. The combination of the Company and its subsidiary has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying unaudited interim condensed consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

Step 3 Share restructuring

On July 10, 2025, the Company effectuated an increase in the maximum number of authorized ordinary shares from 7,000,000 Ordinary Shares divided into 5,000,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares to 500,000,000 Ordinary Shares divided into 450,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares, with 1 Class B Ordinary Share issued and outstanding issued to Mr. Andrew Teh Yao, HO. Immediately after the increase in the maximum number of authorized ordinary shares of the Company on July 10, 2025, the Company issued and allotted an aggregate of 9,000,000 Class A Ordinary Shares at a consideration of US$0.9 and 8,999,999 Class B Ordinary Shares at a consideration of US$0.9 to Mr. Andrew Teh Yao, HO (the “Share Restructuring”). As a result, 9,000,000 Class A Ordinary Shares and 9,000,000 Class B Ordinary Shares issued and outstanding were issued to Mr. Andrew Teh Yao, HO post-Share Restructuring. On January 28, 2026, Mr. Andrew Teh Yao, HO elected to convert an aggregate of 6,500,000 Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis. Upon such conversion, 6,500,000 Class B Ordinary Shares held by Mr. Andrew Teh Yao, HO were re-designated as 6,500,000 Class A Ordinary Shares on the same day. Subsequently, 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares are issued and outstanding.

The Ordinary Shares are presented on a post-Share Restructuring basis, or as having been retroactively adjusted and restated to give effect to the Share Restructuring, as if the Share Restructuring had occurred by the relevant earlier date.

The accompanying unaudited interim condensed consolidated financial statements reflect the activities of CALM Chain International Limited and the following subsidiary:

Subsidiary	Date of incorporation	Jurisdiction of formation	Percentage of direct/indirect economic ownership	Principal activities
TalentQuest HR Limited	December 12, 2007	Hong Kong	100%	Provision of EoR and human resources outsourcing services, executive search services and human resources research services

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Combination

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The unaudited interim condensed consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary. All intercompany transactions and balances among the Company and its subsidiary have been eliminated upon combination.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of estimates and assumptions

The preparation of unaudited interim condensed consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited interim condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Group and on various other assumptions that the Group believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to the useful lives of property and equipment, operating lease right-of-use assets, net, operating lease liabilities, allowance for current expected credit loss and allowance for deferred tax assets. Actual results could differ from those estimates, and as such, differences could be material to the unaudited interim condensed consolidated financial statements.

Functional Currency and Foreign Currency Translation and transaction

The functional currency of the Company is United States Dollars (“US$” or “$”) and the functional currencies of its subsidiary in Hong Kong is Hong Kong Dollars (“HK$”). The Group’s unaudited interim condensed consolidated financial statements are reported using the US$. The unaudited interim condensed consolidated statements of operations and the unaudited interim condensed consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the unaudited interim condensed consolidated balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the unaudited interim condensed consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the unaudited interim condensed consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in unaudited interim condensed consolidated statements of changes in shareholders’ equity (deficit). Gains and losses from foreign currency transactions are included in the Group’s unaudited interim condensed consolidated statements of operations and comprehensive income.

The following table outlines the currency exchange rates that were used in preparing the unaudited interim condensed consolidated financial statements:

As at
	November 30, 2025	May 31, 2025
Year-end spot rate	US$1 = HK$7.7848	US$1 = HK$7.8409
	For the six months ended November 30,
	2025	2024
Year-end spot rate	US$1 = HK$7.7848	US$1 = HK$7.7805
Average rate	US$1 = HK$7.8106	US$1 = HK$7.7928

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.
Level 2 —

Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 —

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Group considers the carrying amount of its financial assets and liabilities, which consist primarily of cash and cash equivalents, accounts receivable, net, amount due from a director, rental and other deposits, accrued expenses and other payables, and bank and other borrowings approximate the fair value of the respective assets and liabilities as of November 30, 2025 and May 31, 2025 due to their short-term nature or market rates of interest.

The Group’s short-term investments are measured at fair value on a recurring basis. Short-term investments are investments in unlisted money market funds. The valuation for the Level 2 position is based on quoted prices in active markets for similar assets and liabilities. The following table presents information about the Group’s short-term investments that are measured at fair value on a recurring basis as of November 30, 2025 and indicates the fair value hierarchy of the valuation techniques the Group utilized to determine such fair value. The valuation techniques are based on the fair value measurement on a recurring basis of the short-term investments.

As of November 30, 2025 (Unaudited)	Total	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant other unobservable inputs (Level 3)
Unlisted money market funds	$646,739	$—	$646,739	$—
As of May 31, 2025 (Audited)	Total	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant other unobservable inputs (Level 3)
Unlisted money market funds	$—	$—	$—	$—

The Group had no transfers between levels during any of the periods presented. The Group did not have any instruments that were measured at fair value on a recurring or non-recurring basis as of November 30, 2025 and May 31, 2025.

Property and equipment, net

Property and equipment are stated at cost net of accumulated depreciation and impairment losses. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service and after the reduction for the estimated residual values of property and equipment. Estimated useful lives are as follows:

Classification	Estimated useful life
Furniture, fixture and equipment	5 years
Computer	5 years
Leasehold improvements	Over the lease terms

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the unaudited interim condensed consolidated statements of operations and comprehensive income. Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Cash and cash equivalents

Cash and cash equivalents includes cash at bank accounts maintained with commercial banks that can be added or withdrawn without limitation. The Group maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of approximately $102,764 (HK$800,000). Cash balances in bank accounts in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

Accounts receivable, net

Accounts receivable, net are recognized and carried at original invoiced amount less an allowance for current expected credit losses (“CECL”). The Group evaluates its accounts receivable for CECL on a regular basis. The Company adopted ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. This standard replaces the “incurred loss methodology” credit impairment model with a new forward-looking methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. In applying this standard, the Group has adopted the loss rate methodology to estimate historical losses on accounts receivable. The Group has adopted the aging methodology to estimate the credit losses on accounts receivable. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the CECL.

For the six months ended November 30, 2025 and 2024, the Company recorded the provision for CECL for accounts receivable of $8,531 and $10,065, respectively.

Allowance for CECL

Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit losses methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures.

Related parties

The Company adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Impairment of long-lived assets

Long-lived assets, representing property and equipment with finite lives and operating lease right-of-use assets are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Group assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

carrying value of the asset. If an impairment is identified, the Group will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of November 30, 2025 and May 31, 2025, no impairment of long-lived assets was recognized.

Prepayments and deposits

Prepayment is mainly payment made to vendors or services providers for future services that have not been provided. These amounts are non-refundable and bear no interest. Prepayments represent advance payments made to the service providers for future services. Prepayments are short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired.

Deposits primarily include rental deposits, utility deposits and tender deposits. These amounts are refundable and bear no interest. The short-term deposits usually have a one-year term and are refundable upon contract termination.

The Group considers the prepayments and deposits to be impaired if the realizability of these amounts become doubtful. As of November 30, 2025 and May 31, 2025, there was nil allowance recorded as the Group considers all of the prepayments and deposits recoverable. Management reviews periodically to determine if the allowance is adequate and adjusts the allowance when necessary. The allowance is based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections and utilizations. Actual amounts received or utilized may differ from management’s estimate of credit worthiness and the economic environment.

Short-term investments

Short-term investments are mainly comprised of equity investments in unlisted money market funds in Hong Kong.

Equity investments in unlisted money market funds are reported at fair value categorized as Level 2, as their valuation is derived from observable market-based inputs (such as daily net asset value) rather than unadjusted quoted prices in active markets. Unrealized gains and losses from fair value changes for the six months ended November 30, 2025 and 2024 are recognized in other income (expense) in the unaudited interim condensed consolidated statements of operations and comprehensive income.

Lease

The Group assesses whether a contract qualifies as a lease at inception. The Group only held operating leases during the six months ended November 30, 2024. The Group’s material long-term operating lease agreements are for the office premises. The lease term begins on the date that the Group takes possession under the lease.

Operating lease right-of-use assets and operating lease liabilities are recognized at the lease commencement date for material leases with a term of greater than 12 months. Operating lease liabilities represent the present value of future minimum lease payments. Since the Group’s leases do not provide an implicit rate, operating lease liabilities are calculated using estimated incremental borrowing rate based on a collateralized borrowing over the term of each individual lease. Minimum lease payments include only fixed lease components of the agreement, as well as variable rate payments that depend on an index, initially measured using the index at the lease commencement date.

Operating lease right-of-use assets represent the Group’s right to use an underlying asset and are based upon the operating lease liabilities adjusted for prepaid or accrued lease payments, initial direct costs and lease incentives. Lease incentives are recognized when earned and reduce the Group’s operating lease asset related to the lease. They are amortized through the operating lease assets as reductions of rent expense over the lease term.

Deferred offering costs

The Group capitalizes certain legal and other third-party fees that are directly associated with in-process equity financing as deferred offering costs until such financings are consummated. After consummation of the equity financing, these costs are recorded in shareholders’ equity as a reduction of share capital generated as a result of the offering. Should

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

the in-process equity financing be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the statements of operations. Offering costs, including legal, accounting, and filing fees related to the initial public offering (“IPO”), were deferred and were offset against the offering proceeds upon the completion of the IPO. Upon completion of the IPO, the deferred offering costs were reclassified to share capital. As of November 30, 2025 and May 31, 2025, deferred offering costs of $401,870 and nil were capitalized, respectively.

Accrued expenses and other payables

Accrued expenses and other payables primarily include accrued payroll and employee benefits expenses and accrued expenses for the operation in the ordinary course of business.

Contract liabilities

Contract liabilities primarily include advance received from customers related to unsatisfied performance obligations, which will be recognized as revenues upon the satisfaction of performance obligations through transfer of related promised services to customers. The Group’s contract liabilities outstanding as of June 1, 2025 and 2024 amounting to nil and $106,830 have been recognized as revenue during the six months ended November 30, 2025 and 2024, respectively.

Bank and other borrowings

Borrowings are initially recognized at fair value, net of upfront fees incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the borrowings using the effective interest method.

Revenue recognition

The Group applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all periods presented.

The five-step model defined by ASC 606 requires the Group to (1) identify its contracts with customers, (2) identify its performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to its performance obligations in those contracts, and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the customer in an amount that reflects the consideration expected in exchange for those goods or services.

The Group has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

The Group is a professional human resources solutions service provider based in Hong Kong specializing in the provision of three main streams of services, namely (i) EoR and human resources outsourcing services; (ii) executive search services; and (iii) human resources research services.

The Group’s principal revenue stream includes:

1.      EoR and human resources outsourcing services

The Group provides EoR and human resources outsourcing services to the customers, which requires the Group to source candidates for the customers for a certain department as contract staff. Once the acceptance of the Group’s sourced candidate by the customers, the Group employs the sourced candidate as the Group’s contract staff and assigns the sourced candidate to the customers to provide services to the customers over a pre-determined period of time in return for the EoR and human resources outsourcing service fee.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Group enters a distinct contract with its customers for the provision of EoR and human resources outsourcing services. The transaction price is typically fixed, distinctive and not contingent upon the occurrence or non-occurrence of any other event for individual tasks. The Group recognized the EoR and human resources outsourcing service income upon the delivery of the EoR and human resources outsourcing services. Therefore, the Group concludes that only one performance obligation is identified for the EoR and human resources outsourcing services. EoR and human resources outsourcing services are performed for the sole benefit of the customers and the services the Group performs does not have alternative benefits for the Group. EoR and human resources outsourcing service income is recognized as the Group’s obligations are satisfied over time consistent with the services are performed and customers simultaneously receive and consume the benefits the Group provides. The Group uses the output method to recognize the EoR and human resources outsourcing service income for each assigned staff on a monthly basis based on an agreed fixed fee per assigned staff serviced, as the value to the customers of the goods or services transferred to date (e.g. the number of days of assigned staff performs service for the customers) appropriately depicts performance towards complete satisfaction of the performance obligation. There is no variable consideration, significant financing components or non-cash consideration in the contracts. Accordingly, based on the output methods, the Group recognizes revenues for the EoR and human resources outsourcing services on a monthly basis when it satisfies its performance obligations that it renders EoR and human resources outsourcing services throughout the contract terms.

There is no contract asset that the Group has right to consideration in exchange for its EoR and human resources outsourcing services that the Group has transferred to customers. Such right is not conditional on something other than the passage of time.

The Group considers the guidance in ASC 606 with respect to principal versus agent considerations, in determining the appropriate treatment for the transactions between the Group and the customers related to employment of sourced candidates under EoR and human resource outsourcing services. The classification of transactions under the arrangements is determined based on the nature and contractual terms of the arrangement along with the nature of the operations of the participants. The Group has its own discretion to pools, screens, shortlists and presents suitable candidates to the customers as per the customers’ candidate requirement and instruction, and to determine the remuneration package and the employment of the sourced candidates, and the Group has its responsibility and legal obligation in complying with the relevant labor laws as the sourced candidates’ employer. Therefore, the Group acts as a principal in the provision of such services and recognizes the revenue with the gross billings to the customers in the revenue and the employee and compensation benefits expenses relating to the sourced candidates in employee and compensation benefits expenses — direct cost included in the unaudited interim condensed consolidated statements of operations and comprehensive income.

2.      Executive search services

The Group provides executive search services to the customers, including identifying candidates which fit with the customers’ needs, conducting screening interviews and background checks, coordinating interviews between candidates and customers and negotiating offer terms as well as providing support in the onboarding process.

The Group enters a distinct contract with its customers for the provision of executive search services. The scope of work under executive search services is distinct and is identified as a single performance obligation. There is no variable consideration, significant financing components or non-cash consideration in the contracts. Revenue from the provision of executive search services to customers is recognized at a point in time when the service/goods is completed or delivered (i.e. the delivery and the acceptance of the candidates by the customers).

3.      Human resources research services

The Group provides human resources research services to the customers, including delivering the human resources research report covering the trends and market situation of the specific region, as well as analysis on wage requirements, social security or equivalent, benefit packages, key employment terms, visa procedures and unionisation and collective bargaining frameworks etc.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Group enters a distinct contract with its customers for the provision of human resources research services. The scope of work under human resources research services is distinct and is identified as a single performance obligation. There is no variable consideration, significant financing components or non-cash consideration in the contracts. Revenue from the provision of human resources research services to customers is recognized at a point in time when the service/goods is completed or delivered (i.e. the delivery and the acceptance of the human resources research report by the customers).

For some executive search services and human resources research services, the Group is entitled to receive upfront payment upon signing the contract and such upfront payment is non-refundable. As there is one single performance obligation and the entire transaction prices of such executive search services and human resources research services are allocated to a single performance obligation, the fees received upon signing the contract and upon completion of services are recognized at a point in time when the service/goods is completed or delivered.

Operating costs and expenses

Operating costs and expenses include business service fees — direct cost, employee and compensation benefits expenses, legal and professional fees, depreciation on property and equipment, operating lease expenses, advertising and marketing expenses and other office expenses. During the six months ended November 30, 2025 and 2024, the Group recorded advertising and marketing expenses of $37,262 and $45,489, respectively, for advertising the job recruitments for the customers.

Employee benefit plan

Payments to the Mandatory Provident Fund Scheme (“MPF scheme”) under the Hong Kong Mandatory Provident Fund Schemes Ordinance are recognized as an expense when employees have rendered service entitling them to the contributions. An employer is required to make regular mandatory contributions of at least 5% of the employee’s monthly income and $193 (HK$1,500) of the employee’s monthly income over $3,854 (HK$30,000).

Interest income

Interest income is mainly generated from savings and received from banks on a monthly basis.

Interest expenses

Interest expenses represent the borrowing costs of bank and other borrowings for supporting general business operation.

Income taxes

The Group accounts for income taxes pursuant to ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and the expected future tax benefit to be derived from tax losses and tax benefit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, is dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company adopted ASC 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, and prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Group’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income taxes.

Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Earnings per share

The Group computes earnings per share (“EPS”) in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six months ended November 30, 2025 and 2024, there were no dilutive shares and hence no dilutive EPS.

Comprehensive Income

Comprehensive income consists of two components, net income and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of foreign currency translation adjustment resulting from the Group translating its unaudited interim condensed consolidated financial statements from functional currency into reporting currency.

Recently adopted accounting pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the financial statements. The Group adopted this ASU from June 1, 2024, which did not have a material impact on the Group’s unaudited interim condensed consolidated financial statements.

Recent accounting pronouncements not yet adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Group’s management does not believe the adoption of ASU 2023-09 will have a material impact on its unaudited interim condensed consolidated financial statements and disclosures.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In November 2024, the FASB issued ASU no. 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosure (Subtopic 220-40). The amendments in this update enhance disclosures about a public business entity’s expense and provide more detailed information about the types of expenses included in certain notes in the unaudited interim condensed consolidated financial statements. ASU no. 2024-03 is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption permitted.

The amendments may be applied prospectively to reporting periods after the effective date or retrospectively to all periods presented in the unaudited interim condensed consolidated financial statements. The Group’s management is currently evaluating any new disclosures that may be required upon adoption of ASU 2024-03.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the unaudited interim condensed consolidated balance sheets, statements of operations and comprehensive income and statements of cash flows.

3. SEGMENT INFORMATION AND REVENUE

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Group’s internal organizational structure as well as information about geographical areas, business segments and major customers in the unaudited interim condensed consolidated financial statements for details on the Group’s business segments. The Group uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s CODM for making operating decisions and assessing performance as the source for determining the Group’s reportable segments. The Group’s CODM are the Executive Directors, who review the operating results by the revenue of different products or services when making decisions about allocating resources and assessing the performance of the segment. Based on management’s assessment, the Group has determined that it has only one operating segment. All assets of the Group are located in Hong Kong and all revenue is generated in Hong Kong for the six months ended November 30, 2025 and 2024.

The significant expenses reviewed by the CODM are consolidated operating expenses, as presented in the unaudited interim condensed consolidated statements of operations and comprehensive income. Consolidated operating costs and expenses include business service fees, employee and compensation benefits expenses, legal and professional fees, depreciation of property and equipment, which are disclosed in Note 6, “Property and Equipment, net”, operating lease expenses, which are disclosed in Note 7, “Lease”, current expected credit losses on accounts receivable, which are disclosed in Note 4, “Accounts receivable, net”, advertising and marketing expenses and other operating costs and expenses. Other segment items consist of interest expense and other income, net, as presented in the unaudited interim condensed consolidated statements of operations and comprehensive income.

Other segment items for the six months ended November 30, 2025 and 2024, totaled income (expenses) $27,871 and $(46,929), respectively, and consisted of:

— Interest expense of $64,935 and $49,680, respectively

— Interest income of $449 and $404, respectively

— Unrealized gain from short-term investments of $4,447 and nil, respectively

The CODM does not utilize unaudited interim condensed consolidated balance sheet information when evaluating performance or allocating resources.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

3. SEGMENT INFORMATION AND REVENUE (cont.)

The following table disaggregates the revenue for the six months ended November 30, 2025 and 2024 are as follows:

	For the six months ended November 30,
	2025 (Unaudited)	2024 (Unaudited)
Revenue by service line
EoR and human resources outsourcing services	$2,489,633	$3,088,531
Executive search services	146,500	451,278
Human resources research services	546,053	198,953
	3,182,186	3,738,762
Revenue by recognition method
Revenue recognized at a point in time	$692,553	$650,231
Revenue recognized over time	2,489,633	3,088,531
	3,182,186	3,738,762

4. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of
	November 30, 2025 (Unaudited)	May 31, 2025 (Audited)
Accounts receivable	$902,914	$1,101,231
Less: Allowance for CECL	(22,695)	(14,034)
Accounts receivable, net	$880,219	$1,087,197

As at November 30, 2025 and May 31, 2025, the accounts receivable factored by the Group to secure the bank and other borrowings amounted to $321,139 and $387,710, respectively.

The movement of the allowance for CECL was as follows:

	For the six months ended November 30,
	2025 (Unaudited)	2024 (Unaudited)
Balance at the beginning of the period	$14,034	$9,493
Provision for CECL	8,531	10,065
Exchange alignment	130	63
Balance at the end of the period	$22,695	$19,621

The Group generally conducts its business with creditworthy third parties. The Group determines, on a continuing basis, the probable losses and an allowance for CECL, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

4. ACCOUNTS RECEIVABLE, NET (cont.)

The credit terms to clients are generally within 30 days. As of the end of each of the financial year, the ageing analysis of accounts receivable, net of allowance for doubtful accounts, based on the invoice date is as follows:

	As of
	November 30, 2025 (Unaudited)	May 31, 2025 (Audited)
Within 30 days	$867,996	$1,009,324
31 – 90 days	6,158	66,471
91 – 180 days	6,065	11,402
Over 180 days	—	—
Balance at end of the year	$880,219	$1,087,197

5. PREPAYMENTS AND DEPOSITS

Prepayments and deposits consisted of the following:

	As of
	November 30, 2025 (Unaudited)	May 31, 2025 (Audited)
Prepayments	$11,824	$9,659
Total	$11,824	$9,659

6. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of
	November 30, 2025 (Unaudited)	May 31, 2025 (Audited)
At cost:
Furniture, fixture and equipment	$19,153	$18,965
Computer	27,954	27,754
Less: accumulated depreciation	(39,147)	(35,221)
Net book value	$7,960	$11,498

Depreciation expenses recognized for the six months ended November 30, 2025 and 2024 were $3,659 and $4,636, respectively and included in “Operating costs and expenses” on the unaudited interim condensed consolidated statements of operations and comprehensive income. No impairment losses were recognized for the six months ended November 30, 2025 and 2024.

7. OPERATING LEASES

The Company entered into one operating leases for use of office in Hong Kong with lease term of 2 years. During the six months ended November 30, 2025 and 2024, operating lease expenses amounted to nil and $67,755 respectively, and the cash outflows for operating lease liabilities was amounted to nil and $67,755, respectively.

The Group did not enter into any lease agreements for the use of office in Hong Kong since the expiry of the lease agreement on April 30, 2025. Instead, the Group entered into the license agreement with the related party, Harvest Globe Investment Limited, a company controlled by Mr. Andrew Teh Yao, HO, for the use of office in Hong Kong since May 1, 2025. No operating lease right-of-use assets and operating lease liabilities were recognized in the unaudited interim condensed consolidated balance sheets as of November 30, 2025 and May 31, 2025.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

8. SHORT-TERM INVESTMENTS

The Group’s short-term investments consist of investments as follows:

	As of
	November 30, 2025 (Unaudited)	May 31, 2025 (Audited)
Unlisted money market funds in Hong Kong, at fair value	$646,739	$—
Total	$646,739	$—

During the six months ended November 30, 2025, the Group recorded unrealized fair value gain on unlisted money market funds in Hong Kong of $4,447, respectively, which was included in the “Other income (expenses), net” on the unaudited interim condensed consolidated financial statements. During the six months ended November 30, 2024, the Group did not record any unrealized fair value gain on unlisted money market funds in Hong Kong since the Group did not have short-term investments for the six months ended November 30, 2024.

9. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consisted of the following:

	As of
	November 30, 2025 (Unaudited)	May 31, 2025 (Audited)
Accrued payroll and employee benefits expenses	$347,337	$408,439
Other payables	90,235	19,155
Total	$437,572	$427,594

10. CONTRACT LIABILITIES

Contract liabilities consisted of the following:

As of
	November 31, 2025 (Unaudited)	May 31, 2025 (Audited)
Billings in advance of performance obligation under contracts	$—	$—
Total	$—	$—

Contract liabilities primarily include advance received from customers related to unsatisfied performance obligations, which will be recognized as revenues upon the satisfaction of performance obligations through transfer of related promised services to customers.

The movement in contract liabilities is as follows:

	For the six months ended, November 30,
	2025 (Unaudited)	2024 (Unaudited)
Balance at beginning of the period	$—	$106,830
Decrease in contract liabilities as a result of recognizing revenue during the period which was included in the contract liabilities at the beginning of the period	—	(106,830)
Increase in contract liabilities as a result of billings in advance of performance obligation under contracts	—	—
Balance at end of the period	$—	$—

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

11. RELATED PARTY TRANSACTIONS AND BALANCES

Nature of relationships with related party

Name and relationship with the Group

a.      Mr. Andrew Teh Yao, HO, a sole shareholder and director of the Company

b.      Ms. Wang Jie, a spouse of Mr. Andrew Teh Yao, HO

c.      Elite Intern Limited, controlled by Ms. Wang Jie and Mr. Andrew Teh Yao, HO

d.      Harvest Globe Investment Limited, controlled by Mr. Andrew Teh Yao, HO

e.      Ms. Irene Man Yi, HO, a director of the Company

Related party balances

Amount due from/(to) a director

	As of
	November 30, 2025 (Unaudited)	May 31, 2025 (Audited)
Mr. Andrew Teh Yao, HO	$58,888	$(3,761)

The amount due from/(to) a director was unsecured, non-interest bearing and repayable on demand. The amount due to a director as of November 30, 2025 has been fully settled in March 2026.

Related party transactions

The related party transactions for the six months ended November 30, 2025 and 2024 were:

		For the six months ended November 30,
Name	Nature	2025 (Unaudited)	2024 (Unaudited)
Ms. Wang Jie	Employee and compensation benefits expenses	$—	$1,155
Mr. Andrew Teh Yao, HO	Employee and compensation benefits expenses	307	308
Ms. Irene Man Yi, HO	Employee and compensation benefits expenses	9,986	—
Elite Intern Limited	Income from the provision of human resources research services	—	30,798
Harvest Globe Investment Limited	Licensing fee*	11,523	—

____________

*      Included in other operating costs and expenses in the unaudited interim condensed consolidated statements of operations and comprehensive income.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

12. BANK AND OTHER BORROWINGS

Bank and other borrowings consisted of the following:

		As of
	Interest rate (per annum)	November 30, 2025 (Unaudited)	May 31, 2025 (Audited)
Bank borrowings:
Bank of China (Hong Kong) (“BOC”)–Term loan 1(1)	3.00%/3.00%	$448,751	$445,540
BOC – Term loan 2(2)	3.00%/3.00%	116,515	115,681
BOC – Term loan 3(3)	3.00%/3.00%	117,620	116,779
BOC – Term loan 4(4)	3.00%/3.00%	363,720	361,118
The Hongkong and Shanghai Banking Corporation Limited (“HSBC”)–Business instalment loan(5)	3.00%/3.00%	62,943	70,145
Sub-total		$1,109,549	$1,109,263
Other borrowings:
Happy CP Company Limited – Accounts receivable factoring(6)	13.2%/3.60% and 13.2%	$321,139	$387,710

Sub-total		$321,139	$387,710

Total bank and other borrowings		$1,430,688	$1,496,973
Less: non-current portion of bank and other borrowings		(967,534)	(1,034,714)
Current portion of bank and other borrowings		$463,154	$462,259

____________

(1)     On August 3, 2020, the Group borrowed $510,146 (HK$4,000,000) as working capital for 5 years (the August 2020 Loan Agreement — HK$4million) at an annual interest rate of the Hong Kong Dollars Prime Rate quoted by the Hong Kong Mortgage Corporation Limited (“HKDPR”) minus 2.5% under the loan agreement with BOC. The loan is secured by The Hong Kong Mortgage Corporation Limited and guaranteed by a director, Mr. Andrew Teh Yao, HO. There is no material covenant stated in this borrowing. In May 2021, the Group and BOC amended and restated the August 2020 Loan Agreement — HK$4million (the First Amended and Restated August 2020 Loan Agreement — HK$4million), the remaining payment schedule of the outstanding loan was modified to 87 payments of principal, plus accrued and unpaid interest. In June 2022, the Group and BOC amended and restated the First Amended and Restated August 2020 Loan Agreement — HK$4million (the Second Amended and Restated August 2020 Loan Agreement — HK$4million), the remaining payment schedule of the outstanding loan was modified to 98 payments of principal, plus accrued and unpaid interest. In January 2024, the Group and BOC amended and restated the Second Amended and Restated August 2020 Loan Agreement — HK$4million (the Third Amended and Restated August 2020 Loan Agreement — HK$4million), the remaining payment schedule of the outstanding loan was modified to 90 payments of principal, plus accrued and unpaid interest. In December 2024, the Group and BOC amended and restated the Third Amended and Restated August 2020 Loan Agreement — HK$4million (the Forth Amended and Restated August 2020 Loan Agreement — HK$4million), the remaining monthly payment schedule of the outstanding loan was modified to 90 monthly payments of principal, plus accrued and unpaid interest.

(2)     On October 30, 2020, the Group borrowed $127,536 (HK$1,000,000) as working capital for 5 years (the October 2020 Loan Agreement — HK$1million) at an annual interest rate of the HKDPR minus 2.5% under the loan agreement with BOC. The loan is secured by The Hong Kong Mortgage Corporation Limited and guaranteed by a director, Mr. Andrew Teh Yao, HO. There is no material covenant stated in this borrowing. In May 2021, the Group and BOC amended and restated the October 2020 Loan Agreement — HK$1million (the First Amended and Restated October 2020 Loan Agreement — HK$1million), the remaining payment schedule of the outstanding loan was modified to 90 payments of principal, plus accrued and unpaid interest. In June 2022, the Group and BOC amended and restated the First Amended and Restated October 2020 Loan Agreement — HK$1million (the Second Amended and Restated October 2020 Loan Agreement — HK$1million), the remaining payment schedule of the outstanding loan was modified to 100 payments of principal, plus accrued and unpaid interest. In January 2024, the Group and BOC amended and restated the Second Amended and Restated October 2020

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

12. BANK AND OTHER BORROWINGS (cont.)

Loan Agreement — HK$1million (the Third Amended and Restated October 2020 Loan Agreement — HK$1million), the remaining payment schedule of the outstanding loan was modified to 93 payments of principal, plus accrued and unpaid interest. In December 2024, the Group and BOC amended and restated the Third Amended and Restated October 2020 Loan Agreement — HK$1million (the Forth Amended and Restated October 2020 Loan Agreement — HK$1million), the remaining payment schedule of the outstanding loan was modified to 93 monthly payments of principal, plus accrued and unpaid interest.

(3)     On May 13, 2021, the Group borrowed $127,536 (HK$1,000,000) as working capital for 8 years (the May 2021 Loan Agreement — HK$1million) at an annual interest rate of the HKDPR minus 2.5% under the loan agreement with BOC. The loan is secured by The Hong Kong Mortgage Corporation Limited and guaranteed by a director, Mr. Andrew Teh Yao, HO. There is no material covenant stated in this borrowing. In June 2022, the Group and BOC amended and restated the May 2021 Loan Agreement — HK$1million (the First Amended and Restated May 2021 Loan Agreement — HK$1million), the remaining payment schedule of the outstanding loan was modified to 107 payments of principal, plus accrued and unpaid interest. In January 2024, the Group and BOC amended and restated the First Amended and Restated May 2021

Loan Agreement — HK$1million (the Second Amended and Restated May 2021 Loan Agreement — HK$1million), the remaining payment schedule of the outstanding loan was modified to 99 payments of principal, plus accrued and unpaid interest. In December 2024, the Group and BOC amended and restated the Second Amended and Restated May 2021 Loan Agreement — HK$1million (the Third Amended and Restated May 2021 Loan Agreement — HK$1million), the remaining payment schedule of the outstanding loan was modified to 98 monthly payments of principal, plus accrued and unpaid interest.

(4)      On June 30, 2022, the Group borrowed $382,609 (HK$3,000,000) as working capital for 10 years (the June 2022 Loan Agreement — HK$3million) at an annual interest rate of the HKDPR minus 2.5% under the loan agreement with BOC. The loan is secured by The Hong Kong Mortgage Corporation Limited and guaranteed by a director, Mr. Andrew Teh Yao, HO. There is no material covenant stated in this borrowing. In January 2024, the Group and BOC amended and restated the June 2022 Loan Agreement — HK$3million (the First Amended and Restated June 2022 Loan Agreement — HK$3million), the remaining payment schedule of the outstanding loan was modified to 113 payments of principal, plus accrued and unpaid interest. In December 2024, the Group and BOC amended and restated the First Amended and Restated June 2022 Loan Agreement — HK$3million (the Second Amended and Restated June 2022 Loan Agreement — HK$3million), the remaining payment schedule of the outstanding loan was modified to 112 monthly payments of principal, plus accrued and unpaid interest.

(5)      On December 5, 2024, the Group borrowed $76,522 (HK$600,000) as working capital for 5 years at an annual interest rate of 3% under the loan agreement with HSBC. There is no material covenant stated in this borrowing.

(6)      On May 6, 2025 and 29 May 2025, the Group borrowed $132,638 (HK1,040,000) and $255,073 (HK2,000,000) as working capital at a monthly interest rate of 0.3% and 1.1%, respectively under the factoring agreement with Happy CP Company Limited. There is no material covenant stated in this borrowing. The loans are repayable 30 days from the date of drawdown and secured by personal guarantees from Mr. Andrew Teh Yao, HO. The amount was fully settled during six months ended November 30, 2025. On November 6, 2025, the Group borrowed $321,139 (HK2,500,000) as working capital at a monthly interest rate of 1.1% under the factoring agreement with Happy CP Company Limited. There is no material covenant stated in this borrowing. The loans are repayable 30 days from the date of drawdown and secured by personal guarantees from Mr. Andrew Teh Yao, HO.

(7)      On March 18, 2024, the Group borrowed $191,305 (HK$1,500,000) as working capital at an annual interest rate of 22.2% under the factoring agreement with Cygnus Deneb Limited. There is no material covenant stated in this borrowing. The loan is repayable 30 days from the date of drawdown and secured by personal guarantees from Mr. Andrew Teh Yao, HO. The amount was fully settled during six months ended November 30, 2024.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

12. BANK AND OTHER BORROWINGS (cont.)

Maturities of the principal and interest payments of bank and other borrowings based on scheduled repayments as of November 30, 2025 and May 31, 2025 were as follows:

For the years ending November 30,	As of November 30, 2025 (Unaudited)
2026	$507,328
2027	183,317
2028	183,317
2029	183,317
2030	167,067
2031	165,590
2032	122,684
2033	54,617
2034	13,162
Total bank and other borrowings repayments	1,580,399
Less: imputed interest	(149,711)
Total	$1,430,688
For the years ending May 31,	As of May 31, 2025 (Audited)
2026	$496,675
2027	182,005
2028	182,005
2029	182,005
2030	174,672
2031	164,405
2032	164,405
2033	68,928
2034	37,970
Total bank and other borrowings repayments	1,653,070
Less: imputed interest	(156,097)
Total	$1,496,973

13. INCOME TAXES

British Virgin Islands

Under the current laws of the British Virgin Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to approximately $256,911 (HK$2,000,000), and 16.5% on any part of assessable profits generated approximately $256,911 (HK$2,000,000).

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

13. INCOME TAXES (cont.)

Income tax expense consisted of the following components:

	For the six months ended November 30,
	2025 (Unaudited)	2024 (Unaudited)
Hong Kong:
Current tax	$44,012	$31,150

Deferred tax	(1,950)	(2,365)
Total	$42,062	$28,785

The following tables provide the reconciliation of the differences between the statutory and effective tax rates following for the six months ended November 30, 2025 and 2024:

	For the six months ended November 30,
	2025 (Unaudited)	2024 (Unaudited)
Income before income taxes	$377,200	$294,283
Hong Kong Profits Tax rate	16.5%	16.5%
Income taxes computed at statutory tax rate	62,238	48,557
Reconciling items:
Tax effect on non-taxable income*	(74)	(67)
Tax reduction allowed by Hong Kong government#	(384)	(192)
Effect of two-tier tax rate	(19,718)	(19,513)
Income tax expense	$42,062	$28,785

____________

*        Income that is not taxable mainly consisted of the bank interest income, which is non-taxable under Hong Kong income tax law.

#        It represents a reduction granted by the Hong Kong SAR Government of 100% of the tax payable subject to a maximum reduction of HK$3,000 and HK$1,500 for each business during the six months ended November 30, 2025 and 2024, respectively.

The Company measures deferred tax assets and liabilities based on the difference between the unaudited interim condensed consolidated financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Group’s deferred tax asset and liability are as follows as of November 30, 2025 and May 31, 2025:

	As of
	November 30, 2025 (Unaudited)	May 31, 2025 (Audited)
Deferred tax assets:
Property and equipment	$120	$—
Provision for CECL	$3,745	$2,315
Total	$3,865	$2,315

Deferred tax liabilities:
Property and equipment	$—	$(420)
Total	$—	$(420)
Total deferred tax assets, net	$3,865	$1,895

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

13. INCOME TAXES (cont.)

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of November 30, 2025 and May 31, 2025, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income taxes for the six months ended November 30, 2025 and 2024. The Company also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from November 30, 2025.

14. COMMITMENTS AND CONTINGENCIES

Limitation and contingencies

From time to time, the Group may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on the Group’s business, financial condition, or operating results.

The Group had no other material commitments, contingent liabilities, or guarantees as of November 30, 2025 and May 31, 2025 and for the six months ended November 30, 2025 and 2024, respectively.

15. RISKS AND UNCERTAINTIES

Credit risk

The Group’s assets that are potentially subject to a significant concentration of credit risk primarily consist of bank balances and accounts receivable.

The Group believes that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where the Group’s Hong Kong subsidiaries are located. The Deposit Protection Scheme introduced by the Hong Kong Government insured each depositor at one bank for a maximum amount of US$102,764 (HK$800,000). Otherwise, these balances are not covered by insurance. The Group believes that no significant credit risk exists as these financial institutions have high credit quality and the Group has not incurred any losses related to such deposits.

For the credit risk related to accounts receivable, the Group adopted ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The Group performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Group has adopted the loss rate methodology to estimate historical losses on accounts receivable. The Group has adopted the aging methodology to estimate the credit losses on accounts receivable. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the CECL. The Group seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the Directors. The Group believes that no significant credit risk exists as the risk is mitigated by the Group’s assessment of its customers’ creditworthiness, years of relationship and its ongoing monitoring of outstanding balances.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

15. RISKS AND UNCERTAINTIES (cont.)

Interest rate risk

The Group is exposed to cash flow interest rate risk through changes in interest rates related mainly to the Company’s bank and other borrowings.

The following table details the interest rate profile of the Group’s bank and other borrowings of November 30, 2025 and May 31, 2025:

	As of
	November 30, 2025 (Unaudited)	May 31, 2025 (Audited)
Fixed rate borrowings	$384,082	$457,855
Floating rate borrowings	1,046,606	1,039,118
Total	$1,430,688	$1,496,973

Fluctuations in interest rates may negatively affect the Group’s financial condition and results of operations. The Group is exposed to floating interest rate on floating rate bank borrowings. The Group has not used any derivative financial instruments to manage the interest rate exposure. At November 30, 2025 and May 31, 2025, it is estimated that a general increase/decrease of 100 basis points in interest rates, with all other variables held constant, would have decreased/increased the Group’s profit after tax by $8,739 and $8,677 respectively.

The fair value interest rate risk on fixed rate bank and other borrowings is not material to the Group.

Foreign currency risk

The Group’s operating activities are transacted in HK$. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations. The Group considers the foreign exchange risk in relation to transactions denominated in HK$ with respect to US$ is not significant as HK$ is pegged to US$.

Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

Typically, the Group ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Market and geographic risk

The Group’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Group’s business, financial condition, and results of operations.

Concentrations of risk

For the six months ended November 30, 2025 and 2024, all of the Group’s assets were located in Hong Kong and all of the Company’s revenue were derived from its subsidiary located in Hong Kong. The Group has a concentration of its revenue and accounts receivable with specific customers.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

15. RISKS AND UNCERTAINTIES (cont.)

The Group’s exposure to credit risk associated with its activities is measured on an individual counterparty basis, as well as by groups of counterparties that share similar attributes.

Details of the customers accounting for 10% or more of total revenue are as follows:

	For the six months ended November 30,
	2025 (Unaudited)		2024 (Unaudited)
		%		%
Customer A	$2,429,911	76.4	$2,886,030	77.2
Customer B	384,093	12.1	—	—

Details of the accounts receivable accounting for 10% or more of total accounts receivable, net are as follows:

	As of
	November 30, 2025 (Unaudited)		May 31, 2025 (Audited)
		%		%
Customer A	$476,097	54.1	$590,140	54.3
Customer B	267,199	30.4	—	—
Customer C	89,066	10.1	—	—
Customer D	—	—	308,482	28.4
Customer E	—	—	132,207	12.2
	$832,362	94.6	$1,030,829	94.9

16. SHAREHOLDERS’ EQUITY

Ordinary shares

The Company was incorporated as a British Virgin Islands business company with limited liability on June 10, 2025 under the laws of the British Virgin Islands. In connection with the incorporation, on the same date of its incorporation, the authorized share capital of CALM Chain International Limited was 7,000,000 Ordinary Shares divided into (i) 5,000,000 Class A Ordinary Shares; and 2,000,000 Class B Ordinary Shares. The Company issued a total of 1 Class B Ordinary Share to its sole shareholder, Mr. Andrew Teh Yao, HO, at the consideration of US$1.00. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares will be entitled to one vote per Class A Ordinary Share, while holders of Class B Ordinary Shares will be entitled to twenty votes per Class B Ordinary Share.

On July 10, 2025, the Company effectuated an increase in the maximum number of authorized ordinary shares from 7,000,000 Ordinary Shares divided into 5,000,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares to 500,000,000 Ordinary Shares divided into 450,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares, with 1 Class B Ordinary Share issued and outstanding issued to Mr. Andrew Teh Yao, HO. Immediately after the increase in the maximum number of authorized ordinary shares of the Company on July 10, 2025, the Company issued and allotted an aggregate of 9,000,000 Class A Ordinary Shares at a consideration of US$0.9 and 8,999,999 Class B Ordinary Shares at a consideration of US$0.9 to Mr. Andrew Teh Yao, HO (the “Share Restructuring”). As a result, 9,000,000 Class A Ordinary Shares and 9,000,000 Class B Ordinary Shares issued and outstanding were issued to Mr. Andrew Teh Yao, HO post-Share Restructuring. On January 28, 2026, Mr. Andrew Teh Yao, HO elected to convert an aggregate of 6,500,000 Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis. Upon such conversion, 6,500,000 Class B Ordinary Shares held by Mr. Andrew Teh Yao, HO were re-designated as 6,500,000 Class A Ordinary Shares on the same day. Subsequently, 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares are issued and outstanding.

The Ordinary Shares are presented on a post-Share Restructuring basis, or as having been retroactively adjusted and restated to give effect to the Share Restructuring, as if the Share Restructuring had occurred by the relevant earlier date.

CALM CHAIN INTERNATIONAL LIMITED AND ITS SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for number of shares)

17. SUBSEQUENT EVENT

The Group evaluated all events and transactions that occurred after November 30, 2025 up through May 14, 2026, which is the date these unaudited interim condensed consolidated financial statements were available to be issued. Other than the events disclosed elsewhere in the unaudited interim condensed consolidated financial statements, there was no other subsequent event occurred that would require recognition or disclosure in the Group’s unaudited interim condensed consolidated financial statements.

CALM Chain International Limited

5,000,000 Class A Ordinary Shares

–––––––––––––––––––––––––––––

PROSPECTUS

–––––––––––––––––––––––––––––

Pacific Century Securities, LLC

          , 2026

Until and including            , 2026 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade our Ordinary Shares, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Exculpation, Insurance, and Indemnification of Office Holders (Including Directors and Officers)

Section 132 of the BVI Companies Act provides that subject to the memorandum or articles of association of a company, the company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the company, or (b) is or was, at the request of the company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, provided that the said person had acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Any indemnity given in breach of the foregoing proviso is void and of no effect.

Under our Amended and Restated Memorandum and Articles of Association, we shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

•        is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

•        is or was, at our request, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

The underwriting agreement in connection with this Offering also provides for indemnification of us and our officers, directors or persons controlling us for certain liabilities.

We intend to maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity.

We will enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. We will enter into certain directors’ and officers’ liability insurance policies upon listing.

Item 7. Recent Sales of Unregistered Securities

On June 10, 2025, CALM Chain International Limited was incorporated as a limited liability company on in BVI.

CALM Chain, adopted by resolutions of director on July 4, 2025, and filed on July 9, 2025, the Amended and Restated Memorandum and Articles of Association to effectuate an increase in the maximum number of authorized ordinary shares from 7,000,000 Ordinary Shares divided into 5,000,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares to 500,000,000 Ordinary Shares divided into 450,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares, with 1 Class B Ordinary Share issued and outstanding issued to Mr. Andrew Teh Yao, HO. Immediately after the increase in the maximum number of authorized ordinary shares of the Company on July 10, 2025, the Company issued and allotted an aggregate of 9,000,000 Class A Ordinary Shares at a consideration of US$0.9 and 8,999,999 Class B Ordinary Shares at a consideration of US$0.9 to Mr. Andrew Teh Yao, HO. As a result, 9,000,000 Class A Ordinary Shares and 9,000,000 Class B Ordinary Shares issued and outstanding were issued to Mr. Andrew Teh Yao, HO post-Share Restructuring.

On July 4, 2025, the board of directors also resolved to transfer an aggregate of 6,000,000 Class A Ordinary Shares from Mr. Andrew Teh Yao, HO to eight investors, Keen Link Group Limited, Nice Honour International Investment Limited, Good Equity Limited, Lam MAK, Oasis Dragon Holdings Limited, Prime Kingdom Development Limited, MT Shell Limited, Skyline Crest Holdings Limited, where each investor received 750,000 Class A Ordinary Shares, respectively. The transfer was completed on July 10, 2025.

On January 28, 2026, Mr. Andrew Teh Yao, HO elected to convert an aggregate of 6,500,000 Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis. Upon such conversion, 6,500,000 Class B Ordinary Shares held by Mr. Andrew Teh Yao, HO were re-designated as 6,500,000 Class A Ordinary Shares on the same day.

Subsequently, as of the date of this prospectus, 15,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares are issued and outstanding, of which 9,500,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares are held by Mr. Andrew Teh Yao, HO, and each of the eight shareholders, Keen Link Group Limited, Nice Honour International Investment Limited, Good Equity Limited, Lam MAK, Oasis Dragon Holdings Limited, Prime Kingdom Development Limited, MT Shell Limited, Skyline Crest Holdings Limited, holds 750,000 Class A Ordinary Shares, respectively.

All references to Class A and Class B Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the Share Restructuring, as if these events had occurred at the beginning of the earliest period presented.

The transactions were not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemption from registration set forth in Section 4(a)(2) and/or Regulation S thereof.

Item 8. Exhibits and Financial Statement Schedules

(a)     Exhibits.

Exhibit No.	Description
1.1†	Form of Underwriting Agreement
3.1†	Amended and Restated Memorandum and Articles of Association
5.1†	Opinion of Ogier regarding the validity of the ordinary shares being registered and certain BVI tax matters
8.1†	Opinion of David Fong & Co., Solicitors regarding certain Hong Kong tax matters (included in Exhibit 99.1)
8.2†	Opinion of Ogier as to BVI tax matters (included in Exhibit 5.1)
10.1†	Employment Agreement between the Registrant and Andrew Teh Yao, HO, Registrant’s director and Chief Executive Officer and Chair of the Board, dated July 4, 2025
10.2†	Employment Agreement between the Registrant and Irene Man Yi, HO, Registrant’s director, dated July 4, 2025
10.3†	Employment Agreement between the Registrant and Man Chi Brenda, LUI, Registrant’s Chief Financial Officer, dated August 31, 2025
10.4†	License Agreement for Unit 909, 9/F, Wing On Centre, 211 Des Voeux Road Central, dated April 25, 2025, between Harvest Globe Investment Limited and TalentQuest HR Limited.
10.5†	Form of Independent Director Offer Letter
10.6†	Contract of Employment between TalentQuest HR Limited and Man Chi Brenda, LUI, dated January 3, 2025
10.7†	General Terms for the Supply of Products and Services between DBS Bank (Hong Kong) Limited and TalentQuest HR Limited, dated April 1, 2024
10.8†	Service Module: Professional Services between DBS Bank (Hong Kong) Limited and TalentQuest HR Limited, dated October 1, 2025
14.1†	Code of Business Conduct and Ethics
14.2†	Executive Compensation Recovery Policy
14.3†	Insider Trading Policy
21.1†	List of Subsidiaries

Exhibit No.	Description
23.1*	Consent of SRCO Professional Corporation Chartered Professional Accountants
23.2†	Consent of Ogier (included in Exhibit 5.1)
23.3†	Consent of David Fong & Co., Hong Kong counsel to the Registrant (included in Exhibit 99.1)
23.4†	Consent of China Commercial Law Firm, PRC counsel to the Registrant
24.1†	Power of Attorney (contained in the signature page of the initial filing of this registration statement, previously filed with the U.S. Securities and Exchange Commission on February 10, 2026)
99.1†	Opinion of David Fong & Co., Hong Kong counsel to the Registrant, regarding certain Hong Kong legal and tax matters
99.2†	Audit Committee Charter
99.3†	Compensation Committee Charter
99.4†	Nominating Committee Charter
99.5†	Consent of Wai Kong, POON, Independent Director Nominee
99.6†	Consent of Fiona, LEE, Independent Director Nominee
99.7†	Consent of Kee Yang Julian, MAN, Independent Director Nominee
99.8†	Consent of Eddie Shing Cheuk, KAM, Independent Director Nominee
99.9*	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107†	Filing Fee Table

____________

*        Filed herein

**      To be filed via amendment

†        Previously filed

Item 9. Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated firm commitment offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(6)    To file a post-effective amendment to the registration statement to include any financial statements required by item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(7)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on August 26, 2026.

CALM Chain International Limited
By:	/s/ Andrew Teh Yao, HO
Andrew Teh Yao, HO
Chief Executive Officer and the Chair of the Board (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Andrew Teh Yao, HO	Chief Executive Officer and the Chair of the Board	August 26, 2026
Andrew Teh Yao, HO	(Principal Executive Officer)
*	Chief Financial Officer	August 26, 2026
Man Chi Brenda, LUI	(Principal Financial and Accounting Officer)
*	Director	August 26, 2026
Irene Man Yi, HO
By*	/s/ Andrew Teh Yao, HO
Andrew Teh Yao, HO
Attorney-in-fact

SIGNATURE OF AUTHORIZED AGENT IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized agent in the United States of America, has signed this registration statement thereto in New York, NY on August 26, 2026.

Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.